PROSPECTUS SUPPLEMENT
(to Prospectus dated August 26, 2005)

                                 $2,363,543,100
                                 (APPROXIMATE)

                               INDYMAC MBS, INC.
                                   DEPOSITOR


                           [IndyMac Bank, F.S.B. LOGO]
                           SELLER AND MASTER SERVICER

                  INDYMAC INDX MORTGAGE LOAN TRUST 2005-AR18
                                     ISSUER

           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING OCTOBER 25, 2005

                              --------------------

   The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

    ----------------------------------------------------------------------------------------------------------------------------
                                            INITIAL CLASS      PASS-THROUGH                   INITIAL CLASS       PASS-THROUGH
                                         CERTIFICATE BALANCE       RATE                    CERTIFICATE BALANCE        RATE
    ----------------------------------------------------------------------------------------------------------------------------
     Class 1-A-1                           $629,654,000.00       Variable      Class 2-X         Notional           Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 1-A-2                           $262,356,000.00       Variable      Class A-R      $          100        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 1-A-3A                          $ 77,413,000.00       Variable      Class B-1      $12,201,000.00        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 1-A-3B                          $ 80,000,000.00       Variable      Class B-2      $49,300,000.00        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 2-A-1A                          $398,032,000.00       Variable      Class B-3      $33,764,000.00        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 2-A-1B                          $300,000,000.00       Variable      Class B-4      $14,470,000.00        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 2-A-2A                          $ 50,000,000.00       Variable      Class B-5      $13,264,000.00        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 2-A-2B                          $ 65,846,000.00       Variable      Class B-6      $10,853,000.00        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 2-A-2C                          $175,000,000.00       Variable      Class B-7      $ 9,647,000.00        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 2-A-3A                          $ 84,508,000.00       Variable      Class B-8      $ 7,235,000.00        Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 2-A-3B                          $ 90,000,000.00       Variable      Class B-X         Notional           Variable
    ----------------------------------------------------------------------------------------------------------------------------
     Class 1-X                                Notional           Variable
    ----------------------------------------------------------------------------------------------------------------------------

----------------------
| CONSIDER CAREFULLY |        The pass-through rates for the certificates are
| THE RISK FACTORS   |  calculated as described in this prospectus supplement
| BEGINNING ON       |  under "Description of the Certificates - Interest." The
| PAGE S-9 IN THIS   |  Class 1-X, Class 2-X and Class B-X Certificates each
| PROSPECTUS         |  consist of one interest-only component and one
| SUPPLEMENT AND ON  |  principal-only component as described in this
| PAGE 4 IN THE      |  prospectus supplement.
| PROSPECTUS.        |
----------------------        The Class B-1, Class B-2, Class B-3, Class B-4,
                        Class B-5, Class B-6, Class B-7, Class B-8 and Class B-X
                        Certificates are subordinated to the other classes of offered certificates (we sometimes call these other classes of certificates the senior certificates).
                        Subordination provides a form of credit enhancement for the classes of senior certificates.

   The assets of the trust fund will consist of two loan groups, each comprised primarily of 30-year conventional adjustable-rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Goldman, Sachs & Co. will offer the certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these certificates are expected to be approximately 102.826% of the class certificate balance of the offered certificates plus, with respect to only the Class A-R, Class 1-X, Class 2-X, Class 2-A-2B and Class B-X Certificates, accrued interest, before deducting expenses. See "Method of Distribution" in this prospectus supplement. The offered certificates (other than the Class A-R Certificates) will be available to investors in book-entry form through the facilities of The Depository Trust Company and, upon request, through Clearstream, Luxembourg or the Euroclear System.

   Neither the seller and master servicer nor the depositor is a, nor are either of them affiliated with any, government agency, instrumentality or government sponsored enterprise. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

                              GOLDMAN, SACHS & CO.

                               September 2, 2005

                                TABLE OF CONTENTS

                                                        Page                                                              Page
                                                        ----                                                              ----

                       Prospectus Supplement                                              Prospectus
                       ---------------------                                              ----------

Summary..................................................S-3     Important Notice About Information in This
Risk Factors.............................................S-9       Prospectus Supplement....................................3
The Mortgage Pool.......................................S-18     Risk Factors...............................................4
Servicing of Mortgage Loans.............................S-31     The Trust Fund............................................14
Description of the Certificates.........................S-35     Use of Proceeds...........................................24
Yield, Prepayment and Maturity Considerations...........S-67     The Depositor.............................................24
Credit Enhancement......................................S-76     Mortgage Loan Program.....................................24
Use of Proceeds.........................................S-76     Description of the Certificates...........................27
Material Federal Income Tax Consequences................S-77     Credit Enhancement........................................39
ERISA Considerations....................................S-80     Yield and Prepayment Considerations.......................43
Method of Distribution..................................S-82     The Pooling and Servicing Agreement.......................45
Legal Matters...........................................S-82     Certain Legal Aspects of the Mortgage Loans...............59
Ratings.................................................S-82     Material Federal Income Tax Consequences..................65
Schedule 1..............................................S-84     State Tax Considerations..................................87
Index of Defined Terms..................................S-87     ERISA Considerations......................................87
Annex I..................................................A-1     Legal Investment..........................................89
                                                                 Method of Distribution....................................90
                                                                 Legal Matters.............................................91
                                                                 Financial Information.....................................91
                                                                 Rating....................................................91
                                                                 Index of Principal Terms..................................92


                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED CERTIFICATES

IndyMac INDX Mortgage Loan Trust 2005-AR18 will issue twenty-eight classes of certificates, twenty-three of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates are expected to consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $2,411,782,116 as of September 1, 2005 and certain other property and assets described in this prospectus supplement. The mortgage loans will consist primarily of 30-year conventional adjustable-rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage pool consists of two loan groups. Loan group 1 will consist primarily of 30-year mortgage loans expected to have an aggregate stated principal balance of approximately $1,143,786,034 as of September 1, 2005. The original principal balances of the mortgage loans in loan group 1 conform to Fannie Mae and Freddie Mac guidelines and have interest rates that adjust on a monthly basis. Loan group 2 will consist primarily of 30-year mortgage loans expected to have an aggregate stated principal balance of approximately $1,267,996,082 as of September 1, 2005. The original principal balances of the mortgage loans in loan group 2 may or may not conform to Fannie Mae and Freddie Mac guidelines and have interest rates that adjust on a monthly basis.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the following ratings by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"):

                            MOODY'S         S&P
CLASS                       RATING         RATING               TYPE
------------------------ -------------- ----------- -----------------------
Class 1-A-1              Aaa            AAA         Senior/Variable
                                                    Rate/Super Senior
Class 1-A-2              Aaa            AAA         Senior/Variable
                                                    Rate/Super
                                                    Senior/Support
Class 1-A-3A             Aaa            AAA         Senior/Variable
                                                    Rate/Support
Class 1-A-3B             Aaa            AAA         Senior/Variable
                                                    Rate/Support
Class 2-A-1A             Aaa            AAA         Senior/Variable
                                                    Rate/Super Senior
Class 2-A-1B             Aaa            AAA         Senior/Variable
                                                    Rate/Super Senior
Class 2-A-2A             Aaa            AAA         Senior/Variable
                                                    Rate/Super
                                                    Senior/Support
Class 2-A-2B             Aaa            AAA         Senior/Variable
                                                    Rate/Super
                                                    Senior/Support
Class 2-A-2C             Aaa            AAA         Senior/Variable
                                                    Rate/Super
                                                    Senior/Support
Class 2-A-3A             Aaa            AAA         Senior/Variable
                                                    Rate/Support
Class 2-A-3B             Aaa            AAA         Senior/Variable
                                                    Rate/Support
Class 1-X                Aaa            AAA         Senior/
                                                    Component/
                                                    Variable Rate
Class 2-X                Aaa            AAA         Senior/
                                                    Component/
                                                    Variable Rate
Class A-R                Aaa            AAA         Senior/Residual/
                                                    Variable Rate
Class B-X                Aa1            AAA         Subordinate/
                                                    Component/Variable
                                                    Rate
Class B-1                Aa1            AA+         Subordinate/
                                                    Variable Rate
Class B-2                Aa2            AA          Subordinate/
                                                    Variable Rate
Class B-3                A1             AA-         Subordinate/
                                                    Variable Rate
Class B-4                A2             A+          Subordinate/Variable
                                                    Rate
Class B-5                A3             A-          Subordinate/Variable
                                                    Rate

                            MOODY'S         S&P
CLASS                       RATING         RATING               TYPE
------------------------ -------------- ----------- -----------------------
Class B-6                Baa1           BBB+        Subordinate/Variable
                                                    Rate
Class B-7                Baa2           BBB         Subordinate/Variable
                                                    Rate
Class B-8                Baa3           BBB-        Subordinate/Variable
                                                    Rate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

The ratings assigned to the Class 1-A-3B and Class 2-A-3B Certificates will be issued without regard to the guaranty insurance policy.

See "Ratings" in this prospectus supplement.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class P-1, Class P-2, Class B-9, Class B-10 and Class B-11 Certificates, which are not being offered to the public pursuant to this prospectus supplement and the prospectus. The Class P-1 and Class P-2 Certificates will each have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P-1 and Class P-2 Certificates will each be entitled to all prepayment charges received in respect of the group 1 mortgage loans and group 2 mortgage loans, respectively. The Class B-9, Class B-10 and Class B-11 Certificates will have initial class certificate balances of approximately $16,882,000, $18,088,000 and $13,269,015, respectively, and will each have a pass-through rate calculated as described in this prospectus supplement under "Description of the Certificates - Interest." Any information contained in this prospectus supplement with respect to the Class P-1, Class P-2, Class B-9, Class B-10 and Class B-11 Certificates is provided only to permit a better understanding of the offered certificates.

See "Description of the Certificates--General" and "--Book-Entry Certificates," "Ratings" and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund--The Mortgage Loans--General" in the prospectus.

CUT-OFF DATE

September 1, 2005.

CLOSING DATE

On or about September 7, 2005.

DEPOSITOR

IndyMac MBS, Inc. is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California, 91101 and its telephone number is (800) 669-2300.

SELLER AND MASTER SERVICER

IndyMac Bank, F.S.B.

TRUSTEE

Deutsche Bank National Trust Company.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for October 25, 2005.

INTEREST DISTRIBUTIONS

Interest will accrue at the rate described in this prospectus supplement on each class of interest-bearing certificates (other than the Class 1-X, Class 2-X, Class 2-A-2B, Class B-X and Class A-R Certificates) on the basis of a 360-day year and the actual number of days that elapsed during the related interest accrual period. Interest will accrue at the rate described in this prospectus supplement on the Class 1-X, Class 2-X, Class 2-A-2B, Class B-X and Class A-R Certificates on the basis of a 360-day year divided into twelve 30-day months.

The pass-through rates for each class of certificates, other than the Class A-R, Class 1-X, Class 2-X and Class B-X Certificates, for any distribution date will be subject to an interest rate cap described in this prospectus supplement under "Description of the Certificates--Interest." If the pass-through rate for any such class of certificates exceeds the related capped interest rate, holders of those certificates will be entitled to receive the resulting carryover shortfall amount to the extent of amounts on deposit in the carryover shortfall reserve fund from the class of notional amount certificates related to those certificates and, in the case of the classes of senior floating rate certificates (other than the Class 2-A-2B

Certificates), in the related yield maintenance reserve fund.

The certificate margins for the classes of interest-bearing certificates (other than the Class A-R, Class 1-X, Class 2-X, Class 2-A-2B and Class B-X Certificates) will increase by the amount specified in this prospectus supplement under "Description of the Certificates--Interest" after the first distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the trust fund declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

The interest accrual period for each class of certificates (other than the Class 2-A-2B, Class 1-X, Class 2-X, Class B-X and Class A-R Certificates) for any distribution date will be the period commencing on the prior distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding that distribution date. The interest accrual period for the Class A-R, Class 1-X, Class 2-X, Class 2-A-2B and Class B-X Certificates for any distribution date will be the calendar month before the distribution date.

On each distribution date, to the extent funds are available from the related loan group or groups, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance, or in the case of the Class 1-X, Class 2-X and Class B-X Certificates, on the component notional amounts of the related interest-only components, immediately prior to that distribution date, together with any interest remaining unpaid from prior distribution dates. However, the amount of interest distributable on a distribution date with respect to any class or component of certificates will be reduced by the amount, if any, of net deferred interest on the mortgage loans in the related loan group (with respect to the Class 1-X and Class 2-X Certificates) or on all of the mortgage loans (with respect to the Class B-X Certificates) for that distribution date that is allocated to such class of certificates, as described under "Description of Certificates - Interest" in this prospectus supplement. For any distribution date, the amount of deferred interest on the mortgage loans in a loan group that will be allocated to the classes of certificates (in the manner set forth in this prospectus supplement under "Description of the Certificates--Interest") related to that loan group will equal the excess, if any, of the deferred interest on the related portion of the mortgage loans in that loan group from the previous due date to the due date related to that distribution date over the amount of voluntary principal prepayments received on the related portion of the mortgage loans (this amount is referred to as the "net deferred interest"). In the case of any class of certificates other than the Class 1-X, Class 2-X or Class B-X Certificates, the net deferred interest allocated to such class of certificates will be added as principal to the outstanding class certificate balance of such class of certificates. With respect to the Class 1-X, Class 2-X and Class B-X Certificates, the net deferred interest allocated to the related interest-only component will be added as principal to the outstanding component principal balance of the related principal-only component.

See "Description of the Certificates--Interest" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicer's servicing compensation the interest entitlement for each class of interest-bearing certificates will be reduced proportionately by the amount of this excess.

See "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

Principal will be distributed on each class or component of certificates entitled to receive principal distributions on each distribution date as described in this prospectus supplement.

The Class 1-X IO, Class 2-X IO and Class B-X IO Components are interest-only components and are not entitled to distributions of principal.

See "Description of the Certificates--Principal" in this prospectus supplement.

COMPONENTS

Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class 1-X, Class 2-X and Class B-X Certificates will each be comprised of two components: an interest-only component and a principal-only component. The Class 1-X IO, Class 2-X IO and Class B-X IO Components are interest-only components that will not have component principal balances but will accrue interest on their respective component notional amounts (initially, approximately $1,049,423,000, $1,163,386,000 and $198,973,015, respectively)
described in this prospectus supplement. Distributions of interest on the Class 1-X IO Component will be based on collections from the group 1 mortgage loans. Distributions of interest on the Class 2-X IO Component will be based on collections from the group 2 mortgage loans. Distributions of interest on the Class B-X IO Component will be based on collections from all of the mortgage loans. The Class 1-X PO, Class 2-X PO and Class B-X PO Components will each have a component principal balance (initially, zero) that will increase depending on the amount of net deferred interest allocated to the related interest-only component as described under "Description of the Certificates - Interest" in this prospectus supplement. The class certificate balance, if any, of the Class 1-X, Class 2-X and Class B-X Certificates will equal the component principal balance of the Class 1-X PO, Class 2-X PO Component and Class B-X PO Component, respectively.

The holders of the Class 1-X, Class 2-X and Class B-X Certificates will be entitled to receive distributions of interest and principal on any distribution date to the extent of the amount of interest and/or principal distributed with respect to the related components on such distribution date. The holder of a Class 1-X, Class 2-X and Class B-X Certificate may not transfer any component separately.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

On each distribution date amounts available from each loan group (other than amounts constituting prepayment charges) will be applied in the following order of priority:

      1. to the Certificate Insurer, the monthly premium for the policy for such distribution date,

      2. to interest on the classes of senior certificates and interest-only component relating to that loan group in the manner, order and priority described in this prospectus supplement under "Description of the Certificates -- Interest;" provided, however, that any interest that the interest-only component of either the Class 1-X or Class 2-X Certificates is otherwise entitled to receive (after giving effect to any reduction in respect of net deferred interest allocated to the corresponding interest-only component) will first be deposited into the carryover shortfall reserve fund;

      3. to principal of the classes of the senior certificates and principal-only component relating to that loan group then entitled to receive payments of principal in the manner, order and priority described in this prospectus supplement under "Description of the Certificates -- Principal;"

      4. from remaining available funds from both of the loan groups, to interest and then principal on the Class B-X Certificates; provided, however, that any distribution of interest that the Class B-X Certificates are otherwise entitled to receive (after giving effect to any reduction in respect of net deferred interest on the mortgage loans allocated to the Class B-X IO Component on such distribution date) will first be deposited into the carryover shortfall reserve fund;

      5. from amounts on deposit in the carryover shortfall reserve fund as described in this prospectus supplement under "Description of the Certificate--Priority of Distributions Among Certificates;"

      6. from remaining available funds from both of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class B-1 Certificates, as described in this prospectus supplement under "Description of the Certificates -- Principal."

Distributions of interest and principal, as applicable, on the Class 1-A-1, Class 1-A-2, Class 1-A-3A, Class 1-A-3B, Class 1-X and Class A-R Certificates will primarily be based on collections from the group 1 mortgage loans. Distributions of interest and principal, as applicable, on the Class 2-A-1A, Class 2-A-1B, Class 2-A-2A, Class 2-A-2B, Class 2-A-2C, Class 2-A-3A, Class 2-A-3B and Class 2-X Certificates will primarily be based on collections from the group 2 mortgage loans. Distributions of interest and principal, as applicable, on each class of subordinated certificates will be based on collections from both the group 1 mortgage loans and group 2 mortgage loans.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

Subordination

The senior certificates will have payment priority over the subordinated certificates. Among the classes of subordinated certificates, the payment priorities are in numerical order, beginning with the Class B-1 Certificates.

See "Description of the Certificates" and "Credit Enhancement -- Subordination" in this prospectus supplement.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in any loan group among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses on the mortgage loans in a loan group are allocated to the senior certificates related to that loan group. Realized losses allocated to the senior certificates will be allocated as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses."

Pursuant to the pooling and servicing agreement, the Class P-1 and Class P-2 Certificates will not be allocated realized losses.

See "Description of the Certificates -- Allocation of Losses" and "Credit Enhancement -- Subordination."

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.

See "Description of the Certificates--Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group" in this prospectus supplement.

THE GUARANTY INSURANCE POLICY

The Class 1-A-3B and Class 2-A-3B Certificates will have the benefit of a certificate guaranty insurance policy (referred to in this prospectus supplement as the Policy) pursuant to which Ambac Assurance Corporation will unconditionally and irrevocable guarantee certain payments on the Class 1-A-3B and Class 2-A-3B Certificates subject to certain terms and conditions set forth in the Policy. The Policy will not cover any class of certificates other than the Class 1-

A-3B and Class 2-A-3B Certificates, and it will not cover carryover shortfall amounts, net interest shortfalls, net deferred interest or deferred interest.

See "Description of the Certificates--The Guaranty Insurance Policy" in this prospectus supplement.


TAX STATUS

For federal income tax purposes, the trust fund (exclusive of the yield maintenance agreements, the yield maintenance reserve funds and the carryover shortfall reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The floating rate certificates will also each represent the entitlement to payments of carryover shortfall amounts. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class B-1, Class B-2, Class B-3 and Class B-X Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be mortgage related securities for purposes of that Act.

See "Legal Investment" in the prospectus.

                                  RISK FACTORS

o THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 4 IN THE PROSPECTUS.

YOUR YIELD WILL BE AFFECTED BY HOW
  BORROWERS REPAY THEIR MORTGAGE
  LOANS...............................    Borrowers may, at their option, prepay
                                          their mortgage loans in whole or in
                                          part at any time. We cannot predict
                                          the rate at which borrowers will repay
                                          their mortgage loans. A prepayment of
                                          a mortgage loan will usually result in
                                          a prepayment on the certificates.

                                          The rate and timing of prepayments of
                                          the mortgage loans will affect the
                                          yields to maturity and weighted
                                          average lives of the certificates.

                                          o  Any reinvestment risks from faster
                                             or slower prepayments of the
                                             mortgage loans will be borne
                                             entirely by the holders of the
                                             certificates.

                                          o  If you purchase your certificates
                                             at a discount and principal is
                                             repaid slower than you anticipate,
                                             then your yield may be lower than
                                             you anticipate.

                                          o  If you purchase notional amount
                                             certificates or you purchase your
                                             certificates at a premium and
                                             principal is repaid faster than you
                                             anticipate, then your yield may be
                                             lower than you anticipate.

                                          o  If you purchase notional amount
                                             certificates and principal is
                                             repaid faster than you anticipate
                                             you may not fully recover your
                                             initial investment.

                                          o  The rate and timing of principal
                                             prepayments relative to the amount
                                             and timing of the creation of
                                             deferred interest on the mortgage
                                             loans in a loan group will affect
                                             the yields to maturity in the
                                             related classes of certificates.

                                          o  Approximately 88.02% and 78.73% of
                                             the group 1 mortgage loans and
                                             group 2 mortgage loans,
                                             respectively, in each case based on
                                             the aggregate stated principal
                                             balance of the mortgage loans in
                                             the related loan group as of the
                                             cut-off date, require the mortgagor
                                             to pay a prepayment charge if the
                                             mortgagor prepays (other than as a
                                             result of selling the mortgaged
                                             property) the mortgage loan during
                                             periods ranging from one year to
                                             three years after the mortgage loan
                                             was originated. A prepayment charge
                                             may discourage a mortgagor from
                                             prepaying the mortgage loan during
                                             the applicable period. Prepayment
                                             charges will be distributed to the
                                             Class P-1 and Class P-2
                                             Certificates and will not be
                                             available to the holders of other
                                             classes of certificates.

                                          See "Yield, Prepayment and Maturity
                                          Considerations" for a description of
                                          factors that may influence the rate
                                          and timing of prepayments on the
                                          mortgage loans.

THE YIELD AND WEIGHTED AVERAGE
  MATURITY OF THE CERTIFICATES WILL BE
  SUBJECT TO ANY NEGATIVE AMORTIZATION
  ON THE MORTGAGE LOANS...............    The interest rates on the mortgage
                                          loans adjust monthly but their monthly
                                          payments and amortization schedules
                                          adjust annually and are subject to
                                          maximum interest rates and payments
                                          caps. The initial interest rates on
                                          most of the mortgage loans may be
                                          lower than the sum of the index
                                          applicable at origination and the
                                          related gross margin and, in some
                                          cases, are only 1.00% per annum.
                                          During a period of rising interest
                                          rates, as well as prior to the annual
                                          adjustment to the monthly payment made
                                          by the mortgagor, the amount of
                                          interest accruing on the principal
                                          balance of the mortgage loans may
                                          exceed the amount of the scheduled
                                          monthly payment. As a result, a
                                          portion of the accrued interest on the
                                          mortgage loans may become deferred
                                          interest that will be added to their
                                          respective principal balances and will
                                          also bear interest at the applicable
                                          interest rates.

                                          In addition, the amount by which a
                                          monthly payment may be adjusted on an
                                          annual payment adjustment date is
                                          limited and may not be sufficient to
                                          amortize fully the unpaid principal
                                          balance of a mortgage loan over its
                                          remaining term to maturity. If the
                                          interest rates on the mortgage loans
                                          decrease prior to an adjustment in the
                                          monthly payment, a larger portion of
                                          the monthly payment will be applied to
                                          the unpaid principal balance of the
                                          mortgage loan, which may cause the
                                          related classes of certificates to
                                          amortize more quickly. Conversely, if
                                          the interest rates on the mortgage
                                          loans increase prior to an adjustment
                                          in the monthly payment, a smaller
                                          portion of the monthly payment will be
                                          applied to the unpaid principal
                                          balance of the mortgage loan, which
                                          may cause the related classes of
                                          certificates to amortize more slowly.
                                          If the unpaid principal balance of a
                                          mortgage loan exceeds the original
                                          principal balance of that mortgage
                                          loan by the amount specified in the
                                          related mortgage note, the monthly
                                          payment due on that mortgage loan will
                                          be recast without regard to the
                                          related payment cap in order to
                                          provide for the payment in full of the
                                          outstanding balance of the mortgage
                                          loan at its maturity by the payment of
                                          equal monthly installments. In
                                          addition, on the fifth payment
                                          adjustment date of a mortgage loan,
                                          and every fifth payment adjustment
                                          date thereafter and the last payment
                                          adjustment date prior to the mortgage
                                          loan's maturity, the monthly payment
                                          due on that mortgage loan will be
                                          recast without regard to the related
                                          payment cap in order to provide for
                                          the payment in full of the outstanding
                                          balance of the mortgage loan at its
                                          maturity by the payment of equal
                                          monthly installments. These features
                                          may affect the rate at which principal
                                          on the mortgage loans is paid and may
                                          create a greater risk of default if
                                          the borrower is unable to pay the
                                          monthly payments on the related
                                          increased principal balance.

ALLOCATIONS OF NET DEFERRED INTEREST
  MAY AFFECT YOUR YIELD...............    On each distribution date, the net
                                          deferred interest on the mortgage
                                          loans in a loan group will be
                                          allocated to each related class or
                                          component of certificates, based upon
                                          the interest entitlement of such class
                                          of certificates. Any such allocation
                                          of net deferred interest could, as a
                                          result, affect the weighted average
                                          maturity of the affected class of
                                          certificates.

                                          The amount of deferred interest, if
                                          any, with respect to mortgage loans in
                                          a loan group for a given month will
                                          reduce the amount of interest
                                          collected on these mortgage loans and
                                          available to be distributed as a
                                          distribution of interest to the
                                          related classes of certificates. The
                                          resulting reduction in interest
                                          collections on the mortgage loans in a
                                          loan group will be offset, in part or
                                          in whole, by applying voluntary
                                          prepayments of principal received on
                                          the mortgage loans in that loan group
                                          to interest distributions on the
                                          related classes of certificates. For
                                          any distribution date, the net
                                          deferred interest on the mortgage
                                          loans in a loan group will be deducted
                                          from the interest payable to the
                                          certificates as described in
                                          "Description of the Certificates--
                                          Interest" in this prospectus
                                          supplement. The amount of the
                                          reduction of accrued interest
                                          distributable to each class of
                                          certificates attributable to net
                                          deferred interest will be added to the
                                          class certificate balance of that
                                          class, except that with respect to the
                                          Class 1-X, Class 2-X and Class B-X
                                          Certificates the net deferred interest
                                          allocated to the related interest-only
                                          component will instead be added to the
                                          component principal balance of the
                                          related principal-only component. Only
                                          the amount by which the voluntary
                                          prepayments of principal received on
                                          the mortgage loans in a loan group
                                          exceeds the amount of deferred
                                          interest on the mortgage loans in that
                                          loan group will be distributed as a
                                          principal prepayment to the related
                                          classes of certificates. The increase
                                          in the class certificate balance of
                                          any class of certificates may increase
                                          the period of time during which the
                                          applicable certificates could suffer
                                          realized losses on the related
                                          mortgage loans. In addition, because
                                          the allocation of voluntary
                                          prepayments of principal received on
                                          the mortgage loans in a loan group
                                          between the related classes of senior
                                          certificates and the subordinated
                                          certificates may be determined based
                                          on the relationship between the
                                          aggregate class certificate balance of
                                          the senior certificates related to
                                          that loan group and the portion of the
                                          aggregate class certificate balance of
                                          the subordinated certificates related
                                          to that loan group, this method of
                                          allocating net deferred interest may
                                          affect the rate and timing of
                                          distributions of principal prepayments
                                          among the classes of certificates. See
                                          "Description of the Certificates--
                                          Principal" in this prospectus
                                          supplement. We cannot predict the
                                          extent to which mortgagors will prepay
                                          their mortgage loans or the extent to
                                          which deferred interest will accrue on
                                          the mortgage loans, and therefore
                                          cannot predict the extent of the
                                          effect of the allocation of net
                                          deferred interest on your
                                          certificates.

THE YIELD ON THE FLOATING RATE
  CERTIFICATES AND THE CLASS 1-X,
  CLASS 2-X AND CLASS B-X
  CERTIFICATES MAY BE AFFECTED BY
  CHANGES IN INTEREST RATES..........     The pass-through rates for the
                                          certificates (other than the Class
                                          2-A-2B, Class A-R, Class 1-X, Class
                                          2-X and Class B-X Certificates (we
                                          sometimes refer to these certificates
                                          as the "LIBOR Certificates") will be
                                          based on the level of one-month LIBOR,
                                          subject to a cap. The pass-through
                                          rate for the Class 2-A-2B Certificates
                                          will be based on the level of MTA,
                                          subject to a cap (we sometimes refer
                                          to the LIBOR Certificates and the
                                          Class 2-A-2B Certificates as the
                                          "Floating Rate Certificates"). The
                                          caps on the pass-through rates of the
                                          Floating Rate Certificates are based
                                          on the weighted average adjusted net
                                          mortgage rate of the related mortgage
                                          loans. It is expected that the
                                          pass-through rates of certain classes
                                          of Floating Rate Certificates will be
                                          limited by the applicable cap on the
                                          first distribution date, although it
                                          is anticipated that an initial deposit
                                          will be made by the depositor to cover
                                          any shortfall in interest. Thus, the
                                          yields to investors in the LIBOR
                                          Certificates will be sensitive to
                                          fluctuations in the level of one-month
                                          LIBOR, and may be adversely affected
                                          by the application of the weighted
                                          average adjusted net mortgage rates of
                                          the related mortgage loans.

                                          The mortgage rates on the mortgage
                                          loans will be based on the level of
                                          MTA, which is a 12-month average of
                                          the monthly yields on U.S. Treasury
                                          securities, adjusted to a constant
                                          maturity of one year. Therefore, a
                                          lack of correlation exists between the
                                          level of the index used to determine
                                          the pass-through rates on the LIBOR
                                          Certificates and the index used to
                                          determine the mortgage rates on the
                                          mortgage loans. Generally, the nature
                                          of the mortgage index will cause it to
                                          rise or fall more slowly than
                                          one-month LIBOR, and the indices may
                                          move in opposite directions. We cannot
                                          assure you as to the level, rate or
                                          timing of changes in either index.

                                          If the pass-through rate on any class
                                          of Floating Rate Certificates is
                                          limited by the related cap, the
                                          resulting shortfall may be distributed
                                          to the related holders, but only from
                                          (x) funds otherwise distributable on
                                          the related interest-only component,
                                          (y) in the case of the classes of
                                          senior LIBOR Certificates, from
                                          amounts received under the related
                                          yield maintenance agreement and (z) on
                                          the first distribution date, if
                                          necessary, from amounts deposited in
                                          the carryover shortfall reserve fund
                                          on the closing date. If the cap on the
                                          pass-through rate for each class of
                                          Floating Rate Certificates is in
                                          effect for any interest accrual
                                          period, the IO Components may not be
                                          entitled to any interest
                                          distributions. As a result, no funds
                                          may be available to pay such
                                          shortfalls on the Floating Rate
                                          Certificates. Furthermore, if either
                                          there are no funds in the related
                                          yield maintenance reserve fund or
                                          funds are limited by the applicable
                                          maximum cap rate, no funds may be
                                          available to pay such shortfalls on
                                          the senior LIBOR Certificates.

                                          The prepayment of mortgage loans with
                                          relatively higher adjusted net
                                          mortgage rates may result in a lower
                                          weighted average adjusted net mortgage
                                          rate. Prepayments on the mortgage
                                          loans in a loan group with interest
                                          rates higher than the related cap on
                                          the pass-through rates may have the
                                          effect of reducing the applicable cap.
                                          If any cap is in effect on any
                                          distribution date, reductions in the
                                          related cap will have the effect of
                                          reducing the pass-through rates of the
                                          related class or classes of
                                          certificates. Additionally, if on any
                                          distribution date the application of
                                          the related weighted average adjusted
                                          net mortgage rate results in an
                                          interest payment lower than one-month
                                          LIBOR, plus the applicable margin on
                                          the related class of certificates
                                          during the related interest accrual
                                          period, the value of those
                                          certificates may be temporarily or
                                          permanently reduced.

                                          See "Description of the Certificates -
                                          Interest" in this prospectus
                                          supplement.

RAPID PREPAYMENTS AND/OR INCREASES
  IN LIBOR WILL REDUCE THE YIELD ON
  THE NOTIONAL AMOUNT CERTIFICATES....    Each of the Class 1-X IO, Class 2-X IO
                                          and Class B-X IO Components receives
                                          only distributions of interest,
                                          calculated based on its notional
                                          amount. The notional amount of each
                                          interest-only component is equal to
                                          the aggregate class certificate
                                          balance of the related classes of
                                          Floating Rate Certificates. Because
                                          the class certificate balances of the
                                          related classes of Floating Rate
                                          Certificates will be reduced by
                                          prepayments on the related mortgage
                                          loans, the yields to maturity on the
                                          Class 1-X IO, Class 2-X IO and Class
                                          B-X IO Components will be extremely
                                          sensitive to the level of prepayments
                                          on the mortgage loans. The more
                                          quickly that the related mortgage
                                          loans prepay, the less interest the
                                          related interest-
                                          only component and, consequently, the
                                          related class of notional amount
                                          certificates, will receive.

                                          The yield to maturity on each
                                          interest-only component will be
                                          especially sensitive to the level of
                                          prepayments on the related mortgage
                                          loans with higher interest rates.
                                          Interest accrues on each of the IO
                                          Components based on the excess of the
                                          weighted average adjusted net mortgage
                                          rate of the related mortgage loans
                                          over the weighted average pass-through
                                          rate of the related classes of
                                          Floating Rate Certificates. If
                                          mortgage interest rates decline, the
                                          higher interest rate mortgage loans
                                          are more likely to be prepaid, and,
                                          therefore, the weighted average
                                          interest rate of the mortgage loans in
                                          the applicable loan group is likely to
                                          decline. Increases in one-month LIBOR
                                          may increase the weighted average
                                          pass-through rate on the classes of
                                          LIBOR Certificates, which also could
                                          reduce the pass-through rate on the
                                          related interest-only component. If
                                          for any distribution date, the
                                          weighted average adjusted net mortgage
                                          rate of the related mortgage loans is
                                          less than or equal to the weighted
                                          average pass-through rate of the
                                          related Floating Rate Certificates,
                                          the applicable interest-only component
                                          and, consequently, the related class
                                          of notional amount certificates, will
                                          receive no distributions of interest
                                          on that distribution date.

                                          Even if the pass-through rate of any
                                          of the Class 1-X, Class 2-X and Class
                                          B-X Certificates is greater than zero,
                                          these certificates may receive no
                                          distributions if unpaid carryover
                                          shortfall amounts exist for the
                                          related classes of Floating Rate
                                          Certificates.

                                          See "Yield, Prepayment and Maturity
                                          Considerations" in this prospectus
                                          supplement for a table showing
                                          expected yields at different
                                          prepayment rates.

YOUR YIELD WILL BE AFFECTED BY
  HOW DISTRIBUTIONS ARE ALLOCATED
  TO THE CERTIFICATES.................    The timing of principal payments on
                                          the certificates will be affected by a
                                          number of factors, including:

                                          o  the extent of prepayments and net
                                             deferred interest on the mortgage
                                             loans in the related loan group, in
                                             the case of the senior
                                             certificates, and in both loan
                                             groups, in the case of the
                                             subordinated certificates,

                                          o  how the classes of certificates
                                             receive payments of principal,

                                          o  whether the master servicer
                                             exercises its right, in its sole
                                             discretion, to terminate the trust
                                             fund,

                                          o  the rate and timing of payment
                                             defaults and losses on the mortgage
                                             loans in the related loan group, in
                                             the case of the senior
                                             certificates, and in both loan
                                             groups, in the case of the
                                             subordinated certificates, and

                                          o  repurchases of mortgage loans in
                                             the related loan group, in the case
                                             of the senior certificates, and in
                                             both loan groups, in the case of
                                             the subordinated certificates, for
                                             material breaches of
                                             representations and warranties or
                                             due to modifications of the
                                             mortgage rate.

                                          Because distributions on the
                                          certificates are dependent upon the
                                          payments on the related mortgage
                                          loans, we cannot guarantee the amount
                                          of any particular payment or the
                                          amount of time that will elapse before
                                          the trust fund is terminated.

                                          See "Description of the Certificates"
                                          and "--Optional Termination" in this
                                          prospectus supplement for a
                                          description of the manner in which
                                          principal will be paid to the
                                          certificates. See "The Mortgage
                                          Pool--Representations by Seller;
                                          Repurchases, etc." and "Servicing of
                                          the Mortgage Loans--Certain
                                          Modifications and Refinancings" in
                                          this prospectus supplement for more
                                          information regarding the repurchase
                                          of mortgage loans.

CREDIT ENHANCEMENT MAY NOT BE
  SUFFICIENT TO PROTECT SENIOR
  CERTIFICATES FROM LOSSES............    The subordination features of the
                                          trust fund are intended to enhance the
                                          likelihood that senior
                                          certificateholders will receive
                                          regular payments of interest and
                                          principal, as applicable.


                                          SUBORDINATION. This form of credit
                                          enhancement will be provided for the
                                          certificates, first, by the right of
                                          the holders of more senior classes of
                                          certificates to receive payments of
                                          principal before the classes
                                          subordinated to them and, second, by
                                          the allocation of realized losses on
                                          the mortgage loans to the subordinated
                                          certificates in the reverse order of
                                          their priority of payment. This form
                                          of credit enhancement uses collections
                                          on the mortgage loans otherwise
                                          distributable to holders of the
                                          subordinated classes to pay amounts
                                          due on the more senior classes.
                                          Collections otherwise distributable to
                                          the subordinated classes comprise the
                                          sole source of funds from which this
                                          type of credit enhancement is
                                          provided.

                                          ALLOCATION OF LOSSES. Realized losses
                                          on the mortgage loans in a loan group
                                          are allocated to the subordinated
                                          certificates in the reverse order of
                                          their priority of payment, beginning
                                          with the class of subordinated
                                          certificates then outstanding with the
                                          lowest payment priority, until the
                                          principal amount of that class has
                                          been reduced to zero. Subsequent
                                          realized losses will be allocated to
                                          the next most junior class of
                                          subordinated certificates,
                                          sequentially, until the principal
                                          balance of each succeeding class has
                                          been reduced to zero. Realized losses
                                          allocated to the senior certificates
                                          will be allocated as described in this
                                          prospectus supplement under
                                          "Description of the Certificates--
                                          Allocation of Losses." There is no
                                          limit on the amount of bankruptcy,
                                          special hazard or fraud losses that
                                          may be allocated to the subordinated
                                          certificates.

                                          See "Credit Enhancement
                                          --Subordination" in this prospectus
                                          supplement.

SECOND LIENS ON SOME OF THE MORTGAGED
  PROPERTIES MAY ADVERSELY AFFECT
  YOU.................................    With respect to approximately 18.22%
                                          and 19.63% of the group 1 mortgage
                                          loans and group 2 mortgage loans,
                                          respectively, (in each case, based on
                                          the aggregate stated principal balance
                                          of the mortgage loans in the related
                                          loan group as of the cut-off date) at
                                          the time of origination of the first
                                          lien mortgage loan, the originator of
                                          the mortgage loan also originated a
                                          second lien mortgage loan that will
                                          not be included in the trust fund and
                                          is not reflected in the loan-to-value
                                          ratio tables included in this
                                          prospectus supplement. The weighted
                                          average loan-to-value ratio of such
                                          mortgage loans is approximately 77.92%
                                          and 76.05%, with respect to such group
                                          1 mortgage loans and group 2 mortgage
                                          loans, respectively, and the weighted
                                          average combined loan-to-value ratio
                                          of such mortgage loans (including the
                                          second lien) is approximately 88.35%
                                          and 85.92%, with respect to such group
                                          1 mortgage loans and group 2 mortgage
                                          loans, respectively. With respect to
                                          such mortgage loans, foreclosure
                                          frequency may be increased relative to
                                          mortgage loans that were originated
                                          without a simultaneous second lien
                                          because mortgagors have less equity in
                                          the mortgaged property. You should
                                          also note that any mortgagor may
                                          obtain secondary financing at any time
                                          subsequent to the date of origination
                                          of their mortgage loan from the
                                          originator of its mortgage loan or
                                          from any other lender.

CERTAIN INTEREST SHORTFALLS WILL
  BE ALLOCATED TO THE CERTIFICATES....    Your certificates may be subject to
                                          certain shortfalls in interest
                                          collections arising from the
                                          application of the Servicemembers
                                          Civil Relief Act and similar state and
                                          local laws (referred to in this
                                          prospectus supplement as the Relief
                                          Act). The Relief Act provides relief
                                          to borrowers who enter active military
                                          service and to borrowers in reserve
                                          status who are called to active duty
                                          after the origination of their
                                          mortgage loan. The Relief Act provides
                                          generally that these borrowers may not
                                          be charged interest on a mortgage loan
                                          in excess of 6% per annum during the
                                          period of the borrower's active duty.
                                          These shortfalls are not required to
                                          be paid by the borrower at any future
                                          time, will not be advanced by the
                                          master servicer, and will reduce
                                          accrued interest on each class of
                                          certificates on a pro rata basis. In
                                          addition, the Relief Act imposes
                                          certain limitations that would impair
                                          the master servicer's ability to
                                          foreclose on an affected mortgage loan
                                          during the borrower's period of active
                                          service and, under some circumstances,
                                          during an additional period
                                          thereafter.

                                          Your certificates also may be subject
                                          to other shortfalls in collections of
                                          interest as described in this
                                          prospectus supplement under
                                          "Description of the Certificates
                                          -Interest."

CERTIFICATES MAY NOT BE
  APPROPRIATE FOR SOME INVESTORS......    The offered certificates may not be an
                                          appropriate investment for investors
                                          who do not have sufficient resources
                                          or expertise to evaluate the
                                          particular characteristics of each
                                          applicable class of offered
                                          certificates. This may be the case
                                          because, among other things:

                                          o  The yield to maturity of offered
                                             certificates purchased at a price
                                             other than par will be sensitive to
                                             the uncertain rate and timing of
                                             principal prepayments and the
                                             creation of deferred interest on
                                             the mortgage
                                             loans in the related loan group, in
                                             the case of the senior
                                             certificates, and in both loan
                                             groups, in the case of the
                                             subordinated certificates;

                                          o  The rate of principal distributions
                                             on and the weighted average lives
                                             of the offered certificates will be
                                             sensitive to the uncertain rate and
                                             timing of principal prepayments and
                                             to changes in interest rates and
                                             how they affect the payment of
                                             principal and the accrual of
                                             deferred interest on the mortgage
                                             loans in the related loan group, in
                                             the case of the senior
                                             certificates, and in both loan
                                             groups, in the case of the
                                             subordinated certificates, and the
                                             priority of principal distributions
                                             among the classes of certificates.
                                             Accordingly, the offered
                                             certificates may be an
                                             inappropriate investment if you
                                             require a distribution of a
                                             particular amount of principal on a
                                             specific date or an otherwise
                                             predictable stream of
                                             distributions;

                                          o  You may not be able to reinvest
                                             distributions on an offered
                                             certificate (which, in general, are
                                             expected to be greater during
                                             periods of relatively low interest
                                             rates) at a rate at least as high
                                             as the pass-through rate applicable
                                             to your certificate; or

                                          o  A secondary market for the offered
                                             certificates may not develop or
                                             provide certificateholders with
                                             liquidity of investment.

INDIVIDUALS AND CERTAIN ENTITIES
  SHOULD NOT INVEST IN THE CLASS
  A-R CERTIFICATES....................    The fees and non-interest expenses of
                                          a REMIC will be allocated pro rata to
                                          the Class A-R Certificates.
                                          Individuals, however, will only be
                                          able to deduct these expenses as
                                          miscellaneous itemized deductions,
                                          which are subject to numerous
                                          restrictions and limitations under the
                                          Internal Revenue Code of 1986, as
                                          amended. Therefore, the Class A-R
                                          Certificates generally are not
                                          appropriate investments for
                                          individuals, estates, trusts
                                          beneficially owned by any individual
                                          or estates and pass-through entities
                                          having any individual, estate or trust
                                          as a shareholder, member or partner.

GEOGRAPHIC CONCENTRATION INCREASES
  RISK THAT CERTIFICATE YIELDS COULD
  BE IMPAIRED.........................    Approximately 37.74% and 70.07% of the
                                          group 1 mortgage loans and group 2
                                          mortgage loans, respectively, by
                                          cut-off date principal balance of the
                                          mortgage loans in the respective loan
                                          group are secured by property located
                                          in California. Approximately 12.43% of
                                          the group 1 mortgage loans by cut-off
                                          date principal balance of the mortgage
                                          loans in that loan group are secured
                                          by property located in Florida.
                                          Property in California may be more
                                          susceptible than homes located in
                                          other parts of the country to some
                                          types of uninsured hazards, such as
                                          earthquakes, floods, mudslides and
                                          other natural disasters. In addition,

                                          o  Economic conditions in states with
                                             significant concentrations (which
                                             may or may not affect real property
                                             values) may affect the ability of
                                             borrowers to repay their loans on
                                             time;

                                          o  Declines in the residential real
                                             estate market in states with
                                             significant concentrations may
                                             reduce the values of properties
                                             located in those states, which
                                             would result in an increase in the
                                             loan-to-value ratios and which may
                                             present a greater risk of default
                                             and, in the case of default, an
                                             increase in the severity of loss on
                                             the related mortgage
                                             loans; and

                                          o  Any increase in the market value of
                                             properties located in states with
                                             significant concentrations would
                                             reduce the loan-to-value ratios and
                                             could, therefore, make alternative
                                             sources of financing available to
                                             the borrowers at lower interest
                                             rates, which could result in an
                                             increased rate of prepayment of the
                                             mortgage loans.

IMPACT OF WORLD EVENTS................    The economic impact of the United
                                          States' military operations in Iraq,
                                          Afghanistan, and other parts of the
                                          world as well as the possibility of
                                          terrorist attacks, domestically or
                                          abroad, is uncertain, but could have a
                                          material effect on general economic
                                          conditions, consumer confidence, and
                                          market liquidity. No assurance can be
                                          given as to the effect of these events
                                          on consumer confidence and the
                                          performance of the mortgage loans. Any
                                          adverse impact resulting from these
                                          events would be borne by the holders
                                          of the certificates. United States
                                          military operations may also increase
                                          the likelihood of shortfalls under the
                                          Relief Act.

YOU MAY HAVE DIFFICULTY RESELLING
  CERTIFICATES........................    No market for any of the certificates
                                          will exist before they are issued. The
                                          underwriter intends to make a
                                          secondary market in the offered
                                          certificates, but has no obligation to
                                          do so. We cannot assure you that a
                                          secondary market will develop or, if
                                          it develops, that it will continue.
                                          Consequently, you may not be able to
                                          sell your certificates readily or at
                                          prices that will enable you to realize
                                          your desired yield. The market values
                                          of the certificates are likely to
                                          fluctuate; these fluctuations may be
                                          significant and could result in
                                          significant losses to you. The
                                          secondary markets for mortgage backed
                                          securities have experienced periods of
                                          illiquidity and can be expected to do
                                          so in the future. Illiquidity can have
                                          a severely adverse effect on the
                                          prices of securities that are
                                          especially sensitive to prepayment,
                                          credit, or interest rate risk, or that
                                          have been structured to meet the
                                          investment requirements of limited
                                          categories of investors.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

      The depositor, IndyMac MBS, Inc., will purchase the mortgage loans in the mortgage pool from IndyMac Bank, F.S.B. ("INDYMAC BANK") pursuant to a pooling and servicing agreement dated as of September 1, 2005 among IndyMac Bank, as seller and master servicer, the depositor, and Deutsche Bank National Trust Company, as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "MORTGAGE LOANS").

      Under the pooling and servicing agreement, the seller will make representations, warranties and covenants to the depositor and the Certificate Insurer relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of Mortgage Loans" and "--Representations by Seller, Repurchases, etc.," the seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related Mortgage Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders or the Certificate Insurer in that related Mortgage Loan. The seller will represent and warrant to the depositor and the Certificate Insurer in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four- family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by Sellers; Repurchases, etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank as master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

      The depositor believes that the information set forth in this prospectus supplement regarding the Mortgage Loans as of the Cut-off Date is representative of the characteristics of the Mortgage Loans to be delivered on the closing date. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the Cut-off Date information regarding the Mortgage Loans actually delivered on the closing date may vary from the Cut-off Date information regarding the Mortgage Loans presented in this prospectus supplement.

      As of the Cut-off Date, the aggregate Stated Principal Balance of the Mortgage Loans is expected to be approximately $2,411,782,116, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE." These Mortgage Loans have been divided into two groups of Mortgage Loans (each is referred to as a "LOAN GROUP"): loan group 1, which is expected to have an aggregate stated principal balance as of the Cut-off Date of approximately $1,143,786,034 (the Mortgage Loans in loan group 1 are referred to as the "GROUP 1 MORTGAGE LOANS") and loan group 2, which is expected to have an aggregate stated principal balance as of the Cut-off Date of approximately $1,267,996,082 (the Mortgage Loans in loan group 2 are referred to as the "GROUP 2 MORTGAGE LOANS").

      The principal balance of each Mortgage Loan as of the Cut-off Date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the Cut-off Date, whether or not received, and any amounts of deferred interest added to the Stated Principal Balance of such Mortgage Loan as a result of negative amortization (as described below). Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Mortgage Loans as of the Cut-off Date, unless otherwise specified. The Cut-off Date Pool Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus ten percent.

      All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. With respect to approximately 11.98% and 21.27% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off Date, the mortgagors may prepay their Mortgage Loans at any time without a prepayment charge. The remainder of the Mortgage Loans require the payment of a prepayment charge on either certain types of prepayments or on all prepayments generally within three years after origination. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in this prospectus supplement under "Servicing of the Mortgage Loans--Prepayment Charges," the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      The index applicable to the determination of the mortgage rates for the Mortgage Loans is a per annum rate equal to the twelve-month average of the monthly yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the "MTA INDEX" or the "INDEX").

      The index will be calculated as of the date specified in the related mortgage note. In the event that the index described above becomes unavailable or is otherwise unpublished, the master servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

      Mortgage Rate Adjustments. The mortgage rates for the Mortgage Loans will adjust monthly. The mortgage rate for each Mortgage Loan will be adjusted to equal the sum of the index applicable to that Mortgage Loan and a fixed percentage amount known as the "GROSS MARGIN" for that Mortgage Loan. The Mortgage Loans adjust according to the MTA index.

      No Mortgage Loan will have a mortgage rate that exceeds the maximum mortgage rate specified in the related mortgage note (the "MAXIMUM MORTGAGE RATE"). Due to the application of the Maximum Mortgage Rates, the mortgage rate on each Mortgage Loan, as adjusted on any mortgage rate adjustment date, may be less than the sum of the index and gross margin.

      Monthly Payment Adjustments. Monthly scheduled payments on the Mortgage Loans adjust annually on a date specified in the related mortgage note (each, a "PAYMENT ADJUSTMENT DATE"), subject to the conditions (the "PAYMENT CAPS") that
(i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the related Payment Adjustment Date, (ii) on the fifth Payment Adjustment Date and every fifth Payment Adjustment Date thereafter, and the last Payment Adjustment Date prior to the Mortgage Loan's maturity, the monthly payment will be recast without regard to the limitation in clause (i) above, and (iii) if the unpaid principal balance exceeds the negative amortization limit of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the Mortgage Loan over its remaining term to maturity. The negative amortization limit for approximately 98.73% and 1.27% of the Group 1 Mortgage Loans (by cut-off date pool principal balance) was 110% and 115%, respectively, and approximately 98.07% and 1.93% of the Group 2 Mortgage Loans (by cut-off date pool principal balance) was 110% and 115%, respectively.

      Because the mortgage rates on the Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loans over its then remaining term at the applicable mortgage rate. Accordingly, the Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater the entire monthly payment due on the related Due Date); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, deferred interest is added to the principal balance of such Mortgage Loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

      Each Group 1 Mortgage Loan has an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines.

      The month of the earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                        EARLIEST FIRST    EARLIEST STATED      LATEST STATED
                         PAYMENT DATE      MATURITY DATE       MATURITY DATE
                         ------------      -------------       -------------
loan group 1 .......    January 2005       December 2034      September 2035
loan group 2 .......    December 2003      November 2033      September 2035

      As of the Cut-off Date, none of the Mortgage Loans were delinquent 30 days or more. No Mortgage Loan was subject to a buydown agreement.

      At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of 95% or less. All of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. After the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less, either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that Mortgage Loan. See " --Underwriting Standards" in this prospectus supplement.

      The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

      o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      "FICO CREDIT SCORES" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

            The following information sets forth in tabular format information about the Group 1 Mortgage Loans and Group 2 Mortgage Loans as of the Cut-off Date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the Cut-off Date.

                                  LOAN GROUP 1

         MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------
                                                        PERCENT OF
                                                        AGGREGATE
                                                        PRINCIPAL
                                                         BALANCE
                                                       OUTSTANDING
                          NUMBER OF      AGGREGATE       OF THE
                           GROUP 1       PRINCIPAL       GROUP 1
   RANGE OF MORTGAGE      MORTGAGE        BALANCE        MORTGAGE
       RATES (%)            LOANS       OUTSTANDING       LOANS
--------------------------------------------------------------------
0.751 - 1.000............     884    $  215,439,590.00     18.84%
1.751 - 2.000............      97        17,946,044.00      1.57
4.751 - 5.000............      13         3,810,433.92      0.33
5.001 - 5.250............      58        14,543,724.48      1.27
5.251 - 5.500............     187        41,296,724.13      3.61
5.501 - 5.750............     729       171,078,434.55     14.96
5.751 - 6.000............   1,305       306,603,775.71     26.81
6.001 - 6.250............   1,367       318,529,814.78     27.85
6.251 - 6.500............     215        49,342,290.65      4.31
6.501 - 6.750............      19         4,060,369.59      0.35
6.751 - 7.000............       5         1,134,832.16      0.10
                         -------------------------------------------
       TOTAL:               4,879    $1,143,786,033.97    100.00%
                         ===========================================

----------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Group 1 Mortgage Loans was approximately 4.9186%.


   CURRENT PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS (1)
---------------------------------------------------------------------
                                                         PERCENT OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                                         OUTSTANDING
                           NUMBER OF      AGGREGATE        OF THE
                            GROUP 1       PRINCIPAL       GROUP 1
   RANGE OF CURRENT        MORTGAGE        BALANCE        MORTGAGE
 PRINCIPAL BALANCES ($)      LOANS       OUTSTANDING       LOANS
---------------------------------------------------------------------
0.01 - 50,000.00.........       6     $      267,766.61     0.02%
50,000.01 - 100,000.00...     181         15,025,856.99     1.31
100,000.01 - 150,000.00..     623         80,025,060.24     7.00
150,000.01 - 200,000.00..     935        166,235,777.02    14.53
200,000.01 - 250,000.00..   1,008        228,746,297.58    20.00
250,000.01 - 300,000.00..   1,019        280,801,289.95    24.55
300,000.01 - 350,000.00..     892        290,028,168.09    25.36
350,000.01 - 400,000.00..     161         58,165,471.93     5.09
400,000.01 - 450,000.00..      30         12,851,170.33     1.12
450,000.01 - 500,000.00..      18          8,424,087.51     0.74
500,000.01 - 550,000.00..       5          2,577,162.25     0.23
600,000.01 - 650,000.00..       1            637,925.47     0.06
                         --------------------------------------------
       TOTAL:               4,879     $1,143,786,033.97   100.00%
                         ============================================

----------
(1) As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $234,430.42.


  ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS (1)
---------------------------------------------------------------------
                                                        PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                                                        OUTSTANDING
                           NUMBER OF     AGGREGATE        OF THE
                            GROUP 1      PRINCIPAL        GROUP 1
   RANGE OF ORIGINAL       MORTGAGE       BALANCE        MORTGAGE
LOAN-TO-VALUE RATIO (%)      LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------------
0.001 - 50.000...........     371     $   71,620,063.05     6.26%
50.001 - 60.000..........     408         91,440,783.88     7.99
60.001 - 70.000..........     792        186,830,048.18    16.33
70.001 - 75.000..........     921        224,940,534.12    19.67
75.001 - 80.000..........   2,218        532,796,335.51    46.58
80.001 - 85.000..........      36          7,292,555.79     0.64
85.001 - 90.000..........      53         12,119,496.33     1.06
90.001 - 95.000..........      78         16,308,000.56     1.43
95.001 - 100.000.........       2            438,216.55     0.04
                         --------------------------------------------
       TOTAL:               4,879     $1,143,786,033.97   100.00%
                         ============================================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 72.318%.


      ORIGINAL TERM TO MATURITY FOR THE GROUP 1 MORTGAGE LOANS
------------------------------------------------------------------------
                                                           PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                            BALANCE
                           NUMBER OF       AGGREGATE      OUTSTANDING
                            GROUP 1        PRINCIPAL         OF THE
  ORIGINAL TERM TO         MORTGAGE         BALANCE         GROUP 1
  MATURITY (MONTHS)          LOANS        OUTSTANDING    MORTGAGE LOANS
------------------------------------------------------------------------
360......................   4,879      $1,143,786,033.97    100.00%
                         -----------------------------------------------
       TOTAL:               4,879      $1,143,786,033.97    100.00%
                         ===============================================


REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------
                                                           PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                         NUMBER OF       AGGREGATE         OUTSTANDING
                          GROUP 1        PRINCIPAL           OF THE
  REMAINING TERMS TO     MORTGAGE         BALANCE           GROUP 1
  MATURITY (MONTHS)        LOANS        OUTSTANDING      MORTGAGE LOANS
------------------------------------------------------------------------
351......................       1     $      191,173.18        0.02%
352......................       2            588,583.18        0.05
353......................       3            678,420.74        0.06
354......................      10          2,436,802.01        0.21
355......................      17          3,830,815.43        0.33
356......................      43         11,479,640.80        1.00
357......................     147         36,876,535.29        3.22
358......................   1,749        405,645,746.51       35.47
359......................   1,926        448,672,682.82       39.23
360......................     981        233,385,634.00       20.40
                         -----------------------------------------------
      TOTAL:                4,879     $1,143,786,033.97      100.00%
                         ===============================================

----------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group 1 Mortgage Loans was approximately 359 months.


              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED
             PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
----------------------------------------------------------------------
                                                           PERCENT OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                                          OUTSTANDING
                          NUMBER OF      AGGREGATE          OF THE
                           GROUP 1       PRINCIPAL         GROUP 1
                          MORTGAGE        BALANCE          MORTGAGE
   GEOGRAPHIC AREA          LOANS       OUTSTANDING         LOANS
----------------------------------------------------------------------
Alabama..................       3    $      736,376.64        0.06%
Alaska...................       5         1,279,818.57        0.11
Arizona..................     170        36,633,874.60        3.20
Arkansas.................       4           595,527.85        0.05
California...............   1,660       431,610,919.70       37.74
Colorado.................      92        20,258,607.07        1.77
Connecticut..............      65        13,361,944.22        1.17
Delaware.................      18         3,339,989.33        0.29
District of Columbia.....      10         2,603,271.75        0.23
Florida..................     720       142,191,203.08       12.43
Georgia..................      48         9,600,728.15        0.84
Hawaii...................      51        17,830,972.98        1.56
Idaho....................       5           962,509.94        0.08
Illinois.................     160        33,896,038.55        2.96
Indiana..................       6           857,834.03        0.07
Iowa.....................       2           305,500.00        0.03
Kansas...................      13         2,255,510.44        0.20
Kentucky.................       2           395,056.31        0.03
Louisiana................      15         2,452,952.30        0.21
Maine....................       7         1,532,214.75        0.13
Maryland.................     133        32,652,382.21        2.85
Massachusetts............      96        25,136,264.70        2.20
Michigan.................      94        15,259,631.85        1.33
Minnesota................      64        13,553,985.71        1.19
Missouri.................      25         4,362,421.55        0.38
Montana..................       4           790,123.23        0.07
Nebraska.................       8           951,397.36        0.08

Nevada...................     138        32,635,340.52        2.85
New Hampshire............       8         1,495,082.95        0.13
New Jersey...............     358        87,167,966.98        7.62
New Mexico...............      18         3,418,402.34        0.30
New York.................     221        63,500,358.66        5.55
North Carolina...........      16         3,907,886.81        0.34
Ohio.....................      27         4,408,013.13        0.39
Oklahoma.................       3           323,990.80        0.03
Oregon...................      28         5,529,515.48        0.48
Pennsylvania.............      53         9,054,358.87        0.79
Rhode Island.............      30         6,567,591.40        0.57
South Carolina...........      15         2,251,309.46        0.20
South Dakota.............       1           239,428.07        0.02
Tennessee................       9         1,422,939.01        0.12
Texas....................      74        12,262,390.72        1.07
Utah.....................      24         4,391,464.64        0.38
Vermont..................       3           580,485.92        0.05
Virginia.................     257        65,052,957.61        5.69
Washington...............      98        21,304,295.47        1.86
West Virginia............       2           447,750.00        0.04
Wisconsin................      16         2,417,448.26        0.21
                         --------------------------------------------
     TOTAL:                 4,879    $1,143,786,033.97      100.00%
                         ============================================


                        MORTGAGORS' FICO CREDIT
               SCORES FOR THE GROUP 1 MORTGAGE LOANS (1)
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                                                        OUTSTANDING
                          NUMBER OF      AGGREGATE        OF THE
                           GROUP 1       PRINCIPAL        GROUP 1
 RANGE OF FICO CREDIT     MORTGAGE        BALANCE        MORTGAGE
         SCORES             LOANS       OUTSTANDING        LOANS
---------------------------------------------------------------------
Not available............       2    $      362,891.32      0.03%
620 - 639................     243        57,030,586.89      4.99
640 - 659................     445       103,157,983.35      9.02
660 - 679................     821       197,567,641.23     17.27
680 - 699................     800       187,950,644.57     16.43
700 - 719................     660       155,773,603.48     13.62
720 - 739................     540       128,609,515.94     11.24
740 - 759................     502       118,450,151.40     10.36
760 - 779................     430        99,459,286.22      8.70
780 - 799................     316        70,324,308.47      6.15
800 - 819................     120        25,099,421.10      2.19
                         --------------------------------------------
     TOTAL:                 4,879    $1,143,786,033.97    100.00%
                         ============================================

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans (not including the Group 1 Mortgage Loans for which a FICO Credit Score is not available) was approximately 708 points.


   TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
-----------------------------------------------------------------------
                                                          PERCENT OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                                         OUTSTANDING
                          NUMBER OF       AGGREGATE        OF THE
                           GROUP 1        PRINCIPAL        GROUP 1
                          MORTGAGE         BALANCE         MORTGAGE
    PROPERTY TYPE           LOANS        OUTSTANDING        LOANS
-----------------------------------------------------------------------
High rise Condominium           66    $   15,402,091.09        1.35%
Low rise Condominium.....      504       108,917,246.57        9.52
Planned Unit
Development (PUD)........      893       215,517,244.34       18.84
Single Family
Residence................    3,056       707,440,232.54       61.85
Townhouse................       74        14,556,818.80        1.27
Two- to Four-Family
Residence................      286        81,952,400.62        7.17
                          ---------------------------------------------
      TOTAL:                 4,879    $1,143,786,033.97      100.00%
                          =============================================


               PURPOSE OF THE GROUP 1 MORTGAGE LOANS
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                                                        OUTSTANDING
                        NUMBER OF       AGGREGATE         OF THE
                         GROUP 1        PRINCIPAL         GROUP 1
                        MORTGAGE         BALANCE          MORTGAGE
    LOAN PURPOSE          LOANS        OUTSTANDING         LOANS
---------------------------------------------------------------------
Cash Out Refinance.....   3,050        $722,073,978.49       63.13%
Purchase...............   1,013         246,731,689.66       21.57
Rate/Term Refinance....     816         174,980,365.81       15.30
                       ----------------------------------------------
      TOTAL:              4,879      $1,143,786,033.97      100.00%
                       ==============================================


         OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS (1)
-----------------------------------------------------------------------
                                                           PERCENT OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                                          OUTSTANDING
                          NUMBER OF       AGGREGATE         OF THE
                           GROUP 1        PRINCIPAL         GROUP 1
                          MORTGAGE         BALANCE          MORTGAGE
   OCCUPANCY TYPE           LOANS        OUTSTANDING         LOANS
-----------------------------------------------------------------------
Investment...............     333      $   68,060,668.63        5.95%
Primary Home.............   4,425       1,050,271,358.03       91.82
Second Home..............     121          25,454,007.31        2.23
                         ----------------------------------------------
      TOTAL:                4,879      $1,143,786,033.97      100.00%
                         ==============================================

----------
(1) Based upon representations of the related mortgagors at the time of origination.


        DOCUMENTATION PROGRAMS OF THE GROUP 1 MORTGAGE LOANS
-----------------------------------------------------------------------
                                                           PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                            BALANCE
                                                          OUTSTANDING
                          NUMBER OF       AGGREGATE         OF THE
                           GROUP 1        PRINCIPAL         GROUP 1
                          MORTGAGE         BALANCE          MORTGAGE
   TYPE OF PROGRAM          LOANS        OUTSTANDING         LOANS
-----------------------------------------------------------------------
Full/Alternate...........     965       $ 204,805,351.14       17.91%
No Income/No Asset.......   1,163         270,683,530.10       23.67
No Ratio.................       1             156,940.19        0.01
Stated Income............   2,600         634,541,031.73       55.48
FastForward..............     148          33,042,320.48        2.89
No Doc...................       2             556,860.33        0.05
                         ----------------------------------------------
      TOTAL:                4,879      $1,143,786,033.97      100.00%
                         ==============================================


             LOAN AGE OF THE GROUP 1 MORTGAGE LOANS (1)
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                                                        OUTSTANDING
                          NUMBER OF       AGGREGATE       OF THE
                           GROUP 1        PRINCIPAL       GROUP 1
                           MORTGAGE        BALANCE        MORTGAGE
   LOAN AGE (MONTHS)        LOANS        OUTSTANDING       LOANS
---------------------------------------------------------------------
0....................        981      $  233,385,634.00     20.40%
1....................      1,926         448,672,682.82     39.23
2....................      1,749         405,645,746.51     35.47
3....................        147          36,876,535.29      3.22
4....................         43          11,479,640.80      1.00
5....................         17           3,830,815.43      0.33
6....................         10           2,436,802.01      0.21
7....................          3             678,420.74      0.06
8....................          2             588,583.18      0.05
9....................          1             191,173.18      0.02
                        ---------------------------------------------
TOTAL:                     4,879      $1,143,786,033.97    100.00%
                        =============================================

----------
(1) As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 1 month.

  PREPAYMENT CHARGE TERMS AND TYPES OF THE GROUP 1 MORTGAGE LOANS
-----------------------------------------------------------------------
                                                          PERCENT OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                            BALANCE
                                                         OUTSTANDING
                           NUMBER OF      AGGREGATE         OF THE
                            GROUP 1       PRINCIPAL         GROUP 1
 PREPAYMENT CHARGE         MORTGAGE        BALANCE         MORTGAGE
   TERM (MONTHS)             LOANS       OUTSTANDING         LOANS
-----------------------------------------------------------------------
0 Months.................     551       $137,056,185.08       11.98%
12 Months-Soft
Prepayment...............       7          1,759,830.39        0.15
12 Months-Hard
Prepayment...............     244         61,985,422.71        5.42
24 Months-Soft
Prepayment...............       3            804,368.82        0.07
24 Months-Hard
Prepayment...............      50         12,324,697.17        1.08
36 Months-Soft
Prepayment...............   1,155        277,809,286.38       24.29
36 Months-Hard
Prepayment...............   2,869        652,046,243.42       57.01
                         ----------------------------------------------
      TOTAL:                4,879     $1,143,786,033.97      100.00%
                         ==============================================


       RANGE OF GROSS MARGIN OF THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------
                                                          PERCENT OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                           NUMBER OF      AGGREGATE      OUTSTANDING
                            GROUP 1       PRINCIPAL         OF THE
    RANGE OF GROSS         MORTGAGE       BALANCE          GROUP 1
      MARGIN (%)             LOANS       OUTSTANDING    MORTGAGE LOANS
------------------------------------------------------------------------
1.501 - 2.000.............       4    $      698,804.83       0.06%
2.001 - 2.500.............     177        43,520,465.16       3.80
2.501 - 3.000.............   1,644       389,330,324.09      34.04
3.001 - 3.500.............   2,970       690,033,798.93      60.33
3.501 - 4.000.............      80        19,541,852.95       1.71
4.001 - 4.500.............       4           660,788.01       0.06
                          ----------------------------------------------
        TOTAL:               4,879    $1,143,786,033.97     100.00%
                          ==============================================

----------
(1) As of the Cut-off Date, the weighted average gross margin of the Group 1 Mortgage Loans was approximately 3.047% per annum.


  RANGE OF MAXIMUM MORTGAGE RATE OF THE GROUP 1 MORTGAGE LOANS(1)
-------------------------------------------------------------------------
                                                             PERCENT OF
                                                             AGGREGATE
                                                             PRINCIPAL
                                                              BALANCE
                                                            OUTSTANDING
                           NUMBER OF        AGGREGATE         OF THE
      MAXIMUM               GROUP 1         PRINCIPAL         GROUP 1
     MORTGAGE              MORTGAGE          BALANCE          MORTGAGE
      RATE (%)               LOANS         OUTSTANDING         LOANS
-------------------------------------------------------------------------
8.950.....................       3       $      832,996.13        0.07%
9.500.....................       2              471,561.52        0.04
9.950.....................   4,856        1,138,005,503.04       99.49
10.950....................       8            1,771,639.11        0.15
11.950....................      10            2,704,334.17        0.24
                          -----------------------------------------------
TOTAL:                       4,879        1,143,786,033.97      100.00%
                          ===============================================

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 9.955% per annum.

                                  LOAN GROUP 2

          MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------
                                                             PERCENT OF
                                                             AGGREGATE
                                                             PRINCIPAL
                                                              BALANCE
                                                            OUTSTANDING
                                             AGGREGATE        OF THE
                            NUMBER OF        PRINCIPAL       GROUP 2
  RANGE OF MORTGAGE          GROUP 2          BALANCE        MORTGAGE
      RATES (%)           MORTGAGE LOANS    OUTSTANDING       LOANS
------------------------------------------------------------------------
0.751 - 1.000............     361        $  172,581,801.31    13.61%
1.751 - 2.000............       9             4,063,840.00     0.32
4.751 - 5.000............      26            13,845,741.72     1.09
5.001 - 5.250............      83            49,974,441.28     3.94
5.251 - 5.500............     242           128,749,247.32    10.15
5.501 - 5.750............     621           323,619,567.94    25.52
5.751 - 6.000............     746           362,326,938.50    28.57
6.001 - 6.250............     386           174,288,847.03    13.75
6.251 - 6.500............      70            33,344,989.18     2.63
6.501 - 6.750............       7             3,379,363.44     0.27
6.751 - 7.000............       4             1,821,304.09     0.14
                         -----------------------------------------------
      TOTAL:                2,555        $1,267,996,081.81   100.00%
                         ===============================================

----------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Group 2 Mortgage Loans was approximately 5.0846%.


      CURRENT PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------
                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                             OUTSTANDING
                             NUMBER OF       AGGREGATE         OF THE
                              GROUP 2        PRINCIPAL         GROUP 2
     RANGE OF CURRENT        MORTGAGE         BALANCE         MORTGAGE
  PRINCIPAL BALANCES ($)       LOANS        OUTSTANDING         LOANS
--------------------------------------------------------------------------
350,000.01 - 400,000.00...       660     $  250,625,092.06       19.77%
400,000.01 - 450,000.00...       583        248,226,898.92       19.58
450,000.01 - 500,000.00...       475        226,878,825.40       17.89
500,000.01 - 550,000.00...       236        123,819,709.59        9.76
550,000.01 - 600,000.00...       199        114,876,372.55        9.06
600,000.01 - 650,000.00...       188        119,030,188.20        9.39
650,000.01 - 700,000.00...        53         36,079,700.79        2.85
700,000.01 - 750,000.00...        35         25,481,702.82        2.01
750,000.01 - 800,000.00...        20         15,582,334.36        1.23
800,000.01 - 850,000.00...        18         14,851,181.75        1.17
850,000.01 - 900,000.00...        24         21,240,749.03        1.68
900,000.01 - 950,000.00...        16         14,840,722.54        1.17
950,000.01 - 1,000,000.00.        26         25,713,603.48        2.03
1,000,000.01 -
2,000,000.00..............        22         30,749,000.32        2.43
                            ----------------------------------------------
      TOTAL:                   2,555     $1,267,996,081.81      100.00%
                            ==============================================

----------
(1) As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $496,280.27.


  ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS (1)
-------------------------------------------------------------------------
                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                             OUTSTANDING
                          NUMBER OF        AGGREGATE           OF THE
  RANGE OF ORIGINAL        GROUP 2         PRINCIPAL          GROUP 2
   LOAN-TO-VALUE          MORTGAGE          BALANCE           MORTGAGE
     RATIO (%)              LOANS         OUTSTANDING          LOANS
-------------------------------------------------------------------------
0.001 - 50.000...........      57        $   31,275,397.08        2.47%
50.001 - 60.000..........     141            75,649,511.34        5.97
60.001 - 70.000..........     448           250,144,778.46       19.73
70.001 - 75.000..........     539           273,616,176.31       21.58
75.001 - 80.000..........   1,333           620,688,233.34       48.95
80.001 - 85.000..........      14             6,265,007.81        0.49
85.001 - 90.000..........      17             7,627,718.57        0.60
90.001 - 95.000.... .....       6             2,729,258.90        0.22
                         ------------------------------------------------
      TOTAL:                2,555        $1,267,996,081.81      100.00%
                         ================================================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 73.582%.


--------------------------------------------------------------------
      ORIGINAL TERM TO MATURITY FOR THE GROUP 2 MORTGAGE LOANS
---------------------------------------------------------------------
                                                         PERCENT OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                          BALANCE
                                                        OUTSTANDING
                        NUMBER OF       AGGREGATE         OF THE
                         GROUP 2        PRINCIPAL         GROUP 2
   ORIGINAL TERM TO      MORTGAGE        BALANCE          MORTGAGE
   MATURITY (MONTHS)       LOANS       OUTSTANDING         LOANS
---------------------------------------------------------------------
360......................   2,555    $1,267,996,081.81      100.00%
                         --------------------------------------------
      TOTAL:                2,555    $1,267,996,081.81      100.00%
                         ============================================


REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)
----------------------------------------------------------------------
                                                           PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                            BALANCE
                                                          OUTSTANDING
                          NUMBER OF      AGGREGATE           OF THE
                           GROUP 2       PRINCIPAL          GROUP 2
 REMAINING TERMS TO       MORTGAGE        BALANCE           MORTGAGE
  MATURITY (MONTHS)         LOANS       OUTSTANDING          LOANS
----------------------------------------------------------------------
338......................       1     $    1,388,027.53         0.11%
341......................       1          1,994,228.53         0.16
352......................       1            519,525.36         0.04
353......................       1            403,960.32         0.03
354......................      10          7,759,166.29         0.61
355......................       9          4,188,247.24         0.33
356......................      39         20,173,597.18         1.59
357......................     111         56,862,798.47         4.48
358......................   1,066        533,956,127.34        42.11
359......................     946        464,104,762.24        36.60
360......................     370        176,645,641.31        13.93
                         ---------------------------------------------
      TOTAL:                2,555     $1,267,996,081.81       100.00%
                         =============================================

----------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group 2 Mortgage Loans was approximately 358 months.

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED
             PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
-----------------------------------------------------------------------
                                                           PERCENT OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                             BALANCE
                                                          OUTSTANDING
                         NUMBER OF        AGGREGATE         OF THE
                          GROUP 2         PRINCIPAL         GROUP 2
                          MORTGAGE         BALANCE          MORTGAGE
  GEOGRAPHIC AREA          LOANS         OUTSTANDING         LOANS
-----------------------------------------------------------------------
Alabama..................      2       $    1,047,041.12        0.08%
Arizona..................     36           17,228,212.96        1.36
California...............  1,770          888,484,386.89       70.07
Colorado.................     12            5,437,613.44        0.43
Connecticut..............     19           11,389,985.14        0.90
District of Columbia.....      4            2,577,493.27        0.20
Delaware.................      3            1,349,143.79        0.11
Florida..................    133           65,695,242.88        5.18
Geogia...................     11            4,926,845.81        0.39
Hawaii...................      6            3,769,860.76        0.30
Iowa.....................      1              462,894.26        0.04
Idaho....................      1              386,149.95        0.03
Illinois.................     16            8,079,268.02        0.64
Louisiana................      1              410,558.65        0.03
Massachusetts............     34           15,347,194.83        1.21
Maryland.................     54           25,647,284.73        2.02
Maine....................      5            2,437,372.09        0.19
Michigan.................      9            3,962,246.71        0.31
Minnesota................     11            5,274,525.37        0.42
Missouri.................      1              387,075.37        0.03
Mississippi..............      1              624,000.00        0.05
North Carolina...........      4            1,709,767.80        0.13
New Jersey...............    102           48,972,466.84        3.86
New Mexico...............      2              980,000.00        0.08
Nevada...................     32           16,238,252.61        1.28
New York.................    113           56,596,295.78        4.46
Ohio.....................      1              460,000.00        0.04
Oregon...................      2            1,167,211.82        0.09
Pennsylvania.............      6            2,591,341.53        0.20
Rhode Island.............      4            1,581,743.34        0.12
Sourth Carolina..........      4            1,757,572.30        0.14
Tennessee................      1              748,212.70        0.06
Texas....................      4            1,906,505.78        0.15
Utah.....................      4            1,532,767.40        0.12
Virginia.................    132           60,527,289.56        4.77
Vermont..................      1              437,907.44        0.03
Washington...............     11            5,069,366.05        0.40
Wisconsin................      2              794,984.82        0.06
                         ----------------------------------------------
      TOTAL:               2,555       $1,267,996,081.81      100.00%
                         ==============================================

 MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 2 MORTGAGE LOANS (1)
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                                                        OUTSTANDING
                       NUMBER OF       AGGREGATE          OF THE
                         GROUP 2        PRINCIPAL         GROUP 2
    RANGE OF FICO       MORTGAGE         BALANCE         MORTGAGE
    CREDIT SCORES         LOANS        OUTSTANDING         LOANS
---------------------------------------------------------------------
Not available........         1     $      496,315.05        0.04%
620 - 639............       121         54,829,133.76        4.32
640 - 659............       222        105,932,616.39        8.35
660 - 679............       449        218,778,181.75       17.25
680 - 699............       407        204,099,775.61       16.10
700 - 719............       390        195,702,061.98       15.43
720 - 739............       289        146,174,028.59       11.53
740 - 759............       270        138,201,213.36       10.90
760 - 779............       239        119,610,778.62        9.43
780 - 799............       136         69,280,726.95        5.46
800 - 819............        31         14,891,249.75        1.17
                       ----------------------------------------------
      TOTAL:              2,555     $1,267,996,081.81      100.00%
                       ===============================-==============

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans (not including the Group 2 Mortgage Loans for which a FICO Credit Score is not available) was approximately 708.


                          TYPES OF MORTGAGED PROPERTIES
                         FOR THE GROUP 2 MORTGAGE LOANS
----------------------------------------------------------------------
                                                            PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                                           OUTSTANDING
                           NUMBER OF      AGGREGATE          OF THE
                           GROUP 2        PRINCIPAL         GROUP 2
                           MORTGAGE        BALANCE          MORTGAGE
      PROPERTY TYPE         LOANS       OUTSTANDING           LOANS
---------------------------------------------------------------------
High rise Condominium..        30    $   15,066,486.19        1.19%
Low rise Condominium...       173        81,193.719.90        6.40
Planned Unit
Development (PUD)......       480       240,743,610.94       18.99
Single Family Residence     1,807       894,573,514.04       70.55
Townhouse..............        16         7,255,588.95        0.57
Two- to Four-Family
Residence..............        49        29,163,161.79        2.30
                         --------------------------------------------
      TOTAL:                2,555    $1,267,996,081.81      100.00%
                         ============================================


               PURPOSE OF THE GROUP 2 MORTGAGE LOANS
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                       NUMBER OF       AGGREGATE       OUTSTANDING
                        GROUP 2        PRINCIPAL          OF THE
                       MORTGAGE         BALANCE          GROUP 2
    LOAN PURPOSE         LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------------------------------------------------
Cash Out Refinance..     1,467     $  724,430,595.49       57.13%
Purchase............       780        385,983,110.85       30.44
Rate/Term Refinance.       308        157,582,375.47       12.43
                      -----------------------------------------------
      TOTAL:             2,555     $1,267,996,081.81      100.00%
                      ===============================================


          OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS (1)
-----------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                       NUMBER OF       AGGREGATE       OUTSTANDING
                        GROUP 2        PRINCIPAL          OF THE
                       MORTGAGE         BALANCE          GROUP 2
   OCCUPANCY TYPE        LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------------------------------------------------
Investment...........        60     $   29,326,636.64        2.31%
Primary Home.........     2,454      1,219,790,955.48       96.20
Second Home..........        41         18,878,489.69        1.49
                       ----------------------------------------------
      TOTAL:              2,555     $1,267,996,081.81      100.00%
                       ==============================================

----------
(1) Based upon representations of the related mortgagors at the time of origination.





        DOCUMENTATION PROGRAMS OF THE GROUP 2 MORTGAGE LOANS
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                       NUMBER OF       AGGREGATE       OUTSTANDING
                        GROUP 2        PRINCIPAL          OF THE
                       MORTGAGE         BALANCE          GROUP 2
   TYPE OF PROGRAM       LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------------------------------------------------
Full/Alternate......       312        $156,344,670.67       12.33%
No Income/No Asset..       468         222,500,904.04       17.55
Stated Income.......     1,732         869,430,934.26       68.57
FastForward.........        40          17,948,396.54        1.42
No Doc..............         3           1,771,176.30        0.14
                      -----------------------------------------------
      TOTAL:             2,555      $1,267,996,081.81      100.00%
                      ===============================================

        RANGES OF LOAN AGE OF THE GROUP 2 MORTGAGE LOANS (1)
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                       NUMBER OF       AGGREGATE       OUTSTANDING
                        GROUP 2        PRINCIPAL          OF THE
   RANGES OF LOAN      MORTGAGE         BALANCE          GROUP 2
    AGE (MONTHS)         LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------------------------------------------------
0...................       370       $  176,645,641.31       13.93%
1...................       946          464,104,762.24       36.60
2...................     1,066          533,956,127.34       42.11
3...................       111           56,862,798.47        4.48
4...................        39           20,173,597.18        1.59
5...................         9            4,188,247.24        0.33
6...................        10            7,759,166.29        0.61
7...................         1              403,960.32        0.03
8...................         1              519,525.36        0.04
19..................         1            1,994,228.53        0.16
22..................         1            1,388,027.53        0.11
                      -----------------------------------------------
      TOTAL:             2,555       $1,267,996,081.81      100.00%
                      ===============================================

----------
(1) As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 2 months.


       PREPAYMENT CHARGE TERMS OF THE GROUP 2 MORTGAGE LOANS
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                       NUMBER OF       AGGREGATE       OUTSTANDING
                        GROUP 2        PRINCIPAL          OF THE
 PREPAYMENT CHARGE     MORTGAGE         BALANCE          GROUP 2
   TERM (MONTHS)         LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------------------------------------------------
0 Months............       511     $  269,748,125.67       21.27%
12 Month-Soft
Prepayment..........        14          7,322,201.65        0.58
12 Month-Hard
Prepayment..........       325        171,450,227.18       13.52
24 Month-Soft
Prepayment..........         2          1,239,654.35        0.10
24 Month-Hard
Prepayment..........        39         19,159,952.01        1.51
36 Month-Soft
Prepayment..........       576        282,489,718.49       22.28
36 Month-Hard
Prepayment..........     1,088        516,586,202.46       40.74
                      -----------------------------------------------
      TOTAL:             2,555     $1,267,996,081.81      100.00%
                      ===============================================


      RANGE OF GROSS MARGIN OF THE GROUP 2 MORTGAGE LOANS (1)
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                       NUMBER OF       AGGREGATE       OUTSTANDING
                        GROUP 2        PRINCIPAL          OF THE
   RANGE OF GROSS      MORTGAGE         BALANCE          GROUP 2
     MARGIN (%)         LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------------------------------------------------
1.501 - 2.000.......      13     $    7,105,011.51        0.56%
2.001 - 2.500.......     245        136,757,423.44       10.79
2.501 - 3.000.......   1,376        695,983,499.52       54.89
3.001 - 3.500.......     904        420,081,559.52       33.13
3.501 - 4.000.......      15          7,095,134.63        0.56
4.001 - 4.500.......       2            973,453.19        0.08
                      -----------------------------------------------
      TOTAL:           2,555     $1,267,996,081.81      100.00%
                      ===============================================
----------
(1) As of the Cut-off Date, the weighted average gross margin of the Group 2 Mortgage Loans was approximately 2.884% per annum.


       MAXIMUM MORTGAGE RATE OF THE GROUP 2 MORTGAGE LOANS(1)
---------------------------------------------------------------------
                                                         PERCENT OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                       NUMBER OF       AGGREGATE       OUTSTANDING
                        GROUP 2        PRINCIPAL          OF THE
 RANGE OF MAXIMUM      MORTGAGE         BALANCE          GROUP 2
 MORTGAGE RATE (%)      LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------------------------------------------------
7.950............         1          $      504,973.06        0.04%
8.950............         4               1,903,124.63        0.15
9.500............         1                 398,972.07        0.03
9.700............         1                 423,987.20        0.03
9.750............         1                 445,431.51        0.04
9.840............         1                 894,166.57        0.07
9.950............     2,529           1,254,965,433.01       98.97
10.950...........         2                 889,281.07        0.07
11.950...........        15               7,570,712.69        0.60
                   --------------------------------------------------
      TOTAL:          2,555          $1,267,996,081.81      100.00%
                   ==================================================

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 9.960% per annum.

ASSIGNMENT OF THE MORTGAGE LOANS

            Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders and the Certificate Insurer all interest of the depositor in each Mortgage Loan and all interest in all other assets included in IndyMac INDX Mortgage Loan Trust 2005-AR18. This assignment will include all scheduled payments received on account of the Mortgage Loans that were due after the Cut-off Date but will not include any scheduled payments due on or before the Cut-off Date.

            In connection with the assignment of the Mortgage Loans, the depositor will deliver, or cause to be delivered, to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as they are available to the depositor). With respect to up to 30% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee) generally will not be recorded in a public office for real property records in California and other states where, in the opinion of counsel, recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the master servicer's expense).

            The trustee will review each mortgage file within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the trust fund. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the Mortgage Loan (referred to as a deleted Mortgage Loan) from the trust fund and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee and the Certificate Insurer to the effect that substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

            o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT")),

            o have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

            o have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan,

            o have the same negative amortization limit, payment adjustment intervals and recast intervals as that of the deleted Mortgage Loan,

            o have the same index and Payment Cap as the deleted Mortgage Loan and a gross margin not more than 1% per annum higher than, and not lower than that of the deleted Mortgage Loan,

            o have a Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan,

            o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan, and

            o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

            This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a Mortgage Loan document.

            Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

UNDERWRITING PROCESS

            IndyMac Bank originates the majority of its mortgage loans through brokers and through its own retail operations; in both cases the mortgage loans are originated in IndyMac Bank's name. IndyMac Bank also originates mortgage loans through correspondents (entities that originate mortgage loans to IndyMac's requirements); IndyMac Bank's operations today are an extension of the conduit program established by IndyMac, Inc. (the entity whose assets were transferred to IndyMac Bank as described in this prospectus supplement under "Servicing of Mortgage Loans--The Master Servicer") in April 1993 to purchase conventional conforming and non-conforming mortgage loans on one- to four-family residential properties. IndyMac Bank also acquires mortgage loans through bulk acquisitions in the secondary market. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. IndyMac Bank will originate and acquire mortgage loans secured by first or second liens on the related mortgaged properties, including home equity lines of credit.

            Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

            IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. Through the traditional underwriting method, customers submit mortgage loans that are underwritten in accordance with IndyMac Bank's guidelines prior to purchase. E-MITS is an automated, internet-based underwriting and risk-based pricing system. E-MITS generally enables IndyMac Bank to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting. Risk-based pricing is based on a number of borrower and loan characteristics, including, among other loan variables, credit score, occupancy, documentation type, purpose, loan-to-value ratio and prepayment assumptions based on an analysis of interest rates. The majority of the mortgage loans generated by IndyMac Bank are through the e-MITS underwriting process.

            IndyMac Bank's underwriting standards for conventionally underwritten mortgage loans are based on traditional underwriting factors, including the creditworthiness of the mortgagor, the capacity of the mortgagor to repay the mortgage loan according to its terms, and the value of the related mortgaged property. Among other factors, IndyMac Bank will consider such factors as loan-to-value ratios, debt-to-income ratio, FICO Credit Score, loan amount, and the extent to which IndyMac Bank can verify the mortgagor's application and supporting documentation. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to these underwriting standards are permitted where compensating factors are present or in the context of negotiated bulk purchases.

            IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent operations:

            1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

            2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines normally by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

            Under both programs, IndyMac Bank permits the use of IndyMac Bank-approved contract underwriters.

            For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

            All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

            IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc.

            Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac

Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

            The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program).

            Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

            Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

            IndyMac Bank generally will not re-verify income, assets, and employment for mortgage loans it acquires from brokers or correspondents.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

            In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders or the Certificate Insurer, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan
Program--Representations by Sellers; Repurchases" in the prospectus.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

            IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.

            IndyMac Bancorp, Inc. (originally known as Countrywide Mortgage Investments, Inc.) was founded as a passive mortgage real estate investment trust ("REIT") in 1985 and transitioned its business model to become an active, operating mortgage lender in 1993. Effective January 1, 2000, IndyMac Bancorp, Inc. terminated its status as a REIT and converted to a fully taxable entity, and, on July 1, 2000, IndyMac Bancorp, Inc. acquired SGV Bancorp, Inc. ("SGVB"), which then was the parent of First Federal Savings and Loan Association of San Gabriel Valley, a federal savings association, IndyMac Bancorp, Inc. contributed substantially all of our assets and operations to the subsidiary savings association, which it renamed IndyMac Bank, F.S.B. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (master servicing without the use of a subservicer) since 1998.

            The master servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the pooling and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans.

            If the servicing of any Mortgage Loan were to be transferred from a subservicer to IndyMac, or if any other servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates" in the prospectus.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

            The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the master servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank's new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

            The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

            The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and June 30, 2005 on approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and $27.58 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the depositor or CWMBS, Inc.

                                                                    AS OF DECEMBER 31,                            AS OF
                                                          -------------------------------------------------      JUNE 30,
                                                                2001         2002       2003        2004          2005
                                                                ----         ----       ----        ----          ----
Total Number of Conventional Mortgage
 Loans in Portfolio...................................        58,949       46,004     24,291      52,922         95,022
Delinquent Mortgage Loans and Pending
   Foreclosures at Period End(1):.....................
      30-59 days......................................         3.46%        2.54%      1.99%       1.37%          1.63%
      60-89 days......................................         0.88%        0.72%      0.48%       0.24%          0.20%
      90 days or more (excluding pending
       foreclosures)..................................         0.67%        0.52%      0.38%       0.19%          0.14%
                                                          --------------------------------------------------------------------
Total Delinquencies...................................         5.01%        3.78%      2.85%       1.80%          1.96%
Foreclosures pending..................................         1.84%        1.50%      1.21%       0.15%          0.09%
REOs..................................................         0.56%        0.59%      0.41%       0.03%          0.02%
                                                          --------------------------------------------------------------------
Total delinquencies, foreclosures pending and REOs....         7.41%        5.87%      4.47%       1.98%          2.07%

----------
(1) As a percentage of the principal balance.

            IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this prospectus supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                                                                      CUMULATIVE
                                                                                    STATED AMOUNT OF
                                                            CUMULATIVE NET          SECURITIES ISSUED
                                                           LOSSES (MILLIONS)           (MILLIONS)                LOSS (RATIO)(1)
                                                           -----------------           ----------                ---------------
As of December 31, 2001..........................                $77.01                $28,152.72                     0.27%
As of December 31, 2002..........................               $100.03                $33,498.95                     0.30%
As of December 31, 2003..........................               $119.69                $38,992.40                     0.31%
As of December 31, 2004..........................               $128.92                $52,479.30                     0.25%
As of June 30, 2005..............................               $130.52                $67,118.65                     0.19%

----------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

            Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

            The expense fees are payable out of the interest payments on each Mortgage Loan. The rate at which the expense fees accrue (referred to as the "EXPENSE FEE RATE") for all of the Mortgage Loans is equal to approximately 0.3755% per annum. The "EXPENSE FEES" consist of (a) the servicing fee and (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement in an amount of 0.0005% per annum of the Stated Principal Balance of each Mortgage Loan. The servicing fee rate will be approximately 0.375% per annum. The master servicer is obligated to pay certain ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of its fee. The amount of the master servicer's servicing compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described in this prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The master servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the Certificate Account and the Distribution Account.

            The "ADJUSTED NET MORTGAGE RATE" of a Mortgage Loan is the Mortgage Loan's Mortgage Rate minus the Expense Fee Rate.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

            When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the master servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and Refinancings," the trust fund is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the master servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (such amount, "COMPENSATING INTEREST") equal to the product of

            o     0.125% multiplied by

            o     one-twelfth multiplied by

            o     the Pool Balance as of the first day of the prior month.

            If shortfalls in interest as a result of prepayments on the Mortgage Loans in any month exceed the Compensating Interest for such month, the amount of interest distributed to the holders of the certificates will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates-- Interest" in this prospectus supplement.

ADVANCES

            Except as described below, the master servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for this Distribution Date, an amount (referred to as an "ADVANCE") equal to

            o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "DETERMINATION DATE" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

            minus

            o     the servicing fee for those Mortgage Loans for the period

            plus

            o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

            Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

            The master servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the master servicer purchases the Mortgage Loan from the trust fund immediately preceding the modification. Any modification of a Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. The master servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan, and the purchase price will be treated by the master servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the terms of the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

PREPAYMENT CHARGES

            A substantial majority of the Mortgage Loans provide for the payment of a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to three years after origination. The prepayment charges that are imposed on such Mortgage Loans can either be hard prepayment charges or soft prepayment charges. With respect to Mortgage Loans that impose soft prepayment charges, the mortgagor is only required to pay a prepayment charge if the mortgagor prepays the Mortgage Loan for a reason other than as a result of selling the mortgaged property. Mortgage Loans that impose hard prepayment charges require the payment of a prepayment charge in connection with any prepayment, regardless of the reason for that prepayment. Approximately 23.69% and 59.44% of the Mortgage Loans (by Cut-off Date Pool Principal Balance) have soft and hard prepayment charges, respectively. Any prepayment charges paid on the Mortgage Loans will not be distributed to any of the offered certificates, but will be distributed to the Class P-1 or Class P-2 Certificates, as applicable.

DEFAULT MANAGEMENT SERVICES

            In connection with the servicing of defaulted Mortgage Loans, the master servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The master servicer will be entitled to reasonable compensation for providing those services.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

            The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

            The Mortgage Pass-Through Certificates, Series 2005-AR18 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3A, Class 1-A-3B, Class 2-A-1A, Class 2-A-1B, Class 2-A-2A, Class 2-A-2B, Class 2-A-2C, Class 2-A-3A, Class 2-A-3B, Class 1-X, Class 2-X and Class A-R Certificates (all of which are sometimes together referred to as the "SENIOR CERTIFICATES"), the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-X Certificates (all of which are together are sometimes referred to as the "SUBORDINATED CERTIFICATES") and the Class P-1 and Class P-2 Certificates. Only the classes of certificates listed on the cover page (all of which are referred to as the "OFFERED CERTIFICATES") are offered by this prospectus supplement. The Class P-1, Class P-2, Class B-9, Class B-10 and Class B-11 Certificates (all of which are together are sometimes referred to as the "PRIVATE CERTIFICATES") are not offered by this prospectus supplement. Their Class Certificate Balances are expected to be approximately $100, $100, $16,882,000, $18,088,000 and $13,269,015, respectively. The pass-through rate for each class of private certificates will be calculated as described under "--Interest" in this prospectus supplement. The Class P-1 and Class P-2 Certificates will not bear interest. The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received in respect of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amounts and pass-through rates set forth on the cover page of or as described in this prospectus supplement. The initial Class Certificate Balances and initial notional amounts may vary in the aggregate by plus or minus 10%. Any information contained in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

            The "CLASS CERTIFICATE BALANCE" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

            o all amounts previously distributed to holders of certificates of the class as payments of principal, and

            o     the amount of Realized Losses allocated to the class, and

            increased by

            o the amount of net deferred interest allocated to such class of certificates, as described in this prospectus supplement under "Description of the Certificates--Interest,"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the prospectus.

            In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balances of all classes of certificates (other than the Class P-1 and Class P-2 Certificates), following all distributions and the allocation of net deferred interest and Realized Losses on any Distribution Date exceeds the Pool Balance as of the Due Date in the month of such Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date).

            Solely for purposes of determining distributions of principal and interest and the allocation of losses and net deferred interest on the Mortgage Loans, the Class 1-X, Class 2-X and Class B-X Certificates will be comprised of two components: an interest-only component and a principal-only component. The interest-only components of these classes of certificates are the Class 1-X IO, Class 2-X IO and Class B-X IO Components, and are each sometimes referred to as an "IO COMPONENT." The principal-only components of these classes of certificates are the Class 1-X PO, Class 2-X PO and Class B-X PO Component, and are each sometimes referred to as a "PO COMPONENT." Each IO Component is an interest-only component that will not have a component principal balance but will accrue interest on its component notional amount, calculated as described in this prospectus supplement under "--Interest." Each PO Component will have a component principal balance (initially, equal to zero) that will increase depending on the amount of net deferred interest on the Group 1 Mortgage Loans, Group 2 Mortgage Loans or all of the Mortgage Loans, with respect to the Class 1-X PO, Class 2-X PO or Class B-X PO Component, respectively, that is allocated to the corresponding IO Component as described under "--Interest" below, as reduced by all amounts actually distributed as principal of such component and all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates. The "CLASS CERTIFICATE BALANCE," if any, of the Class 1-X, Class 2-X and Class B-X Certificates will equal the component principal balance of the Class 1-X PO, Class 2-X PO and Class B-X PO Components, respectively. Distributions of interest on the Class 1-X IO Component will be based on interest collections from the Group 1 Mortgage Loans; distributions of interest on the Class 2-X IO Component will be based on interest collections from the Group 2 Mortgage Loans; and distributions of interest on the Class B-X IO Component will be based on interest collections from the Subordinated Portions with respect to all of the Mortgage Loans. The holders of the Class 1-X, Class 2-X and Class B-X Certificates will be entitled to receive principal and interest distributions on any Distribution Date to the extent of the amount of principal and interest distributed with respect to the related components on such Distribution Date. The holder of the Class 1-X, Class 2-X and Class B-X Certificate may not transfer any component of its certificate separately.

            The senior certificates will have an initial aggregate Class Certificate Balance of approximately $2,212,809,100 and will evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 91.75%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 0.51%, 2.04%, 1.40%, 0.60%, 0.55%, 0.45%, 0.40%, 0.30%, 0.70%, 0.75% and 0.55%, respectively.

            The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

CERTIFICATE GROUPS

            The Class 1-A-1, Class 1-A-2, Class 1-A-3A, Class 1-A-3B, Class A-R and Class 1-X Certificates are together referred to in this prospectus supplement as the "GROUP 1 SENIOR CERTIFICATES" and they relate to the Group 1 Mortgage Loans. The group 1 senior certificates (other than the Class 1-X and Class A-R Certificates) are sometimes referred to in this prospectus supplement as the "GROUP 1 SENIOR FLOATING RATE CERTIFICATES." The Class 2-A-1A, Class 2-A-1B, Class 2-A-2A, Class 2-A-2B, Class 2-A-2C, Class 2-A-3A, Class 2-A-3B and Class 2-X Certificates are referred to in this prospectus supplement as the "GROUP 2 SENIOR CERTIFICATES" and they relate to the Group 2 Mortgage Loans. The group 2 senior certificates (other than the Class 2-A-2B and Class 2-X Certificates) are sometimes referred to in this prospectus supplement as the "GROUP 2 SENIOR LIBOR CERTIFICATES," and, together with the Class 2-A-2B Certificates are sometimes referred to in this prospectus supplement as the "GROUP 2 SENIOR FLOATING RATE CERTIFICATES.," The Group 1 Senior Floating Rate Certificates and Group 2 Senior Floating Rate Certificates are sometimes referred to in this prospectus supplement as the "SENIOR FLOATING RATE CERTIFICATES." Each of the group 1 senior certificates and the group 2 senior certificates are sometimes referred to in this prospectus supplement as a "SENIOR CERTIFICATE GROUP." Each class of subordinated certificates relate to both loan groups. The subordinated certificates (other than the Class B-X Certificates) are sometimes referred to in this prospectus supplement as the "SUBORDINATED FLOATING RATE CERTIFICATES."

NOTIONAL AMOUNT CERTIFICATES

            The Class 1-X, Class 2-X and Class B-X Certificates are referred to as the "NOTIONAL AMOUNT CERTIFICATES," and the Class 1-X and Class 2-X Certificates are sometimes collectively referred to as the "SENIOR NOTIONAL AMOUNT CERTIFICATES." The Notional Amount Certificates will not bear interest on their respective Class Certificate Balances but will instead bear interest on their respective notional amounts.

            The notional amount of the Class 1-X Certificates immediately prior to any Distribution Date will be equal to the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to that Distribution Date. The initial notional amount of the Class 1-X Certificates is expected to be approximately $1,049,423,000 (subject to the permitted variance described in this prospectus supplement).

            The notional amount of the Class 2-X Certificates immediately prior to any Distribution Date will be equal to the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date. The initial notional amount of the Class 2-X Certificates is expected to be approximately $1,163,386,000 (subject to the permitted variance described in this prospectus supplement).

            The notional amount of the Class B-X Certificates immediately prior to any Distribution Date will be equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The initial notional amount of the Class B-X Certificates is expected to be approximately $198,973,015 (subject to the permitted variance described in this prospectus supplement).

            The "DUE PERIOD" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

SUBORDINATED PORTIONS

            A portion of each loan group is related to the subordinated certificates. That portion (the "SUBORDINATED PORTION") for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) minus the aggregate Class Certificate Balance of the classes of certificates in the related senior certificate group immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES

            The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined herein) or the Euroclear System ("EUROCLEAR"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JP Morgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances or notional amounts of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no Certificate Owner will be entitled to receive a physical certificate representing such Offered Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

            The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's

Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

            Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

            Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

            Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

            Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

            DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

            Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream, Luxembourg International's stock.

            Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

            On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

            Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

            Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

            The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

            Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

            Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

            Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

            Monthly and annual reports on the trust fund made available by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

            DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

            Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default (as defined herein), Certificate Owners having not less than 51% of the Voting Rights (as defined herein) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners of such class.

            Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

            Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

            The Senior Floating Rate Certificates (other than the Class 2-A-2B Certificates) and the Subordinated Floating Rate Certificates are collectively referred to in this prospectus supplement as the "LIBOR CERTIFICATES."

            LIBOR applicable to an interest accrual period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date the trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

            If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the next interest accrual period will be approximately 3.68%.

DETERMINATION OF MTA

            MTA is a per annum rate equal to the twelve-month moving average monthly yield on United Stated Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the

Federal Reserve Board in Statistical Release H.15(519), determined by averaging the monthly yield for the most recent twelve months. The MTA used for each interest accrual period will be the most recent MTA figure available as of fifteen days prior to the commencement of that interest accrual period (a "MTA DETERMINATION DATE").

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

            On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders and the Certificate Insurer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group for that Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account or the Distribution Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.

DISTRIBUTIONS

            Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in October 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (a) the LIBOR Certificates, as long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (b) any Definitive Certificates and the Class 1-X, Class 2-X, Class 2-A-2B, Class B-X and Class A-R Certificates is the last business day of the month immediately preceding the month of such Distribution Date.

            Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

            As more fully described in this prospectus supplement, distributions on the classes and components of senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the classes and component of senior certificates related to that other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

            o to the Certificate Insurer, the monthly premium for the Policy for such Distribution Date,

            o to current and unpaid interest on each class and interest-only component of senior certificates in the related senior certificate group, pro rata, based on their respective Interest Distribution Amounts, provided, however, that on each Distribution Date, to the extent of the related Required Reserve Fund Deposit for such date, the amount of current interest that would otherwise be distributable on an IO Component of a class of Senior Notional Amount Certificates (after giving effect to any reduction in respect of net deferred interest allocated to that IO Component on that Distribution Date) will be deposited in the Carryover Shortfall Reserve Fund and will not be distributed to the related class of Senior Notional Amount Certificates;

            o     to the Certificate Insurer, any Reimbursement Amounts;

            o to principal on each class and principal-only component of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

            o from remaining available funds from both loan groups, to interest on and the principal of the Class B-X Certificates; provided, however, that any distribution of interest to which the Class B-X Certificates are otherwise entitled (after allocation of net deferred interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to the Class B-X Certificate except as described below;

            o to each class of Floating Rate Certificates, any Carryover Shortfall Amounts to the extent of amounts on deposit in the Carryover Shortfall Reserve Fund from the related Notional Amount Certificate and, with respect to the Senior LIBOR Certificates only, after giving effect to distributions from the related yield maintenance reserve fund and in the manner, order and priority described in this prospectus supplement under "Description of the Certificates--Carryover Shortfall Amounts;"

            o from Available Funds from both loan groups, to interest on and then principal of each other class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any payments required to be made as described in this prospectus supplement under "--Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group" and (y) the limitations set forth in this prospectus supplement under "Description of the Certificates -- Interest" and " -- Principal;"; and

            o     any remaining amounts to the Class A-R Certificates.

            "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of

            o all scheduled installments of interest (net of the related Expense Fees and after taking into account reductions due to deferred interest for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

            o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and (a) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

            o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest for that loan group; and

            o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

            The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates described below.

            The pass-through rate for each class of Senior LIBOR Certificates on any Distribution Date will be a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin for that class of certificates per annum, (ii) the related Net WAC Cap for that Distribution Date and (iii) the Maximum Cap Rate.

            The pass-through rate for the Class 2-A-2B Certificates on any Distribution Date will be a per annum rate equal to the lesser of (i) MTA plus 1.40% per annum and (ii) the related Net WAC Cap for that Distribution Date.

            The pass-through rate for the Class A-R Certificates on any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans for that Distribution Date.

            The "MAXIMUM CAP RATE" for any Distribution Date and each Yield Maintenance Agreement is 10.50% per annum.

            The pass-through rate for each class of Subordinated Floating Rate Certificates on any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin for that class of certificates per annum and (ii) the subordinate WAC Cap for that Distribution Date.

            The pass-through rate for the Class 1-X IO Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of (i) the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans over (ii) the product of (a) the weighted average pass-through rate on the Group 1 Senior Floating Rate Certificates, adjusted for the related interest accrual period, and (b) a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group 1 Senior Floating Rate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to such Distribution Date. Notwithstanding the foregoing, on each Distribution Date, the interest that would otherwise be distributable to the Class 1-X IO Component based on the pass-through rate described above (after giving effect to any reduction in respect of net deferred interest allocated to the Class 1-X IO Component on such Distribution Date), will be reduced by the amount, if any, that is necessary to fund payment of any Carryover Shortfall Amounts to the holders of the Group 1 Senior Floating Rate Certificates after giving effect to distributions from the related yield maintenance fund. See "--Carryover Shortfall Reserve Fund" below.

            The pass-through rate for the Class 2-X IO Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of (i) the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans over (ii) the product of (a) the weighted average pass-through rate on the Group 2 Senior Floating Rate Certificates, adjusted for the related interest accrual period, and (b) a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group 2 Senior Floating Rate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to such Distribution Date. Notwithstanding the foregoing, on each Distribution Date, the interest that would otherwise be distributable to the Class 2-X IO Component based on the pass-through rate described above (after giving effect to any reduction in respect of net deferred interest allocated to the Class 2-X IO Component on such Distribution Date), will be reduced by the amount, if any, that is necessary to fund payment of any Carryover Shortfall Amounts to the holders of the Group 2 Senior LIBOR Certificates after giving effect to distributions from the related yield maintenance fund. See "--Carryover Shortfall Reserve Fund" below.

            The pass-through rate for the Class B-X IO Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of (i) the Subordinate Weighted Average Adjusted Net Mortgage Rate over
(ii) the product of (a) the weighted average pass-through rate on the Subordinated Floating Rate Certificates, adjusted for the related interest accrual period, and (b) a fraction, the numerator of which is the aggregate Class Certificate Balance of the Subordinated Floating Rate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date. Notwithstanding the foregoing, on each Distribution Date, the interest that would otherwise be distributable to the Class B-X IO Component based on the pass-through rate described above (after giving effect to any reduction in respect of net deferred interest allocated to the Class B-X IO Component on such Distribution Date), will be reduced by the amount, if any, that is necessary to fund payment of any Carryover Shortfall Amounts to the holders of the Subordinated Floating Rate Certificates. See "--Carryover Shortfall Reserve Fund" below.

            "CLASS 1-A-3B POLICY PREMIUM RATE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the product of (x) 12, (y) the monthly premium rate for the Policy for such Distribution Date and (z) the Class Certificate Balance of the Class 1-A-3B Certificates immediately prior to that Distribution Date, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group1 Mortgage Loans immediately prior to that Distribution Date.

            "CLASS 2-A-3B POLICY PREMIUM RATE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the product of (x) 12, (y) the monthly premium rate for the Policy for such Distribution Date and (z) the Class Certificate Balance of the Class 2-A-3B Certificates immediately prior to that Distribution Date, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group 2 Mortgage Loans immediately prior to that Distribution Date.

            The monthly premium rate for the Policy will be set forth in a commitment letter between the seller and the Certificate Insurer.

            The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates for each Distribution Date is as follows:

                                                             (1)        (2)
                                                            ------     ------
        Class 1-A-1..................................       0.310%     0.620%
        Class 1-A-2..................................       0.810%     1.620%
        Class 1-A-3A.................................       0.440%     0.880%
        Class 1-A-3B.................................       0.340%     0.680%
        Class 2-A-1A.................................       0.310%     0.620%
        Class 2-A-1B.................................       0.780%     1.560%
        Class 2-A-2A.................................       0.380%     0.760%
        Class 2-A-2C.................................       0.610%     1.220%
        Class 2-A-3A.................................       0.440%     0.880%
        Class 2-A-3B.................................       0.340%     0.680%
        Class B-1....................................       0.580%     0.870%
        Class B-2....................................       0.630%     0.945%
        Class B-3....................................       0.880%     1.320%
        Class B-4....................................       0.940%     1.410%
        Class B-5....................................       1.080%     1.620%
        Class B-6, Class B-7, Class B-8, Class
        B-9, Class B-10 and Class B-11...............       1.250%     1.875%

         ----------

               (1) For the interest accrual period for each Distribution Date occurring on or prior to the first possible Optional Termination Date.

               (2)   For each other interest accrual period.

            The "OPTIONAL TERMINATION DATE" is the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any foreclosed or otherwise repossessed properties then held by the trust fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The "NET WAC CAP" for any Distribution Date will equal:

            o for the Group 1 Senior LIBOR Certificates, the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans for that Distribution Date, as adjusted for the related interest accrual period, minus the Class 1-A-3B Policy Premium Rate;

            o for the Group 2 Senior LIBOR Certificates, the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans for that Distribution Date, as adjusted for the related interest accrual period, minus the Class 2-A-3B Policy Premium Rate; and

            o for the Subordinated Floating Rate Certificates (the "SUBORDINATE WAC CAP"), the weighted average of the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, weighted on the basis of the Subordinated Portion of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, and in the case of the first interest accrual period only, as adjusted for the first interest accrual period.

             The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any Distribution Date means the average of the adjusted net mortgage rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the Due Date in the prior month (after giving effect to prepayments in the Prepayment Period related to such prior Due Date).

            The "ADJUSTED CAP RATE" for any Distribution Date will equal:

            o for the Group 1 Senior Floating Rate Certificates, the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans for that Distribution Date, minus (x) the Class 1-A-3B Policy Premium Rate and minus (y) a fraction, the numerator of which is the product of (a) the net deferred interest for the Group 1 Mortgage Loans for such Distribution Date, and (b) 12, and the denominator of which is the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the prior month (after giving effect to prepayments in the Prepayment Period related to such prior Due Date), adjusted for the related interest accrual period;

            o for the Group 2 Senior Floating Rate Certificates, the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans for that Distribution Date, minus (x) the Class 2-A-3B Policy Premium Rate and minus (y) a fraction, the numerator of which is the product of (a) the net deferred interest for the Group 2 Mortgage Loans for such Distribution Date, and (b) 12, and the denominator of which is the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the prior month (after giving effect to prepayments in the Prepayment Period related to such prior Due Date), adjusted for the related interest accrual period; and

            o for the subordinated certificates, the weighted average (weighted on the basis of the Subordinated Portion of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively) of the Adjusted Cap Rates for the Group 1 Senior Floating Rate Certificates and the Group 2 Senior Floating Rate Certificates.

            On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amounts described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest (or, in the case of the Notional Amount Certificates, deposited in the Carryover Shortfall Reserve Fund) on the prior Distribution Dates and not subsequently distributed or deposited, as applicable (which are called "UNPAID INTEREST AMOUNTS"), reduced by any net deferred interest on the related Mortgage Loans allocated to such class of certificates.

            With respect to any Distribution Date, current interest for each of the Class 1-X, Class 2-X and Class B-X Certificates will equal the current interest distributed to the related IO Component on such Distribution Date.

            With respect to each Mortgage Loan and each related Due Date, "DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment adjusts generally no more frequently than annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization. See "The Mortgage Loans--General--Mortgage Rate Adjustments" and "--Monthly Payment Adjustments" in this prospectus supplement.

            With respect to each loan group and Due Date, "NET DEFERRED INTEREST" is equal to the excess, if any, of the amount of deferred interest that accrued on the Mortgage Loans in that loan group as described above from the preceding Due Date to such Due Date, over any Principal Prepayment Amount for those Mortgage Loans during the related Prepayment Period.

            For any Distribution Date, the "PRINCIPAL PREPAYMENT AMOUNT" for a loan group is equal to the sum of all voluntary principal prepayments received on the Mortgage Loans in that loan group during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications of the Mortgage Rates. For any Distribution Date and loan group, the "NET PREPAYMENTS" for that loan group are equal to the excess, if any, of the (i) Principal Prepayment Amount for that loan group over (ii) the aggregate amount of deferred interest accrued on the Mortgage Loans in that loan group from the preceding Due Date to the Due Date related to that Distribution Date. On each Distribution Date, the excess, if any, of the Principal Prepayment Amount over the Net Prepayments for that Distribution Date will be distributed to the certificates as a distribution of interest on that distribution date in accordance with the priorities set forth above, and will not be distributed as principal on the certificates on that Distribution Date.

            For any Distribution Date, the net deferred interest on the Mortgage Loans will reduce the amount of current interest on each class of certificates to which net deferred interest is allocated. To the extent that there is Net Deferred Interest for a loan group on a Distribution Date, the Senior Percentage of that Net Deferred Interest will be allocated, in the aggregate, to the senior certificates in the related senior certificate group and the Subordinated Percentage (based upon the related Subordinated Portion) of that Net Deferred Interest will be allocated, in the aggregate, to the subordinated certificates. On each Distribution Date, the net deferred interest will be allocated to each class of certificates (other than the Class 1-X, Class 2-X and Class B-X Certificates) in an amount equal to the excess, if any, of (i) the interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to the applicable Distribution Date over
(ii) the amount of interest to which such class would have been entitled if the pass-through rate for such class were equal to the Adjusted Cap Rate for such class and Distribution Date. With respect to any Distribution Date, the Senior Percentage of any net deferred interest with respect to the related loan group remaining after allocation to the related Senior Floating Rate Certificates will be allocated to the related class of Senior Notional Amount Certificates. With respect to any Distribution Date, the Subordinated Percentage of any Net Deferred Interest remaining after the allocation of net deferred interest to the Subordinated Floating Rate Certificates will be allocated to the Class B-X Certificates.

            On each Distribution Date, any amount of net deferred interest allocable to a class of certificates on such Distribution Date will be added as principal to the outstanding Class Certificate Balance of such class of certificates. Any amount of net deferred interest that is allocated to an IO Component on a Distribution Date will be added as principal to the outstanding component principal balance of the corresponding PO Component.

            The interest accrual period for each Distribution Date and the LIBOR Certificates will be the period beginning on the previous Distribution Date (or the closing date, in the case of the first Distribution Date) and ending on the day immediately preceding that Distribution Date. The interest accrual period for each Distribution Date and the Class A-R, Class 1-X, Class 2-X, Class 2-A-2B and Class B-X Certificates will be the calendar month preceding the month that Distribution Date. The interest accrual period for each Distribution Date and the LIBOR Certificates will be determined on the basis of an assumed 360-day year and the actual number of days that elapsed during the related interest accrual period. The interest accrual period for each Distribution Date and the Class 1-X, Class 2-X, Class 2-A-2B, Class B-X and Class A-R Certificates will be determined on the basis of an assumed 360-day year consisting of twelve 30 day months.

            The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to

            o any net prepayment interest shortfalls for that loan group and Distribution Date and

            o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction.

            Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Subordinated Portion, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

            For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the applicable Subordinated Portion for that Distribution Date, provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date. The Policy will not cover Net Interest Shortfalls.

            A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law. See "Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

            With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for such loan group for such period and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

            If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "--Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

CARRYOVER SHORTFALL AMOUNTS

            For each class of Floating Rate Certificates and any Distribution Date, the "CARRYOVER SHORTFALL AMOUNT" for such class will equal the sum of:

            (i) the excess, if any, of the amount of interest to which such class would have been entitled if the pass-through rate for such class were calculated without regard to the applicable Net WAC Cap, over the actual amount of interest to which such class is entitled to for such Distribution Date (in each case prior to any reduction for net deferred interest);

            (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

            (iii) interest for the applicable interest accrual period on the amount described in clause (ii) above based on the pass-through rate for the applicable class of certificates, determined without regard to the applicable Net WAC Cap.

            The Yield Maintenance Agreements; Yield Maintenance Reserve Funds. The trust fund will have the benefit of two interest rate cap agreements (each, a "YIELD MAINTENANCE AGREEMENT") as evidenced by a Confirmation between the trust fund and The Bank of New York (the "CAP COUNTERPARTY"), which are intended to partially mitigate the interest rate risk to the related classes of certificates that could result from the difference between one-month LIBOR as it relates to the pass-through rate on the related classes of certificates and the related Net WAC Cap.

            Pursuant to each Yield Maintenance Agreement, the terms of an ISDA Master Agreement were incorporated into the Confirmation of each Yield Maintenance Agreement as if such an ISDA Master Agreement had been executed by the trustee and the Cap Counterparty on the date each Yield Maintenance Agreement was executed. Each Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

            Each Yield Maintenance Agreement will be related to one of the following groups of certificates: (x) the Group 1 Senior Floating Rate Certificates or (y) the Group 2 Senior LIBOR Certificates. On the first business day preceding each Distribution Date beginning in November 2005, payments under each Yield Maintenance Agreement will be made based on an amount equal to the product of (i) the excess, if any, of (x) the lesser of LIBOR (as determined by the Cap Counterparty) and the applicable Maximum Cap Rate, over (y) the related cap strike rate, (ii) the related Yield Maintenance Notional Balance and (iii) the Yield Maintenance Day Count Fraction.

            The "YIELD MAINTENANCE NOTIONAL BALANCE" and related cap strike rate on each Distribution Date for each of the Yield Maintenance Agreements is as described in Schedule 1 to this prospectus supplement; provided, however, for each Yield Maintenance Agreement, the related Yield Maintenance Notional Balance for each Distribution Date will be subject to a maximum equal to the aggregate Class Certificate Balance of the related classes of certificates immediately prior to that Distribution Date. The "YIELD MAINTENANCE DAY COUNT FRACTION" for each Yield Maintenance Agreement is the actual number of days in the applicable yield maintenance agreement calculation period divided by 360. After the Distribution Date in February 2016, each Yield Maintenance Notional Balance will be equal to zero, and each Yield Maintenance Agreement will be terminated.

            The Yield Maintenance Agreements will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Counterparty, the failure of the Cap Counterparty (two business days after notice of such failure is received by the Cap Counterparty) to make a payment due under the Yield Maintenance Agreements, the failure by the Cap Counterparty to take certain actions specified in the Yield Maintenance Agreements within 30 days following its debt rating going below certain applicable rating agency ratings specified in the Yield Maintenance Agreements, and the Yield Maintenance Agreements becoming illegal or subject to certain kinds of taxation.

            If either Yield Maintenance Agreement is terminated, the Cap Counterparty may owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the termination date of that Yield Maintenance Agreement. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the trustee.

            Any amounts received from the Cap Counterparty under a Yield Maintenance Agreement will be deposited in the yield maintenance reserve fund established by the trustee for the related classes of certificates. Any amounts on deposit in the yield maintenance reserve funds will be the property of the trust fund, but will not be part of any REMIC. On each Distribution Date, the trustee will withdraw from funds available on deposit in the applicable yield maintenance reserve fund, amounts to cover any Carryover Shortfall Amounts with respect to the related classes of certificates, pro rata, based on their respective Class Certificate Balances. Any amounts received pursuant to a Yield Maintenance Agreement and not used to cover any Carryover Shortfall Amounts on a Distribution Date (other than any payments received upon termination of the Yield Maintenance Agreement) will be distributed to the applicable class of notional amount certificates and will not be available on any future Distribution Date to cover any Carryover Shortfall Amounts. There can be no assurance, however, that funds will be available to pay any such shortfalls to holders of any class of Senior Floating Rate Certificates on such Distribution Date or subsequent Distribution Dates.

            The classes of Senior Floating Rate Certificates do not represent an obligation of the Cap Counterparty. Holders of those Certificates are not parties to or beneficiaries under the Yield Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of their obligations under the Yield Maintenance Agreements.

            The Cap Counterparty. The Bank of New York is the principal subsidiary of The Bank of New York Company, Inc. The senior debt of The Bank of New York is rated "Aa2" by Moody's and "AA-" by S&P and Fitch.

            Carryover Shortfall Reserve Fund. Pursuant to the terms of the pooling and servicing agreement, the trustee will establish an account on behalf of the Class 1-X, Class 2-X and Class B-X Certificates (the "CARRYOVER SHORTFALL RESERVE FUND"), which will be held in trust by the trustee on behalf of the holders of the Floating Rate Certificates. The Carryover Shortfall Reserve Fund will not be an asset of any REMIC. On the closing date, the depositor will deposit in the Carryover Shortfall Reserve Fund an amount that is intended to cover the amount of Carryover Shortfall Amounts, if any, on the first Distribution Date. The Carryover Shortfall Reserve Fund will be the sole source of payments to the holders of Subordinated Floating Rate Certificates and the Class 2-A-2B Certificates with respect to any Carryover Shortfall Amounts on such certificates. The Carryover Shortfall Reserve Fund and the related yield maintenance reserve fund will be the only sources of payments of Carryover Shortfall Amounts to the holders of the Senior Floating Rate Certificates (other than the Class 2-A-2B Certificates). The Policy will not cover Carryover Shortfall Amounts.

            On each Distribution Date, the current interest that would otherwise be distributable with respect to an IO Component (after reductions due to net deferred interest allocated to the related class of Notional Amount Certificates) will be deposited instead in the Carryover Shortfall Reserve Fund for payment to the related classes of Floating Rate Certificates to the extent of the related Required Reserve Fund Deposit in the manner described below.

            With respect to any Distribution Date, the "REQUIRED RESERVE FUND DEPOSIT" will be an amount equal to

            o for the Class 1-X Certificates, the lesser of (i) the current interest for the Class 1-X IO Component for such Distribution Date (after reductions due to that component's share of any net deferred interest and after any reduction in current interest due to net interest shortfalls on such Distribution
                  Date) and (ii) the amount, if any, required to bring the balance on deposit in the Carryover Shortfall Reserve Fund related to the group 1 senior certificates up to an amount equal to the greater of (a) the aggregate remaining Carryover Shortfall Amount for such Distribution Date with respect to the Group 1 Senior Floating Certificates (after distributing amounts in the related yield maintenance reserve fund to the Group 1 Senior Floating Rate Certificates) and (b) $1,000;

            o for the Class 2-X Certificates, the lesser of (i) the current interest for the Class 2-X IO Component for such Distribution Date (after reductions due to that component's share of any net deferred interest and after any reduction in current interest due to net interest shortfalls on such Distribution
                  Date) and (ii) the amount, if any, required to bring the balance on deposit in the Carryover Shortfall Reserve Fund related to the group 2 senior certificates up to an amount equal to the greater of (a) the aggregate remaining Carryover Shortfall Amount for such Distribution Date with respect to the Group 2 Senior Floating Rate Certificates (after distributing amounts in the related yield maintenance reserve fund to the Group 2 Senior LIBOR Certificates) and (b) $1,000; and

            o for the Class B-X Certificates, the lesser of (i) the current interest for the Class B-X IO Component for such Distribution Date (after reductions due to that component's share of any net deferred interest and after any reduction in current interest due to net interest shortfalls on such Distribution
                  Date) and (ii) the amount, if any, required to bring the balance on deposit in the Carryover Shortfall Reserve Fund related to the Subordinated Certificates up to an amount equal to the greater of (a) the aggregate remaining Carryover Shortfall Amount for such Distribution Date with respect to the Subordinated Floating Rate Certificates and (b) $1,000;

            On any Distribution Date for which a Carryover Shortfall Amount exists with respect to the Group 1 Senior Floating Rate Certificates (after distributing amounts from the related yield maintenance reserve fund to these classes of certificates), the trustee will withdraw from the Carryover Shortfall Reserve Fund the lesser of the Required Reserve Fund Deposit for the Group 1 Senior Floating Rate Certificates and the amount on deposit in the Carryover Shortfall Reserve Fund from payments otherwise distributable to the Class 1-X Certificates and distribute such amount to the Group 1 Senior Floating Rate Certificates on a pro rata basis based on the related remaining Carryover Shortfall Amount due.

            On any Distribution Date for which a Carryover Shortfall Amount exists with respect to the Group 2 Senior Floating Rate Certificates (after distributing amounts from the related yield maintenance reserve fund to the Group 2 Senior LIBOR Certificates), the trustee will withdraw from the Carryover Shortfall Reserve Fund the lesser of the Required Reserve Fund Deposit for the Group 2 Senior Floating Rate Certificates and the amount on deposit in the Carryover Shortfall Reserve Fund from payments otherwise distributable to the Class 2-X Certificates and distribute such amount to the Group 2 Senior Floating Rate Certificates on a pro rata basis based on the related remaining Carryover Shortfall Amount due.

            On any Distribution Date for which a Carryover Shortfall Amount exists with respect to the Subordinated Floating Rate Certificates, the trustee will withdraw from the Carryover Shortfall Reserve Fund the lesser of the Required Reserve Fund Deposit for the Subordinated Floating Rate Certificates and the amount on deposit in the Carryover Shortfall Reserve Fund from payments otherwise distributable to the Class B-X Certificates and distribute such amount to the Subordinated Floating Rate Certificates, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates, in that order, up to the amount of Carryover Shortfall Amount for each such class of certificates.

PRINCIPAL

            Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates (or, with respect to the Notional Amount Certificates, the related PO Component), in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates (or, with respect to the Class B-X Certificates, the Class B-X PO Component), as a portion of the Subordinated Principal Distribution Amount.

            The "PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

                  (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

                  (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

                  (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

                  (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                  (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

                  (f) all Net Prepayments on the Mortgage Loans in that loan group received during the related Prepayment Period, and

                  (g) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date.

            Senior Principal Distribution Amount

            On each Distribution Date, the Principal Amount for each loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes and components of senior certificates as follows:

            o from the Senior Principal Distribution Amount for loan group 1 to the group 1 senior certificates as follows:

                        first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

                        second, concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3A and Class 1-A-3B, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                        third, to the Class 1-X PO Component, until its component principal balance is reduced to zero, and

            o from the Senior Principal Distribution Amount for loan group 2 to the group 2 senior certificates as follows:

                        first, concurrently, to the Class 2-A-1A, Class 2-A-1B, Class 2-A-2A, Claass 2-A-2B, Class 2-A-2C, Class 2-A-3A and Class 2-A-3B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                        second, to the Class 2-X PO Component, until its component principal balance is reduced to zero.

            Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Principal Amount for the related loan group will be distributed, concurrently as principal of the classes and components of senior certificates corresponding to that loan group, pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

            The amount of principal available for distributions to the senior certificates (or, with respect to the Class 1-X and Class 2-X Certificates, the related PO Components) for a loan group may be increased if such loan group is experiencing disproportionately high Realized Losses, as described under "--Limited Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group" below.

            The capitalized terms used in this prospectus supplement shall have the following meanings:

            The "AGGREGATE SENIOR PERCENTAGE" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

            "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

            "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs and increased by any deferred interest added to the principal balance on or prior to such Due Date.

            The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for either loan group for any Distribution Date will equal the sum of

            (i) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

            (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                  (x) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan and

                  (y) the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

            (iii) the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and the Distribution Date.

            On any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificate group will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Senior Percentage or Senior Prepayment Percentage for such senior certificate group with respect to all the Mortgage Loans, as opposed to only the Mortgage Loans in the related loan group.

            The "SENIOR PERCENTAGE" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances and component principal balances of each class and component of senior certificates of such senior certificate group other than the related notional amount components immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balances and component principal balances of each class of senior certificates (other than the notional amount components) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balances and component principal balances of all classes of certificates (other than the related notional amount components) immediately prior to such Distribution Date.

            For any Distribution Date on and prior to a Senior Termination Date, the "SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

            The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Pool Balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

            The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between 100% and related Senior Prepayment Percentage on that Distribution Date.

            The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

            Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

            (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

            (ii) cumulative Realized Losses on the Mortgage Loans do not exceed

                        (a) commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

                        (b) commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

                        (c) commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

                        (d) commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

                        (e) commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date and thereafter, 50% of the original subordinate principal balance.

            Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in September 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the Senior Percentage and (y) after the Distribution Date in September 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior Prepayment Percentage will equal the Senior Percentage.

            The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

            The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance or component principal balance of the senior certificates of such senior certificate group is reduced to zero.

            If on any Distribution Date the allocation to the class or component of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and the Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

            Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group. If on any Distribution Date the aggregate Class Certificate Balance and component principal balance of the senior certificates and principal-only component of a senior certificate group after giving effect to all other distributions to be made on that Distribution Date, is greater than the Pool Balance for that loan group (any such group, the "UNDERCOLLATERALIZED GROUP"), all amounts otherwise distributable to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the second following sentence) will be distributed to the senior certificates and principal-only component of the Undercollateralized Group, until the aggregate Class Certificate Balance and component principal balance of the senior certificates and principal-only component of the Undercollateralized Group equals the Pool Balance for that loan group. The amount distributed to the Undercollateralized Group (such distribution, an "UNDERCOLLATERALIZATION DISTRIBUTION") will be an amount up to the sum of the accrued interest amount and the principal deficiency amount for such Undercollateralized Group. If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates and principal-only component of that related senior certificate group. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

            For any Distribution Date, the "ACCRUED INTEREST AMOUNT" for an Undercollateralized Group will equal the sum of (x) the product of (A) the applicable principal deficiency amount and (B) the weighted average pass-through rate for the related senior certificates for that Distribution Date, accrued during the related interest accrual period and (y) any such unpaid interest amounts from prior Distribution Dates.

            For any Distribution Date, the "PRINCIPAL DEFICIENCY AMOUNT" for an Undercollateralized Group will equal the excess of the aggregate Class Certificate Balance and component principal balance of the senior certificates and principal-only component related to that Undercollateralized Group on that Distribution Date (after all other distributions have been made on that date) over the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month of such Distribution Date after giving effect to prepayments in the related Prepayment Period as of the Due Date in the month of such Distribution Date.

            The "POOL BALANCE" for a loan group and any Due Date is equal to the aggregate Stated Principal Balance of all related Mortgage Loans and for the mortgage pool and any Due Date is the aggregate Stated Principal Balance of all the Mortgage Loans.

            All distributions described in this "Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group" section will be made in accordance with the priorities set forth under "Distributions on the Certificates --Principal--Senior Principal Distribution Amount" above and "--Subordinated Principal Distribution Amount" below.

            Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates (or, with respect to the Class B-X Certificates, the Class B-X PO Component). Except as provided in the next paragraph, each class and component of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates, first, to the Class B-X Certificates, until its Class Certificate Balance is reduced to zero, and then to the remaining classes of subordinated certificates, sequentially in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

            With respect to each class of subordinated certificates (other than the Class B-X Certificates and the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates (other than the Class B-X Certificates) that have higher numerical class designations than that class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of Net Prepayments will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of Net Prepayments otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

            The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates (other than the Class B-X Certificates) will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such class of subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balances of all classes of certificates immediately prior to such Distribution Date.

            The approximate Original Applicable Credit Support Percentages for the subordinated certificates (other than the Class B-X Certificates) on the date of issuance of the certificates are expected to be as follows:

                      Class B-1..............................        8.25%
                      Class B-2..............................        7.74%
                      Class B-3..............................        5.70%
                      Class B-4..............................        4.30%

                      Class B-5..............................        3.70%
                      Class B-6..............................        3.15%
                      Class B-7..............................        2.70%
                      Class B-8..............................        2.30%
                      Class B-9..............................        2.00%
                      Class B-10.............................        1.30%
                      Class B-11.............................        0.55%

            The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group will equal the sum of

            (i) the related Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

            (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, and

            (iii) the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

            On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

            Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates and payments to the Certificate Insurer, as described above and, after the final distribution has been made with respect to the certificates. Because the other classes of certificates will be entitled to all principal and interest in respect of the Mortgage Loans, it is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

            On each Distribution Date, any Realized Loss on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero; provided, that the Class B-X Certificates will not be allocated any Realized Losses until the Class Certificate Balances of the other classes of subordinated certificates have been reduced to zero. Any remaining Realized Losses on the Group 1 Mortgage Loans will be allocated to the Group 1 Senior Certificates, pro rata, until their respective Class Certificate Balances have been reduced to zero; provided, however, that any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 and Class 1-A-2 Certificates will instead be allocated, concurrently, to the
Class 1-A-3A and Class 1-A-3B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, and, after the Class Certificate Balances of the Class 1-A-3A and Class 1-A-3B Certificates are reduced to zero, any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates until its Class Certificate Balance is reduced to zero. Any remaining Realized Losses on the Group 2 Mortgage Loans will be allocated to the Group 2 Senior Certificates, pro rata, until their respective Class Certificate Balances have been reduced to zero; provided, however, that any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated, concurrently, to the

Class 2-A-1A, Class 2-A-1B, Class 2-A-2A, Class 2-A-2B and Class 2-A-2C Certificates will instead be allocated to the Class 2-A-3A and Class 2-A-3B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, and, after the Class Certificate Balances of the Class 2-A-3A and Class 2-A-3B Certificates are reduced to zero, any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1A and Class 2-A-1B Certificates will instead be allocated concurrently to the Class 2-A-2A, Class 2-A-2B and Class 2-A-2C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

            The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class Certificate Balance of each class of subordinated certificates (other than the Class B-X Certificates) has been reduced to zero.

            Because principal distributions are paid to some classes and principal-only components of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

            In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

            A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

            "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

            The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P-1 and Class P-2 Certificates.

THE POLICY

            On the closing date, Ambac Assurance Corporation (the "CERTIFICATE INSURER") will issue the certificate guaranty insurance policy (the "POLICY") in favor of the Trustee on behalf of the holders of the Class 1-A-3B and Class 2-A-3B Certificates. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

            The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Class 1-A-3B and Class 2-A-3B Certificates. The Certificate Insurer will pay Insured Amounts that are Due for Payment to the Trustee on the later of (1) the Distribution Date the Insured Amount is distributable to the holders of the Class 1-A-3B or Class 2-A-3B Certificates under the pooling and servicing agreement, and (2) the second business day following the business day the Certificate Insurer shall have received telephonic or telegraphic notice, the original of which is sent by registered or certified mail, from the trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

            The Certificate Insurer's obligation under the Policy will be discharged to the extent that funds are received by the trustee for payment to the holders of the Class 1-A-3B or Class 2-A-3B Certificates, regardless of whether those funds are properly paid by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made, regardless of any acceleration of the Class 1-A-3B or Class 2-A-3B Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

            For purposes of the Policy, a holder does not and may not include any of the trustee, the seller, the depositor or the master servicer.

            The Policy will not cover shortfalls, if any, attributable, to Net Interest Shortfalls, Carryover Shortfall Amounts, net deferred interest or deferred interest, nor does the Policy guarantee to the holders of the Class 1-A-3B or Class 2-A-3B Certificates any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC, the trustee or any holder of a Class 1-A-3B or Class 2-A-3B Certificate for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), nor any risk other than Nonpayment, including the failure of the trustee to make any payment required under the pooling and servicing agreement to the holders of the Class 1-A-3B or Class 2-A-3B Certificates. The Policy will not provide credit enhancement for any class of certificates other than the Class 1-A-3B or Class 2-A-3B Certificates.

            No person other than the Trustee shall be entitled to present the Notice.

            The Certificate Insurer will be subrogated to the rights of each holder of the Class 1-A-3B or Class 2-A-3B Certificates to the extent of any payment by the Certificate Insurer under the Policy.

            The Certificate Insurer agrees that if it shall be subrogated to the rights of the holders of the Class 1-A-3B and Class 2-A-3B Certificates, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such Distribution Date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the pooling and servicing agreement.

            The Policy and the obligation of the Certificate Insurer under the Policy will terminate without any action on the part of the Certificate Insurer or any other person following the later to occur of (x) the date that is one year and one day following the date on which all amounts required to be paid on the related classes of certificates have been paid in full and (y) any proceeding referenced in the immediately following paragraph that has been commenced on or prior to that date specified in clause (x) of this paragraph, the 30th day following the entry of a final, non-appealable order in resolution or settlement of such proceeding. Upon termination of the Policy, the trustee will deliver the original of that Policy to the Certificate Insurer.

            Pursuant to the Policy, the Certificate Insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third business day following receipt by the Certificate Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the trustee, or holder of a Class 1-A-3B or Class 2-A-3B Certificate, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or holder of a Class 1-A-3B or Class 2-A-3B Certificate (the "ORDER"),
(ii) a notice by or on behalf of the Trustee or holder of a Class 1-A-3B or Class 2-A-3B Certificate that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the trustee or holder of a Class 1-A-3B or Class 2-A-3B Certificate, irrevocably assigning to the Certificate Insurer all rights and claims of the trustee or such holder relating to or arising under the pooling and servicing agreement against the trust fund or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Policy) appropriately completed and executed by the trustee; provided, that if such documents are received after 12:00 noon, New York City time on such business day, they will be deemed to be received the following business day; provided further, that the Certificate Insurer will not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class 1-A-3B or Class 2-A-3B Certificates prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal pursuant to the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the trustee or to the holders of the Class 1-A-3B or Class 2-A-3B Certificates directly, unless a holder of a Class 1-A-3B or Class 2-A-3B Certificate has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay to the trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

            As used in the Policy, the following terms shall have the following meanings:

            "BUSINESS DAY": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the state of California, the state of New York or the cities in which the corporate trust office of the trustee is located, are authorized or obligated by law or executive order to be closed.

            "DEFICIENCY AMOUNT" with respect to:

            (A) each Distribution Date prior to the Last Scheduled Distribution Date and the Class 1-A-3B and Class 2-A-3B Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the amount of current interest on the Class 1-A-3B or Class 2-A-3B Certificates net (without duplication) of any interest shortfalls resulting from Net Interest Shortfalls, Carryover Shortfall Amounts, net deferred interest or deferred interest over (b) the Class 1-A-3B Available Funds or the Class 2-A-3B Available Funds for that Distribution Date, and (ii) the amount of Realized Losses allocable to the Class 1-A-3B or Class 2-A-3B Certificates; and

            (B) the Last Scheduled Distribution Date and the Class 1-A-3B and Class 2-A-3B Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the amount of current interest on the Class 1-A-3B or Class 2-A-3B Certificates net (without duplication) of any interest shortfalls resulting from Net Interest Shortfalls, Carryover Interest Shortfalls, net deferred interest or deferred interest over (b) the Class 1-A-3B Available Funds or the Class 2-A-3B Available Funds for that Distribution Date and (ii) the excess, if any, of the Class Certificate Balance of all outstanding Class 1-A-3B and Class 2-A-3B Certificates due on such Last Scheduled Distribution Date after taking into account all payments to be made to the Class 1-A-3B and Class 2-A-3B Certificates on such date.

            "CLASS 1-A-3B AVAILABLE FUNDS" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the pooling and servicing agreement to make distributions on the Class 1-A-3B Certificates on such Distribution Date, other than any Insured Amounts.

            "CLASS 2-A-3B AVAILABLE FUNDS" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the pooling and servicing agreement to make distributions on the Class 2-A-3B Certificates on such Distribution Date, other than any Insured Amounts.

            "DUE FOR PAYMENT" means, with respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the Pooling and Servicing Agreement.

            "INSURED AMOUNTS" means, with respect to any Distribution Date and either the Class 1-A-3B or Class 2-A-3B Certificates, the Deficiency Amount for such Distribution Date.

            "INSURED PAYMENTS" means, with respect to any Distribution Date and either the Class 1-A-3B or Class 2-A-3B Certificates, the aggregate amount actually paid by the Certificate Insurer to the trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

            "LATE PAYMENT RATE" means, for any Distribution Date, the lesser of
(i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Class 1-A-3B and Class 2-A-3B Certificates and
(ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate will be computed on the basis of the actual number of days elapsed over a year of 360 days.

            "NONPAYMENT" means, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the pooling and servicing agreement.

            "PREFERENCE AMOUNT" means any amount payable on the Class 1-A-3B or Class 2-A-3B Certificates, which would have been covered under the terms of the Policy as an Insured Amount, which has been deemed a preferential transfer and theretofore recovered from its holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

            "REIMBURSEMENT AMOUNT" means, as to any Distribution Date, (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date such Insured Payments were made.

            The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class 1-A-3B or Class 2-A-3B Certificates.

            The Policy is issued under and will be construed under, the laws of the State of California, without giving effect to the conflict of laws principles thereof.

            IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

THE CERTIFICATE INSURER

            The following information has been supplied by Ambac Assurance Corporation, the Certificate Insurer, for inclusion in this prospectus supplement. No representation is made by the Depositor, the seller, the master servicer, the trustee, the underwriter or any of their affiliates as to the accuracy or completeness of the information.

            Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's, S&P and Fitch, Inc. have each assigned a triple-A financial strength rating to the Certificate Insurer.

            The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "COMMISSION") on March 15, 2005; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2005 and for the periods ended March 31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20, 2005, and August 2, 2005, as they relate to Ambac Assurance Corporation, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

            All consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such consolidated financial statements.

            The following table sets forth the capitalization of Ambac Assurance Corporation and subsidiaries as of December 31, 2003, December 31, 2004 and June 30, 2005 in conformity with U. S. generally accepted accounting principles.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED CAPITALIZATION TABLE

                              (DOLLARS IN MILLIONS)

                                                             DECEMBER 31, 2003      DECEMBER 31, 2004       JUNE 30, 2005
                                                             -----------------      -----------------       -------------
                                                                                                              (UNAUDITED)
Unearned premiums....................................            $2,553                 $2,783                  $2,897
Long-term debt.......................................               189                  1,074                   1,044
Notes payable to affiliates..........................                84                      -                       -
Other liabilities....................................             2,008                  2,192                   2,375
                                                                  -----                  -----                   -----
Total liabilities....................................             4,834                  6,049                   6,316
                                                                  -----                  -----                   -----
Stockholder's equity
   Common stock......................................                82                     82                      82
   Additional paid-in capital........................             1,144                  1,233                   1,248
   Accumulated other comprehensive income............               243                    238                     250
   Retained earnings.................................             3,430                  4,094                   4,222
                                                                  -----                  -----                   -----
Total stockholder's equity...........................             4,899                  5,647                   5,802
                                                                  -----                  -----                   -----
Total liabilities and stockholder's equity...........            $9,733                $11,696                 $12,118
                                                                 ======                =======                 =======


            For additional financial information concerning Ambac Assurance Corporation, see the audited consolidated financial statements of Ambac Assurance Corporation incorporated by reference in this prospectus supplement. Copies of the consolidated financial statements of Ambac Assurance Corporation incorporated by reference, and copies of Ambac Assurance Corporation's annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac Assurance Corporation. The address of Ambac Assurance Corporation's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

            AMBAC ASSURANCE CORPORATION MAKES NO REPRESENTATION REGARDING THE CERTIFICATES OR THE ADVISABILITY OF INVESTING IN THE CERTIFICATES AND MAKES NO REPRESENTATION REGARDING, NOR HAS IT PARTICIPATED IN THE PREPARATION OF, THIS PROSPECTUS SUPPLEMENT OTHER THAN THE INFORMATION SUPPLIED BY AMBAC ASSURANCE CORPORATION AND PRESENTED UNDER THIS HEADING AND "--THE POLICY" IN THIS PROSPECTUS SUPPLEMENT AND IN THE FINANCIAL STATEMENTS INCORPORATED IN THIS PROSPECTUS SUPPLEMENT BY REFERENCE.

STRUCTURING ASSUMPTIONS

            Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

            o loan group 1 consists of 40 Mortgage Loans with the following characteristics:

                                                      REMAINING                                             MONTHS TO
                                        CURRENT          TERM                                  MONTHS TO       NEXT     NEGATIVE
                         MORTGAGE     ADJUSTED NET        TO          GROSS         MAXI-      NEXT RATE     PAYMENT    AMORTIZA
CURRENT PRINCIPAL         RATE*      MORTGAGE RATE*    MATURITY      MARGIN*    MUM MORTGAGE   ADJUSTMENT    ADJUST-      TION
   BALANCE ($)             (%)            (%)          (MONTHS)        (%)        RATE* (%)       DATE      MENT DATE    LIMIT (%)
   -----------             ---            ---          --------        ---        ---------       ----      ---------    ---------
    $19,820,029.00      1.137186        0.761686           360     2.843006       9.950000           1          13         110
   $113,139,412.18      5.746837        5.371337           358     2.881837       9.972841           1          11         110
     $4,096,743.91      5.949875        5.574375           359     3.084875       9.950000           1          12         115
       $223,479.40      5.515000        5.139500           357     2.650000       9.950000           1          10         110
       $267,361.34      5.890000        5.514500           359     3.025000       9.950000           1          12         115
     $1,490,388.45      5.691777        5.316277           359     2.826777       9.950000           1          12         110
       $509,374.51      6.344709        5.969209           358     3.479709      11.139146           1          11         110
       $236,000.00      1.000000        0.624500           360     3.050000       9.950000           1          13         110
     $1,572,351.99      5.567197        5.191697           358     2.702197       9.950000           1          11         110
     $7,947,894.00      1.089583        0.714083           360     2.712214       9.933694           1          13         110
    $49,512,952.20      5.721876        5.346376           358     2.856876       9.975826           1          11         110
       $225,620.82      6.047775        5.672275           359     3.182775       9.950000           1          12         115
     $1,759,830.39      5.832707        5.457207           359     2.967707       9.950000           1          12         110
       $841,130.00      1.252196        0.876696           360     2.832888       9.950000           1          13         110
       $975,840.11      5.845392        5.469892           359     2.980392       9.950000           1          12         110
       $345,097.01      5.709414        5.333914           359     2.844414       9.950000           1          12         110
     $1,895,350.00      1.130372        0.754872           360     2.813805       9.950000           1          13         110
     $8,267,280.05      5.753899        5.378399           358     2.888899       9.950000           1          11         110
       $316,511.00      1.000000        0.624500           360     2.750000       9.950000           1          13         110
       $487,857.82      5.443018        5.067518           357     2.578018       9.950000           1          10         110
       $334,451.08      5.890000        5.514500           359     3.025000       9.950000           1          12         115
     $5,157,548.00      1.224419        0.848919           360     3.123292       9.950000           1          13         110
    $11,170,300.35      6.000369        5.624869           359     3.135369       9.950000           1          12         110
       $310,537.95      5.815000        5.439500           358     2.950000       9.950000           1          11         115
       $166,684.93      6.115000        5.739500           358     3.250000       9.950000           1          11         110
     $3,496,942.17      6.154852        5.779352           358     3.289852      10.371060           1          11         110
    $18,384,248.00      1.098019        0.722519           360     3.163832       9.950000           1          13         110
    $45,748,275.92      5.969382        5.593882           359     3.104382       9.950000           1          12         110
        $96,900.00      2.000000        1.624500           360     3.150000       9.950000           1          13         110
        $95,244.76      5.365000        4.989500           359     2.500000      10.950000           1          12         110
   $119,484,047.00      1.039969        0.664469           360     3.174114       9.950000           1          13         110
   $438,255,277.85      5.996417        5.620917           358     3.133194       9.951202           1          11         110
     $9,345,785.41      5.902710        5.527210           358     3.037710       9.918083           1          11         115
     $1,514,806.00      1.227653        0.852153           360     2.955936       9.950000           1          13         110
     $3,238,469.29      5.755998        5.380498           359     2.890998       9.950000           1          12         110
       $407,203.91      6.034596        5.659096           357     3.169596       9.950000           1          10         110
     $9,615,720.00      1.038749        0.663249           360     3.028112       9.950000           1          13         110
    $26,466,519.85      5.860118        5.484618           359     2.995118       9.950000           1          12         110
    $47,923,251.00      1.114898        0.739398           360     2.999393       9.950000           1          13         110
   $188,643,316.33      5.818931        5.443431           358     2.953931       9.950000           1          11         110

            o loan group 2 consists of 34 Mortgage Loans with the following characteristics:

                                                      REMAINING                                             MONTHS TO
                                        CURRENT          TERM                                  MONTHS TO       NEXT     NEGATIVE
                         MORTGAGE     ADJUSTED NET        TO          GROSS         MAXI-      NEXT RATE     PAYMENT    AMORTIZA
CURRENT PRINCIPAL         RATE*      MORTGAGE RATE*    MATURITY      MARGIN*    MUM MORTGAGE  ADJUSTMENT     ADJUST-      TION
   BALANCE ($)             (%)            (%)          (MONTHS)        (%)        RATE* (%)       DATE      MENT DATE    LIMIT (%)
   -----------             ---            ---          --------        ---        ---------       ----      ---------    ---------
 $15,820,815.00         1.092107        0.716607         360        2.750187       9.950000          1           13           110
$245,120,148.65         5.624836        5.249336         358        2.759836       9.967479          1           11           110
  $8,807,162.02         5.870321        5.494821         359        3.005321       9.950000          1           12           115
    $809,174.52         5.610704        5.235204         358        2.745704       9.950000          1           11           110
  $2,467,405.52         6.365000        5.989500         358        3.500000      11.277062          1           11           110
    $441,901.89         6.740000        6.364500         358        3.875000       9.950000          1           11           115
  $1,643,435.93         5.281958        4.906458         358        2.416958       9.950000          1           11           110
 $13,040,031.00         1.000000        0.624500         360        2.594881       9.950000          1           13           110
$150,370,830.25         5.591314        5.215814         358        2.726314       9.951913          1           11           110

  $2,677,448.07         6.016879        5.641379         358        3.151879       9.572795          1           11           115
    $442,400.00         1.000000        0.624500         360        2.550000       9.950000          1           13           110
  $6,879,801.65         5.642591        5.267091         358        2.777591       9.950000          1           11           110
    $827,974.45         5.413210        5.037710         359        2.548210       9.950000          1           12           110
  $1,131,595.52         5.397495        5.021995         358        2.532495       9.950000          1           11           110
  $2,215,992.00         1.000000        0.624500         360        3.053610       9.950000          1           13           110
 $14,984,390.04         5.523055        5.147555         359        2.658055       9.950000          1           12           110
    $591,921.56         6.365000        5.989500         358        3.500000       9.950000          1           11           110
    $647,732.79         5.565000        5.189500         358        2.700000       9.950000          1           11           110
    $384,000.00         1.000000        0.624500         360        3.450000       9.950000          1           13           110
  $2,644,401.13         5.908825        5.533325         358        3.043825       9.950000          1           11           110
  $6,936,136.36         6.323623        5.948123         358        3.458623      10.664798          1           11           110
  $1,237,142.99         6.054541        5.679041         359        3.189541       9.385529          1           12           115
  $8,341,600.00         1.000000        0.624500         360        3.027266       9.950000          1           13           110
 $22,913,951.85         5.736788        5.361288         358        2.966115       9.950000          1           11           110
 $85,922,903.00         1.013496        0.637996         360        3.052189       9.950000          1           13           110
$376,927,305.92         5.892402        5.516902         358        3.027402       9.953338          1           11           110
 $11,278,761.21         5.804202        5.428702         358        2.939202       9.950000          1           11           115
  $2,100,600.00         1.000000        0.624500         360        2.670504       9.950000          1           13           110
  $2,133,348.97         5.840410        5.464910         359        2.975410       9.950000          1           12           110
  $1,687,649.43         6.365000        5.989500         358        3.500000      10.422612          1           11           110
  $4,254,800.00         1.108113        0.732613         360        2.814238       9.950000          1           13           110
 $17,801,506.37         5.706259        5.330759         358        2.841259       9.950000          1           11           110
 $43,699,939.00         1.022586        0.647086         360        2.846284       9.950000          1           13           110
$210,811,874.72         5.685047        5.309547         358        2.820047       9.947594          1           11           110

-------------------
* Rounded to six decimal places.

            o     the Mortgage Loans prepay at the specified percentage of CPR,

            o     the original term to stated maturity was 360 months,

            o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

            o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

            o Net Prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

            o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

            o the scheduled monthly payment for each Mortgage Loan has been calculated initially and on each Payment Adjustment Date such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity, subject to the Payment Caps,

            o the adjusted net mortgage rate is equal to the Mortgage Rate minus a rate of 0.3755% per annum;

            o the initial Class Certificate Balance or notional amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described in this prospectus supplement under "Description of the Certificates,"

            o interest accrues on each interest bearing class of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

            o     LIBOR and MTA indices are 3.70% and 2.865%, respectively,

            o     the Mortgage Loans adjust according to the MTA index;

            o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

            o the closing date of the sale of the certificates is September 7, 2005,

            o the Class P-1 and Class P-2 Certificates each have an initial Class Certificate Balance of $0.00,

            o the seller is not required to repurchase or substitute for any Mortgage Loan,

            o the master servicer does not exercise the option to repurchase the related Mortgage Loans described in this prospectus supplement under "-- Optional Termination" other than as specified in the rows entitled "Weighted Average Life (in years) to Call" in the decrement tables in this prospectus supplement or as otherwise specified,

            o     no class of certificates becomes a Restricted Class, and

            o the minimum mortgage rate for a Mortgage Loan is equal to its Gross Margin.

            The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption ("PREPAYMENT ASSUMPTION") does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The Prepayment Assumption assumes a constant prepayment rate ("CPR") of 20.00% per annum of the then outstanding principal balance of the Mortgage Loans in each month during the life of the Mortgage Loans.

            Although it is assumed that each of the Mortgage Loans prepays at the specified percentage of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

OPTIONAL TERMINATION

            The master servicer will have the right to repurchase all remaining Mortgage Loans and foreclosed or otherwise repossessed properties in the trust fund and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. In the event the master servicer exercises such option, the purchase price distributed with respect to each certificate will be 100% of its then outstanding principal balance plus any unpaid accrued interest on such principal balance at the applicable pass-through rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the aggregate Stated Principal Balance of the Mortgage Loans). No such purchase by the Master Servicer will be permitted without the consent of the Certificate Insurer if a draw on the Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date. Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the pooling and servicing agreement, to the subordinated certificates. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and such appraised value is less than the Stated Principal Balance of the Mortgage Loans.

THE TRUSTEE

            Deutsche Bank National Trust Company will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with Deutsche Bank National Trust Company. Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purposes, which as of the closing date is DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN05AJ. Certificateholders may access monthly statements from the trustee's website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at
(800) 735-7777.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

            The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," "-- Noneconomic Residual Certificates" and "-- Foreign Investors." The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

            The effective yield to the holders of the Notional Amount Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

            Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the related senior certificates pro rata. If, as a result of shortfalls on the Mortgage Loans, the sum of the aggregate Class Certificate Balances of all classes of certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

            Net Interest Shortfalls on the Mortgage Loans in a loan group will adversely affect the yields on the interest-bearing classes of offered certificates related to that loan group, in the case of the senior certificates, and in both loan groups, in the case of the subordinated certificates. As a result, the yields on the offered certificates related to a loan group will depend on the rate and timing of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

            The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related loan group, in the case of the senior certificates, and in both loan groups, in the case of the subordinated certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of the creation of deferred interest and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. A substantial majority of the Mortgage Loans have a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to three years after origination. Because a substantial majority of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in this prospectus supplement under "Servicing of Mortgage Loans--Prepayment Charges," the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. However, the master servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the master servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

            The negative amortization of the Mortgage Loans may affect the yield on the related classes of certificates. As a result of the negative amortization of the Mortgage Loans, the outstanding principal balance of a Mortgage Loan in either loan group will increase by the amount of interest that is deferred as described in this prospectus supplement under "Description of the Certificates--Interest." During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of deferred interest, if any, to the principal balance of such Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing mortgage loans.

            In addition, because the Mortgage Rates on the Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loans over its then remaining term at the applicable Mortgage Rate. Accordingly, the Mortgage Loans may be subject to negative amortization or reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable Mortgage Rate but is not sufficient to reduced principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, deferred interest is added to the principal balance of such Mortgage Loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

            Net Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Because the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related loan group or groups. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in that loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Notional Amount Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related loan group or groups could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments.

            The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting Process." In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 30% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, the seller will be required to use its best efforts to deliver a substitute Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

            The rate and timing of principal prepayments relative to the rate and timing of the creation of deferred interest on the Mortgage Loans will also affect the yields to maturity on the related classes of certificates. To the extent that there is net deferred interest for a loan group, it will be allocated in the priority described in this prospectus supplement. Any allocation of net deferred interest to a class of certificates or interest-bearing component will reduce the amount of interest distributable on that class or component. Although interest will thereafter accrue on the net deferred interest so allocated, the increase in the related Class Certificate Balance (or the related component principal balance, in the case of the Class PO Components of the Notional Amount Certificates) may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. In addition, because the allocation of the amount of principal received in connection with voluntary prepayments and repurchases of modified Mortgage Loans in a loan group between the related classes of senior certificates and the subordinated certificates may be determined based on the relationship between the aggregate Class Certificate Balance of the senior certificates related to that loan group and the portion of the aggregate Class Certificate Balance of the subordinated certificates related to that loan group, this method of allocating net deferred interest may affect the rate and timing of distributions of principal prepayments among the classes of certificates. We cannot assure you as to the rate, timing or amount of the allocation of net deferred interest to any class of certificates or as to the resulting effect on the yield to maturity or the weighted average life of any class of certificates. The amount of the deferred interest on the Mortgage Loans in a loan group is offset by using a portion of the related Principal Prepayment Amount to make distributions of current interest on the certificates. On any Distribution Date, to the extent that the aggregate deferred interest on the Mortgage Loans in a loan group as of the related Due Date exceeds the Principal Prepayment Amount as of the end of the related Prepayment Period, such excess amounts will be deducted from the interest payable on the certificates and thereby cause a delay in the payment of accrued interest on the classes of certificates to which the net deferred interest is allocated.

            As described in this prospectus supplement under "Description of the Certificates -- Principal," the Senior Prepayment Percentage of all Net Prepayments on the Mortgage Loans in a loan group will be initially distributed to the related classes of senior certificates then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the Net Prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the Net Prepayments being distributed to the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage. In addition, since the step down in each Senior Prepayment Percentage is dependent on the performance of the entire mortgage pool rather than a particular loan group, the poor performance of one loan group may prevent the subordinated certificates from receiving distributions of principal prepayments from either of the loan groups.

            The timing of changes in the rate of Net Prepayments on the Mortgage Loans in a loan group may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans in that loan group is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

ADDITIONAL INFORMATION

            The depositor intends to file additional yield tables and other computational materials with respect to one or more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

            The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the Certificate referred to in clause (a).

            For a discussion of the factors that may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

            In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments.

            The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances or notional amounts, as the case may be, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

DECREMENT TABLES

            The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class A-R Certificates and Notional Amount Certificates) that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the percentages of CPR specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified percentages of CPR, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                                                                           CLASS 2-A-1A, CLASS 2-A-1B, CLASS 2-A-
                                                                                                    2A, CLASS 2-A-2B,
                                               CLASS 1-A-1, CLASS 1-A-2, CLASS 1-A-3A          CLASS 2-A-2C, CLASS 2-A-3A AND
                                                           AND CLASS 1-A-3B                          AND CLASS 2-A-3B
                                                           PERCENTAGE OF CPR                         PERCENTAGE OF CPR
                                              ----------------------------------------     --------------------------------------
DISTRIBUTION DATE                               10%      15%      20%      30%     40%      10%      15%     20%     30%      40%
-----------------                               ---      ---      ---      ---     ---      ---      ---     ---     ---      ---
Initial Percentage...............              100      100      100      100     100      100      100     100     100      100
September 25, 2006...............               91       85       80       69      58       91       85      80      69       58
September 25, 2007...............               83       73       63       46      33       82       72      63      46       33
September 25, 2008...............               75       62       50       32      19       74       61      50      32       19
September 25, 2009...............               67       52       40       22      11       67       51      39      22       11
September 25, 2010...............               60       43       32       16       7       60       43      32      16        7
September 25, 2011...............               52       36       25       11       4       52       36      25      11        4
September 25, 2012...............               45       30       20        7       2       45       30      20       7        2
September 25, 2013...............               40       25       15        5       1       39       25      15       5        1
September 25, 2014...............               35       21       12        3       1       34       21      12       3        1
September 25, 2015...............               31       17        9        2       *       30       17       9       2        *
September 25, 2016...............               27       14        7        2       *       26       14       7       2        *
September 25, 2017...............               23       12        6        1       *       23       12       6       1        *
September 25, 2018...............               20       10        4        1       *       20       10       4       1        *
September 25, 2019...............               18        8        3        1       *       17        8       3       *        *
September 25, 2020...............               15        6        3        *       *       15        6       3       *        *
September 25, 2021...............               13        5        2        *       *       13        5       2       *        *
September 25, 2022...............               11        4        2        *       *       11        4       1       *        *
September 25, 2023...............               10        3        1        *       *        9        3       1       *        *
September 25, 2024...............                8        3        1        *       *        8        3       1       *        *
September 25, 2025...............                7        2        1        *       *        7        2       1       *        *
September 25, 2026...............                6        2        *        *       *        6        2       *       *        *
September 25, 2027...............                5        1        *        *       *        5        1       *       *        *
September 25, 2028...............                4        1        *        *       *        4        1       *       *        *
September 25, 2029...............                3        1        *        *       *        3        1       *       *        *
September 25, 2030...............                2        1        *        *       *        2        1       *       *        *
September 25, 2031...............                2        *        *        *       *        2        *       *       *        *
September 25, 2032...............                1        *        *        *       *        1        *       *       *        *
September 25, 2033...............                1        *        *        *       *        1        *       *       *        *
September 25, 2034...............                *        *        *        *       *        *        *       *       *        *
September 25, 2035...............                0        0        0        0       0        0        0       0       0        0
Weighted Average Life (in years) to
   Maturity**                                 8.13     5.76     4.35     2.76    1.92     8.06     5.72    4.32    2.75     1.92
Weighted Average Life (in years) to Call***   7.73     5.36     4.00     2.53    1.76     7.67     5.33    3.98    2.52     1.76

--------------
+ Rounded to the nearest whole percentage (other than those percentages disclosed with an asterisk).
*     Indicates a value greater than 0% and less than 0.5%
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement and assumes that the master servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+


                                                       CLASS B-1, CLASS B-2, CLASS B-3,
                                                     CLASS B-4, CLASS B-5, CLASS B-6, CLASS
                                                               B-7 AND CLASS B-8
                                                               PERCENTAGE OF CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                               10%         15%         20%         30%         40%
-----------------                               ---         ---         ---         ---         ---
Initial Percentage...............                100         100         100         100         100
September 25, 2006...............                100         100         100         100         100
September 25, 2007...............                100         100         100         100          87
September 25, 2008...............                100         100         100          86          68
September 25, 2009...............                100         100          88          61          41
September 25, 2010...............                100          96          71          43          25
September 25, 2011...............                 98          80          56          29          15
September 25, 2012...............                 96          67          44          20           9
September 25, 2013...............                 87          55          34          14           5
September 25, 2014...............                 76          46          27           9           3
September 25, 2015...............                 67          38          21           6           2
September 25, 2016...............                 59          32          16           4           1
September 25, 2017...............                 51          26          13           3           1
September 25, 2018...............                 44          21          10           2           *
September 25, 2019...............                 39          17           8           1           *
September 25, 2020...............                 33          14           6           1           *
September 25, 2021...............                 29          12           4           1           *
September 25, 2022...............                 25           9           3           *           *
September 25, 2023...............                 21           8           3           *           *
September 25, 2024...............                 18           6           2           *           *
September 25, 2025...............                 15           5           1           *           *
September 25, 2026...............                 12           4           1           *           *
September 25, 2027...............                 10           3           1           *           *
September 25, 2028...............                  8           2           1           *           *
September 25, 2029...............                  6           2           *           *           *
September 25, 2030...............                  5           1           *           *           *
September 25, 2031...............                  4           1           *           *           *
September 25, 2032...............                  2           1           *           *           *
September 25, 2033...............                  2           *           *           *           *
September 25, 2034...............                  1           *           *           *           *
September 25, 2035...............                  0           0           0           0           0
Weighted Average
   Life (in years) to Maturity**               13.66       10.05        7.70        5.38        4.14
Weighted Average
   Life (in years) to Call***                  12.79        9.16        6.93        4.76        3.57

--------------
+ Rounded to the nearest whole percentage (other than those percentages disclosed with an asterisk).
*     Indicates a value greater than 0% and less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement and assumes that the master servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

YIELD CONSIDERATIONS WITH RESPECT TO THE IO COMPONENTS OF THE NOTIONAL AMOUNT CERTIFICATES

            The IO Components receive only distributions of interest. The yield to maturity of each IO Component will be extremely sensitive to the level of prepayments on the related Mortgage Loans. The faster that the related Mortgage Loans prepay, the less interest that IO Component and, consequently, the related class of certificates, will receive. Furthermore, if the Mortgage Loans having higher rates prepay more rapidly than those having lower rates, the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans will decline, and thus, the rate at which interest accrues on the related IO Component is also likely to decline. Prospective investors should fully consider the risk associated with an investment in the Notional Amount Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans is faster than expected or an optional termination of the trust fund occurs earlier than expected, investors may not fully recover their initial investments.

            To illustrate the significance of different rates of prepayment on the distributions on the Notional Amount Certificates (based upon distributions on the related IO Component), the tables below indicates the approximate pre-tax yields to maturity for the related certificates (on a corporate bond equivalent basis) under the different prepayment scenarios indicated.

            Any differences between the assumptions and the actual characteristics and performance of the Mortgage Loans and of the certificates may result in a yield to maturity being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which is provided only to give a general sense of the sensitivity of the yield to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of the CPR until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not to be equally offset by a later like reduction (or increase) in the rate of prepayments. In addition, increases in One-Month LIBOR, which are not shown in the following table, may adversely affect the yield on the Notional Amount Certificates.

            The following sensitivity tables for the Notional Amount Certificates are based on distributions to the related IO Component, and the Structuring Assumptions and assume further that the Notional Amount Certificates are purchased at the applicable price set forth in the table plus accrued interest from the Cut-off Date. There can be no assurance that the Mortgage Loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Notional Amount Certificates will be as assumed or that the pre-tax yield to maturity will correspond to any of the pre-tax yields shown in the tables below. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayments assumptions to be used in deciding whether to purchase a class of offered certificates.

 PRE-TAX YIELD TO MATURITY OF THE CLASS 1-X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 4.0625% OF THE INITIAL NOTIONAL AMOUNT OF THE CLASS 1-X CERTIFICATES
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

                               PERCENTAGES OF CPR
--------------------------------------------------------------------------------
 10%                15%               20%            30%                40%
 ---                ---               ---            ---                ---
 21.7%              15.1%             8.3%          (6.5)%             (22.6)%

 PRE-TAX YIELD TO MATURITY OF THE CLASS 2-X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 3.46875% OF THE INITIAL NOTIONAL AMOUNT OF THE CLASS 2-X CERTIFICATES
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

                               PERCENTAGES OF CPR
--------------------------------------------------------------------------------
 10%                 15%              20%             30%               40%
 ---                 ---              ---             ---               ---
 20.7%               14.1%            7.3%           (7.7)%            (24.2)%

 PRE-TAX YIELD TO MATURITY OF THE CLASS B-X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 2.71875% OF THE INITIAL NOTIONAL AMOUNT OF THE CLASS B-X CERTIFICATES
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

                               PERCENTAGES OF CPR
--------------------------------------------------------------------------------
 10%               15%                20%              30%               40%
 ---               ---                ---              ---               ---
 25.1%             22.4%              18.2%            9.2%             (1.4)%

LAST SCHEDULED DISTRIBUTION DATE

            The "LAST SCHEDULED DISTRIBUTION DATE" for the offered certificates is the Distribution Date in October 2036, which is the Distribution Date occurring in the thirteenth month following the month in which the latest stated maturity for any Mortgage Loan occurs. Because the rate of distributions in reduction of the Class Certificate Balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class Certificate Balance or notional amount of any class could be reduced to zero significantly earlier or later than the related Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

            The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Certificate Balances of the certificates, following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the certificates, Net Interest Shortfalls, and other cash shortfalls in Available Funds. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

            If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates (other than the Class B-X Certificates and the class of subordinated certificates then outstanding with the highest payment priority) is less than its Original Applicable Credit Support Percentage, all Net Prepayments on the Mortgage Loans available for distribution on the subordinated certificates will be allocated solely to all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the related Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

                               CREDIT ENHANCEMENT

SUBORDINATION

            Any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 and Class 1-A-2 Certificates will instead be allocated, concurrently, to the Class 1-A-3A and Class 1-A-3B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, and, after the Class Certificate Balances of the Class 1-A-3A and Class 1-A-3B Certificates are reduced to zero, any Realized Losses on the Group 1 Mortgage Loans that would be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates until its Class Certificate Balance is reduced to zero. Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1A ,Class 2-A-1B, Class 2-A-2A, Class 2-A-2B and Class 2-A-2C Certificates will instead be allocated to the Class 2-A-3A and Class 2-A-3B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero and, after the Class Certificate Balances of the Class 2-A-3A and Class 2-A-3B Certificates are reduced to zero, any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1A and Class 2-A-1B Certificates will instead be allocated to the Class 2-A-2A, Class 2-A-2B and Class 2-A-2C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero. See "Description of Certificates -- Allocation of Losses in this prospectus supplement.

            The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses on the related Mortgage Loans. Realized Losses on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation.

            A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                 USE OF PROCEEDS

            We expect the proceeds to the depositor from the sale of the offered certificates to be approximately 102.826% of the aggregate Class Certificate Balance of the offered certificates, plus, with respect to only the Notional Amount Certificates and the Class 2-A-2B and Class A-R Certificates, accrued interest, before deducting issuance expenses payable by the depositor.

            The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

            For federal income tax purposes, the trust fund (exclusive of the Yield Maintenance Agreements, the yield maintenance reserve funds and the Carryover Shortfall Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master REMIC will be referred to as an "UNDERLYING REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated interests (the "UNDERLYING REMIC REGULAR INTERESTS"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure. The assets of the lowest REMIC in this tiered structure will consist of the Mortgage Loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "REGULAR CERTIFICATES" and excluding the Class A-R Certificates and the Notional Amount Certificates, the "P&I CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). If there are one or more underlying REMICs, the aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

            Each class of Regular Certificates will represent beneficial ownership of regular interests issued by the Master REMIC. In addition, each class of P&I Certificates will represent a beneficial interest in the right to receive payments of Carryover Shortfall Amounts after the first Distribution Date. Any Carryover Shortfall Amounts received on the first Distribution Date will be treated as distributed in respect of the regular interest represented by such P&I Certificate.

            Upon the issuance of the Certificates, Sidley Austin Brown & Wood LLP ("TAX COUNSEL"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC created under the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the P&I Certificates to receive payments from the Carryover Shortfall Reserve Fund after the first Distribution Date or the yield maintenance reserve funds will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations Section 1.860G-2(i). The term "INTEREST RATE CAP AGREEMENT" in the case of the holders of the P&I Certificates refers to their respective rights to receive payments of Carryover Shortfall Amounts from their corresponding Notional Amount Certificates after the first Distribution Date.

TAXATION OF REGULAR CERTIFICATES

            The following discussion assumes that the rights and obligations of the holders of the Regular Certificates under the Interest Rate Cap Agreement will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on certain payments of Carryover Shortfall Amounts to holders of the P&I Certificates who are non-U.S. Persons. Prospective investors in the Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

            A holder of a Regular Certificate must allocate the purchase price for such Certificate between two components--the REMIC Regular Interest component and the Interest Rate Cap Agreement component. The Interest Rate Cap Agreement component payable to holders of P&I Certificates should further be viewed as a deemed obligation of the certificateholders of the corresponding Notional Amount Certificates. Each class of Notional Amount Certificates will be treated as receiving the aggregate portion of the purchase price of the corresponding P&I Certificates allocable to (i) the right to receive Carryover Shortfall Amounts after the first Distribution Date, and as paying such additional amount for such certificates, and (ii) a REMIC regular interest. For information reporting purposes, it will be assumed in accordance with the pooling and servicing agreement that, with respect to any Regular Certificate, the Interest Rate Cap Agreement component will have an insubstantial value relative to the value of the Regular Interest component. The IRS could, however, argue that the Interest Rate Cap Agreement component has a greater value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with either an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences--Taxation of Interests" in the prospectus.

            Upon the sale, exchange, or other disposition of a Regular Certificate the holder must allocate the amount realized between the components of the certificate (that is, the Regular Interest component and the Interest Rate Cap Agreement components) based on the relative fair market values of those components at the time of sale. The Notional Amount Certificates, upon a disposition, will be treated as making a termination payment under its deemed obligation to pay certain Carryover Shortfall Amounts to the P&I Certificates, and the amount realized for the REMIC regular interest component must be adjusted to take into account such termination payment (net of any unamortized portion of any payment originally deemed received for entering into such obligation). Assuming that these certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component should be capital gain or loss, and, gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

            (1) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the certificate over

            (2) the amount actually included in such holder's income.

As stated above, a portion of the purchase price paid by a holder to acquire a Regular Certificate will be attributable to the Interest Rate Cap Agreement component of such certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under the level yield constant interest method discussed below, the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of such a certificate.

            Any payments received by a holder of a P&I Certificate from the Carryover Shortfall Reserve Fund or yield maintenance reserve funds will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Interest Rate Cap Agreement component, such excess is ordinary income to a holder of a P&I Certificate and allowable as an ordinary deduction to the corresponding Notional Amount Certificates. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction to a holder of a P&I Certificate and is treated as ordinary income to the corresponding Notional Amount Certificates. In the case of an individual, such deduction will be (i) an "item of preference" for purposes of the "alternative minimum tax" imposed by section 55 of the Code, (ii) subject to the 2% floor imposed on miscellaneous itemized deductions under section 67 of the Code and (iii) may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

            The Regular Interest component of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Interest component of the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

            The Notional Amount Certificates will, and the other classes of offered certificates may, be treated for federal income tax purposes as having been issued with OID. Although the tax treatment is not entirely certain, the Notional Amount Certificates will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on the Notional Amount Certificates, determined under the prepayment assumption over (2) the price at which the Notional Amount Certificates are issued. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 20% CPR. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. Despite the potential for deferred interest to accrue on the Regular Certificates, the trustee intends to treat interest accrued at their respective pass through rates in respect of the Regular Certificates as "qualified stated interest." If the interest accrued at their respective pass through rates in respect of the Regular Certificates were not treated as "qualified stated interest," then the Regular Certificates would be treated as having been issued with OID. Prospective purchasers of the Regular Certificates should consult with their tax advisors regarding the treatment of the Regular Certificates under the Treasury regulations concerning OID. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus.

            Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis in the certificate exceeds the maximum amount of future payments to which the certificate would be entitled if there were no further prepayments of the Mortgage Loans.

            If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC Certificates--a. Regular Certificates" in the prospectus.

TAX TREATMENT OF OFFERED CERTIFICATES FOR CERTAIN PURPOSES

            As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Regular Interest component of the Regular Certificates will represent "real estate assets" under section 856(c)(5)(B) of the Code and qualifying assets under section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the trust fund will be so treated, and income on the Regular Interest component of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B) of the Code in the same proportion or greater that the income on the assets of the trust fund will be so treated. The Regular Interest component of the Regular Certificates will represent qualifying assets under section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The Interest Rate Cap Agreement component of a Regular Certificate will not, however, qualify as an asset described in section 7701(a)(19)(C) of the Code or as a real estate asset under section 856(c)(5)(B) of the Code. Due to their obligations under the Interest Rate Cap Agreement component, the Notional Amount Certificates may not be appropriate assets for resecuritization in a REMIC. Investors in the certificates should consult their tax advisors before resecuritizing the certificates in a REMIC.

THE CARRYOVER SHORTFALL RESERVE FUND AND THE YIELD MAINTENANCE RESERVE FUNDS

            The Carryover Shortfall Reserve Fund and the yield maintenance reserve funds shall be treated as outside reserve funds, within the meaning of Treasury Regulation Section 1.860G-2(h), that are beneficially owned by the beneficial owners of the Notional Amount Certificates. For tax information reporting purposes, the rights of the P&I Certificates to receive payments from the Carryover Shortfall Reserve Fund or yield maintenance reserve funds, as applicable, shall be treated as rights to receive payments under an interest rate cap contract written by the beneficial owners of the Notional Amount Certificates in favor of the beneficial owners of the corresponding P&I Certificates. The Notional Amount Certificates will recognize net income, gain or loss in respect of the payments made by the Cap Counterparty in the same manner as the P&I Certificates recognize net income, gain or loss in respect of Carryover Shortfall Amounts, as described in this prospectus supplement under "--Taxation of Regular Certificates" above. Beneficial owners of the Regular Certificates should consult their tax advisors concerning the tax accounting for payments made from the Carryover Shortfall Reserve Fund or the yield maintenance reserve funds.

TAXATION OF THE CLASS A-R CERTIFICATES

            The holders of the Class A-R Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

            In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

            Purchasers of the Class A-R Certificates are encouraged to consider carefully the tax consequences of an investment in such Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether a Class A-R Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of Class A-R Certificates that are treated as "noneconomic residual interests" under the Code should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Class A-R Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," and "Material Federal Income Tax Consequences -- b. Residual Certificate," "-- Excess Inclusions" in the prospectus.

                              ERISA CONSIDERATIONS

            Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "PLAN") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

            Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

            Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

            The U.S. Department of Labor has granted the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

            For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

            It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund. The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch, Inc. or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

            BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT, BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

            o A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

            o A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60; OR

            o AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.

            Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

            The sale of offered certificates to a Plan is in no respect a representation by the issuer or the underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

            Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Goldman, Sachs & Co. (the "UNDERWRITER"), the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the offered certificates (the "UNDERWRITTEN CERTIFICATES").

            Distribution of the underwritten certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the underwritten certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits or resale of the underwritten certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

            The depositor has been advised by the underwriter that it intends to make a market in the underwritten certificates but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

            The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

            The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.


                                     EXPERTS

            The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                     RATINGS

            It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, Inc. ("MOODY'S"). It is a condition to the issuance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-X Certificates that they be rated at least AA+, AA, AA-, A+, A-, BBB+, BBB, BBB- and

AAA, respectively, by S&P and that they be rated at least Aa1, Aa2, A1, A2, A3, Baa1, Baa2, Baa3 and Aa1, respectively, by Moody's.

            The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

            The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and to the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody's to the Notional Amount Certificates does not address whether investors will recoup their initial investment. The rating assigned by Moody's to the Class A-R Certificates only addresses the return of its Class Certificate Balance.

             The ratings assigned to the Class 1-A-3B and Class 2-A-3B Certificates are without regard to either Policy.

            The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

            The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

            The ratings do not address the likelihood that any Carryover Shortfall Amount will be paid to holders of the Floating Rate Certificates.

            The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                   SCHEDULE 1

                                                              YIELD                                              YIELD
                                                           MAINTENANCE                                        MAINTENANCE
                                                            NOTIONAL                                           NOTIONAL
                               CAP STRIKE RATE             BALANCE OF             CAP STRIKE RATE             BALANCE OF
                             FOR GROUP 1 FLOATING     GROUP 1 FLOATING RATE     FOR GROUP 2 FLOATING     GROUP 2 FLOATING RATE
DISTRIBUTION DATE             RATE CERTIFICATES         CERTIFICATES ($)         RATE CERTIFICATES         CERTIFICATES ($)
-----------------             -----------------         ----------------         -----------------         ----------------
November 2005                      9.27084%             1,029,334,476.45              9.27530%             1,076,698,428.65
December 2005                      9.57987%             1,014,187,390.46              9.58448%             1,060,879,542.00
January 2006                       9.27084%               999,262,265.86              9.27531%             1,045,292,132.14
February 2006                      9.27084%               984,555,600.34              9.27531%             1,029,932,550.65
March 2006                        10.26415%               970,063,950.11             10.26910%             1,014,797,210.00
April 2006                         9.27084%               955,783,928.83              9.27532%               999,882,582.48
May 2006                           9.57987%               941,712,206.64              9.58450%               985,185,199.18
June 2006                          9.27084%               927,845,509.19              9.27532%               970,701,648.96
July 2006                          9.57987%               914,180,616.66              9.58451%               956,428,577.44
August 2006                        9.27085%               900,714,138.07              9.27533%               942,362,686.03
September 2006                     9.27085%               887,280,910.35              9.27533%               928,301,461.40
October 2006                       9.57987%               874,025,905.11              9.58452%               914,441,557.70
November 2006                      9.27085%               860,920,786.93              9.27534%               900,753,407.07
December 2006                      9.57988%               848,008,433.09              9.58452%               887,266,300.78
January 2007                       9.27085%               835,285,792.59              9.27535%               873,977,060.40
February 2007                      9.27085%               822,749,865.54              9.27535%               860,882,560.68
March 2007                        10.26415%               810,397,702.18             10.26914%               847,979,728.59
April 2007                         9.27085%               798,223,935.79              9.27534%               835,254,286.00
May 2007                           9.57987%               786,227,778.32              9.58451%               822,714,831.52
June 2007                          9.27083%               774,387,628.78              9.27530%               810,247,207.93
July 2007                          9.57986%               758,034,990.90              9.58447%               793,174,922.97
August 2007                        9.27083%               741,989,056.31              9.27528%               776,415,913.63
September 2007                     9.27083%               726,242,123.22              9.27528%               759,968,622.59
October 2007                       9.57985%               710,789,858.55              9.58445%               743,828,058.79
November 2007                      9.27083%               695,627,647.02              9.27526%               727,990,165.45
December 2007                      9.57985%               680,750,115.02              9.58443%               712,449,338.14
January 2008                       9.27082%               666,151,988.45              9.27525%               697,200,076.20
February 2008                      9.27082%               651,828,090.89              9.27524%               682,236,980.79
March 2008                         9.91019%               637,770,263.05              9.91491%               667,524,136.77
April 2008                         9.27082%               623,926,880.21              9.27523%               653,049,108.50
May 2008                           9.57985%               610,344,313.42              9.58440%               638,846,654.15
June 2008                          9.27082%               597,017,725.39              9.27522%               624,902,183.28
July 2008                          9.57985%               583,942,368.49              9.58439%               611,220,555.00
August 2008                        9.27082%               571,113,583.13              9.27522%               597,793,343.45
September 2008                     9.27082%               558,526,796.10              9.27522%               584,619,422.06
October 2008                       9.57985%               546,177,519.00              9.58439%               571,694,092.99
November 2008                      9.27082%               534,061,346.65              9.27522%               559,012,745.51
December 2008                      9.57985%               522,173,955.59              9.58440%               546,570,854.41
January 2009                       9.27082%               510,511,102.51              9.27522%               534,363,978.39
February 2009                      9.27082%               499,068,622.84              9.27522%               522,387,758.55
March 2009                        10.26412%               487,842,429.24             10.26900%               510,637,916.84

                                                              YIELD                                              YIELD
                                                           MAINTENANCE                                        MAINTENANCE
                                                            NOTIONAL                                           NOTIONAL
                               CAP STRIKE RATE             BALANCE OF             CAP STRIKE RATE             BALANCE OF
                             FOR GROUP 1 FLOATING     GROUP 1 FLOATING RATE     FOR GROUP 2 FLOATING     GROUP 2 FLOATING RATE
DISTRIBUTION DATE             RATE CERTIFICATES         CERTIFICATES ($)         RATE CERTIFICATES         CERTIFICATES ($)
-----------------             -----------------         ----------------         -----------------         ----------------
April 2009                         9.27082%               476,828,510.22              9.27522%               499,110,254.57
May 2009                           9.57985%               466,022,928.70              9.58440%               487,800,650.96
June 2009                          9.27082%               457,134,820.89              9.27523%               478,496,892.62
July 2009                          9.57985%               448,413,571.11              9.58440%               469,367,797.45
August 2009                        9.27082%               439,856,073.32              9.27523%               460,410,114.09
September 2009                     9.27082%               431,459,278.99              9.27523%               451,620,651.42
October 2009                       9.57985%               423,220,196.12              9.58440%               442,996,277.46
November 2009                      9.27082%               415,135,888.14              9.27523%               434,533,918.26
December 2009                      9.57985%               407,203,472.89              9.58441%               426,230,556.84
January 2010                       9.27082%               399,420,121.64              9.27523%               418,083,232.13
February 2010                      9.27082%               391,783,058.08              9.27523%               410,089,037.94
March 2010                        10.26412%               384,289,557.36             10.26901%               402,245,121.96
April 2010                         9.27082%               376,936,945.13              9.27523%               394,548,684.73
May 2010                           9.57985%               369,722,596.63              9.58441%               386,996,978.69
June 2010                          9.27082%               362,643,935.73              9.27524%               379,587,307.20
July 2010                          9.57985%               355,698,434.08              9.58441%               372,317,023.65
August 2010                        9.27082%               348,883,610.21              9.27524%               365,183,530.45
September 2010                     9.27082%               342,197,028.62              9.27524%               358,184,278.20
October 2010                       9.57985%               335,636,299.01              9.58441%               351,316,764.76
November 2010                      9.27082%               329,199,075.38              9.27524%               344,578,534.38
December 2010                      9.57985%               322,883,055.23              9.58442%               337,967,176.86
January 2011                       9.27082%               316,685,978.78              9.27524%               331,480,326.70
February 2011                      9.27082%               310,605,628.13              9.27524%               325,115,662.24
March 2011                        10.26413%               304,639,826.53             10.26902%               318,870,904.91
April 2011                         9.27082%               298,786,437.60              9.27524%               312,743,818.39
May 2011                           9.57985%               293,043,364.60              9.58442%               306,732,207.84
June 2011                          9.27082%               287,408,549.66              9.27525%               300,833,919.12
July 2011                          9.57985%               281,879,973.10              9.58442%               295,046,838.09
August 2011                        9.27082%               276,455,652.70              9.27525%               289,368,889.79
September 2011                     9.27082%               271,133,643.03              9.27525%               283,798,037.77
October 2011                       9.57985%               265,912,034.73              9.58442%               278,332,283.37
November 2011                      9.27082%               260,788,953.91              9.27525%               272,969,665.01
December 2011                      9.57985%               255,762,561.40              9.58443%               267,708,257.51
January 2012                       9.27083%               250,831,052.20              9.27525%               262,546,171.42
February 2012                      9.27083%               245,992,654.80              9.27525%               257,481,552.35
March 2012                         9.91019%               241,245,630.54              9.91493%               252,512,580.33
April 2012                         9.27083%               236,588,273.07              9.27525%               247,637,469.17
May 2012                           9.57985%               232,018,907.69              9.58443%               242,854,465.82
June 2012                          9.27083%               227,535,890.80              9.27526%               238,161,849.79
July 2012                          9.57985%               223,137,609.29              9.58443%               233,557,932.53
August 2012                        9.27083%               218,822,480.03              9.27526%               229,041,056.83
September 2012                     9.27083%               214,588,949.25              9.27526%               224,609,596.26
October 2012                       9.57985%               210,435,492.06              9.58444%               220,261,954.56

                                                              YIELD                                              YIELD
                                                           MAINTENANCE                                        MAINTENANCE
                                                            NOTIONAL                                           NOTIONAL
                               CAP STRIKE RATE             BALANCE OF             CAP STRIKE RATE             BALANCE OF
                             FOR GROUP 1 FLOATING     GROUP 1 FLOATING RATE     FOR GROUP 2 FLOATING     GROUP 2 FLOATING RATE
DISTRIBUTION DATE             RATE CERTIFICATES         CERTIFICATES ($)         RATE CERTIFICATES         CERTIFICATES ($)
-----------------             -----------------         ----------------         -----------------         ----------------
November 2012                      9.27083%               206,360,611.86              9.27526%               215,996,565.15
December 2012                      9.57985%               202,362,839.87              9.58444%               211,811,890.51
January 2013                       9.27083%               198,440,734.55              9.27526%               207,706,421.69
February 2013                      9.27083%               194,592,881.17              9.27526%               203,678,677.77
March 2013                        10.26413%               190,817,891.25             10.26904%               199,727,205.33
April 2013                         9.27083%               187,114,402.12              9.27527%               195,850,577.93
May 2013                           9.57986%               183,481,076.41              9.58444%               192,047,395.66
June 2013                          9.27083%               179,916,601.62              9.27527%               188,316,284.60
July 2013                          9.57986%               176,419,689.59              9.58444%               184,655,896.35
August 2013                        9.27083%               172,989,076.14              9.27527%               181,064,907.57
September 2013                     9.27083%               169,623,520.55              9.27527%               177,542,019.53
October 2013                       9.57986%               166,321,805.17              9.58445%               174,085,957.60
November 2013                      9.27083%               163,082,734.99              9.27527%               170,695,470.86
December 2013                      9.57986%               159,905,137.18              9.58445%               167,369,331.63
January 2014                       9.27083%               156,787,860.74              9.27527%               164,106,335.06
February 2014                      9.27083%               153,729,776.04              9.27528%               160,905,298.69
March 2014                        10.26413%               150,729,774.47             10.26906%               157,765,062.03
April 2014                         9.27083%               147,786,768.03              9.27528%               154,684,486.19
May 2014                           9.57986%               144,899,688.93              9.58445%               151,662,453.43
June 2014                          9.27083%               142,067,489.25              9.27528%               148,697,866.81
July 2014                          9.57986%               139,289,140.55              9.58446%               145,789,649.78
August 2014                        9.27083%               136,563,633.52              9.27528%               142,936,745.82
September 2014                     9.27083%               133,889,977.62              9.27528%               140,138,118.06
October 2014                       9.57986%               131,267,200.74              9.58446%               137,392,748.89
November 2014                      9.27083%               128,694,348.85              9.27528%               134,699,639.67
December 2014                      9.57986%               126,170,485.65              9.58446%               132,057,810.30
January 2015                       9.27083%               123,694,692.29              9.27529%               129,466,298.94
February 2015                      9.27083%               121,266,066.99              9.27529%               126,924,161.63
March 2015                        10.26413%               118,883,724.77             10.26907%               124,430,471.99
April  2015                        9.27083%               116,546,797.11              9.27529%               121,984,320.87
May 2015                           9.57986%               114,254,431.64              9.58447%               119,584,816.04
June 2015                          9.27083%               112,005,791.88              9.27529%               117,231,081.88
July 2015                          9.57986%               109,800,056.91              9.58447%               114,922,259.07
August 2015                        9.27083%               107,636,421.08              9.27529%               112,657,504.27
September 2015                     9.27083%               105,514,093.76              9.27530%               110,435,989.87
October 2015                       9.57986%               103,432,299.03              9.58447%               108,256,903.64
November 2015                      9.27083%               101,390,275.41              9.27530%               106,119,448.50
December 2015                      9.57986%                99,387,275.61              9.58448%               104,022,842.19
January 2016                       9.27083%                97,422,566.26              9.27530%               101,966,317.04
February 2016                      9.27083%                95,495,427.64              9.27530%                99,949,119.66
March 2016 and thereafter                0%                            0                    0%                            0

                             INDEX OF DEFINED TERMS


accrued interest amount.............................................S-57
Adjusted Cap Rate...................................................S-47
adjusted net mortgage rate..........................................S-33
advance.............................................................S-34
Aggregate Senior Percentage.........................................S-54
Aggregate Subordinated Percentage...................................S-56
Applicable Credit Support Percentage................................S-57
Available Funds.....................................................S-44
BBA.................................................................S-42
Book-Entry Certificates.............................................S-38
Business Day........................................................S-61
Calculation Agent...................................................S-42
Cap Counterparty....................................................S-50
Carryover Shortfall Amount..........................................S-50
Carryover Shortfall Reserve Fund....................................S-51
Certificate Account.................................................S-43
Certificate Insurer.................................................S-59
Certificate Owners..................................................S-38
Class 1-A-3B Available Funds........................................S-61
Class 2-A-3B Available Funds........................................S-61
Class AF-5B Policy Premium Rate.....................................S-46
Class Certificate Balance.....................................S-36, S-37
Class Subordination Percentage......................................S-57
Clearstream, Luxembourg.............................................S-39
CLOSING DATE.........................................................S-4
Code................................................................S-77
Commission..........................................................S-62
Compensating Interest...............................................S-34
Cooperative.........................................................S-40
CPR.................................................................S-66
CUT-OFF DATE.........................................................S-4
Cut-off Date Pool Principal Balance.................................S-18
DBC.................................................................S-39
Debt Service Reduction..............................................S-76
deferred interest...................................................S-48
Deficiency Amount...................................................S-61
Deficient Valuation.................................................S-76
Definitive Certificate..............................................S-38
Determination Date..................................................S-43
Distribution Account................................................S-43
Distribution Date...................................................S-43
DTC............................................................S-38, S-1
DTC Rules...........................................................S-39
Due Date............................................................S-19
Due for Payment.....................................................S-61
Due Period..........................................................S-38
equity interests....................................................S-80
ERISA...............................................................S-80
Euroclear...........................................................S-38
Euroclear Operator..................................................S-40
Euroclear Participants..............................................S-40
European Depositaries...............................................S-38
Exemption...........................................................S-81
Expense Fee Rate....................................................S-33
Expense Fees........................................................S-33
FICO Credit Scores..................................................S-20
Financial Intermediary..............................................S-38
Global Securities....................................................S-1
gross margin........................................................S-19
Group 1 Mortgage Loans..............................................S-18
group 1 senior certificates.........................................S-37
Group 1 Senior Floating Rate Certificates...........................S-37
Group 2 Mortgage Loans..............................................S-18
group 2 senior certificates.........................................S-37
Group 2 Senior Floating Rate Certificates...........................S-37
Group 2 Senior LIBOR Certificates...................................S-37
index...............................................................S-19
Indirect Participants...............................................S-40
IndyMac Bank........................................................S-18
Insured Amounts.....................................................S-61
Insured Payments....................................................S-61
Interest Distribution Amount........................................S-47
Interest Rate Cap Agreement.........................................S-77
Interest Settlement Rate............................................S-42
IO Component........................................................S-36
Last Scheduled Distribution Date....................................S-75
Late Payment Rate...................................................S-61
LIBOR...............................................................S-42
LIBOR Certificates..................................................S-42
LIBOR Determination Date............................................S-42
Liquidated Mortgage Loan............................................S-59
loan group..........................................................S-18
Loan-to-Value Ratio.................................................S-20
London Business Day.................................................S-42
Master REMIC........................................................S-77
Maximum Cap Rate....................................................S-45
Maximum Mortgage Rate...............................................S-19
Moneyline Telerate Page 3750........................................S-42
Moody's........................................................S-3, S-82
Mortgage Loans......................................................S-18
MTA Determination Date..............................................S-43
MTA index...........................................................S-19
net deferred interest...............................................S-48
Net Interest Shortfall..............................................S-49
Net Prepayments.....................................................S-48
Net WAC Cap.........................................................S-47
New CI..............................................................S-39
Nonpayment..........................................................S-61
offered certificates................................................S-36
OID.................................................................S-78
Optional Termination Date...........................................S-47
Order...............................................................S-60
Original Applicable Credit Support Percentage.......................S-57
original subordinate principal balance..............................S-55
P&I Certificates....................................................S-77
Participants........................................................S-38
Pass-Through Margin.................................................S-46
Payment Adjustment Date.............................................S-19

Payment Caps........................................................S-19
Plan................................................................S-80
PO Component........................................................S-36
Policy..............................................................S-59
Pool Balance........................................................S-57
Preference Amount...................................................S-61
Prepayment Assumption...............................................S-66
prepayment interest shortfall.......................................S-49
Prepayment Period...................................................S-54
Principal Amount....................................................S-52
principal deficiency amount.........................................S-57
Principal Prepayment Amount.........................................S-48
private certificates................................................S-36
PTCE 95-60..........................................................S-81
Realized Loss.......................................................S-59
Record Date.........................................................S-43
Regular Certificates................................................S-77
Reimbursement Amount................................................S-62
REIT................................................................S-31
Relevant Depositary.................................................S-38
Relief Act Reduction................................................S-49
Required Reserve Fund Deposit.......................................S-51
Restricted Classes..................................................S-57
S&P............................................................S-3, S-82
senior certificate group............................................S-37 senior certificates.................................................S-36
Senior Credit Support Depletion Date................................S-59
Senior LIBOR Certificates...........................................S-37
Senior Notional Amount Certificates.................................S-37
Senior Percentage...................................................S-54
Senior Prepayment Percentage........................................S-55
Senior Principal Distribution Amount................................S-54
Senior Termination Date.............................................S-56
SGVB................................................................S-31
Stated Principal Balance............................................S-54
subordinate WAC Cap.................................................S-47
subordinated certificates...........................................S-36
Subordinated Floating Rate Certificates.............................S-37
Subordinated Percentage.............................................S-55
Subordinated Portion................................................S-38
Subordinated Prepayment Percentage..................................S-55
Subordinated Principal Distribution Amount..........................S-58
Subsequent Recoveries...............................................S-59
Substitution Adjustment Amount......................................S-28
Tax Counsel.........................................................S-77
Terms and Conditions................................................S-41
Two Times Test......................................................S-56
U.S. Person..........................................................S-3
Undercollateralization Distribution.................................S-56
Undercollateralized Group...........................................S-56
underlying REMIC....................................................S-77
underlying REMIC Regular Interests..................................S-77
underwriter.........................................................S-82
underwritten certificates...........................................S-82 unpaid interest amounts.............................................S-48
Weighted Average Adjusted Net Mortgage Rate.........................S-47
Yield Maintenance Agreement.........................................S-50
Yield Maintenance Day Count Fraction................................S-50
Yield Maintenance Notional Balance..................................S-50

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

            Except in certain limited circumstances, the offered certificates, other than the Class A-R Certificates, will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC") and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

            Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

            Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

            Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

            Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

            All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

            Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

            Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

            Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

            Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

            Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

            Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either the actual number of days in the interest accrual period or twelve 30-day months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

            Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

            As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

            Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

            Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date, on the basis of a 360-day year and either the actual number of days in the interest accrual period or twelve 30-day months. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

            Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

            2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

            A Certificate Owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such Certificate Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Certificate Owner takes one of the following steps to obtain an exemption or reduced tax rate:

            Exemption for non-U.S. Persons (Form W-8BEN). Certificate Owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

            Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

            Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

            U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

            The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE CERTIFICATES UNDER "RISK FACTORS" BEGINNING ON PAGE 4.

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac MBS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.


THE CERTIFICATES

IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.


OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

August 26, 2005

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----


Important Notice About Information In This Prospectus and Each Accompanying
  Prospectus Supplement.......................................................     3
Risk Factors .................................................................     4
  Limited Source Of Payments --- No Recourse to Sellers, Depositor or Servicer     4
  Credit Enhancement May Not Be Sufficient To Protect You From Losses.........     5
  Losses On Balloon Payment Mortgages Are Borne By You........................     6
  Nature of Mortgages.........................................................     6
  You Could Be Adversely Affected By Violations Of Environmental Laws.........     9
  Ratings of the Certificates Do Not Assure Their Payment.....................     9
  Book-Entry Registration.....................................................    11
  Bankruptcy or Insolvency May Affect the Timing and Amount of
    Distributions on the Certificates.........................................    11
The Trust Fund ...............................................................    14
  The Mortgage Loans---General................................................    15
  Agency Securities...........................................................    17
  Private Mortgage-Backed Securities..........................................    22
  Substitution of Mortgage Assets.............................................    23
  Available Information.......................................................    23
  Incorporation of Certain Documents by Reference.............................    24
Use Of Proceeds ..............................................................    24
The Depositor ................................................................    24
Mortgage Loan Program ........................................................    24
  Underwriting Process........................................................    24
  Qualifications of Sellers...................................................    25
  Representations by Sellers; Repurchases.....................................    25
Description of the Certificates ..............................................    27
  General.....................................................................    28
  Distributions on Certificates...............................................    29
  Advances....................................................................    31
  Reports to Certificateholders...............................................    31
  Categories of Classes of Certificates.......................................    32
  Indices Applicable to Floating Rate and Inverse Floating Rate Classes.......    34
  Book-Entry Certificates.....................................................    38
Credit Enhancement ...........................................................    39
  General.....................................................................    39
  Subordination...............................................................    39
  Mortgage Pool Insurance Policies............................................    40
  Special Hazard Insurance Policies...........................................    41
  Bankruptcy Bonds............................................................    42
  Reserve Fund................................................................    42
  Cross Support...............................................................    43
  Insurance Policies, Surety Bonds and Guaranties.............................    43
  Over-Collateralization......................................................    43
  Financial Instruments.......................................................    43
Yield and Prepayment Considerations ..........................................    43
The Pooling and Servicing Agreement ..........................................    45
  Assignment of Mortgage Assets...............................................    45
  Payments on Mortgage Assets; Deposits to Certificate Account................    46
  Collection Procedures.......................................................    48
  Hazard Insurance............................................................    49
  Realization upon Defaulted Mortgage Loans...................................    51
  Servicing and Other Compensation and Payment of Expenses....................    54
  Evidence as to Compliance...................................................    54
  List of Certificateholders..................................................    55
  Certain Matters Regarding the Master Servicer and the Depositor.............    55
  Events of Default...........................................................    56
  Rights Upon Event of Default................................................    56
  Amendment...................................................................    57
  Termination; Optional Termination...........................................    58
  The Trustee.................................................................    58
Certain Legal Aspects of the Mortgage Loans ..................................    59
  General.....................................................................    59
  Foreclosure and Repossession................................................    60
  Rights of Redemption........................................................    62
  Anti-Deficiency Legislation and Other Limitations on Lenders................    62
  Environmental Risks.........................................................    63
  Due-on-sale Clauses.........................................................    64
  Prepayment Charges..........................................................    64
  Applicability of Usury Laws.................................................    64
  Servicemembers Civil Relief Act.............................................    64
Material Federal Income Tax Consequences .....................................    65
  General.....................................................................    65
  Non-REMIC Certificates......................................................    65
  REMIC Certificates..........................................................    72
  Prohibited Transactions and Other Taxes.....................................    84
  Administrative Matters......................................................    84
  Tax-Exempt Investors........................................................    85
  Tax-Related Restrictions on Transfers of Residual Certificates..............    85
State Tax Considerations .....................................................    87
ERISA Considerations .........................................................    87
Legal Investment .............................................................    89
Method of Distribution .......................................................    90
Legal Matters ................................................................    91
Financial Information ........................................................    91
Rating .......................................................................    91
INDEX OF PRINCIPAL TERMS .....................................................    92


         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

    Information about each series of certificates is contained in two separate documents:

       o this prospectus, which provides general information, some of which may not apply to a particular series; and

       o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

    The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

    You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

    If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund---Incorporation of Certain Documents by Reference" beginning on page 24.
                                        3

                                  RISK FACTORS

    You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.



LIMITED SOURCE OF        The applicable prospectus supplement may provide that
PAYMENTS -- NO           certificates will be payable from other trust funds in
RECOURSE TO SELLERS,     addition to their associated trust fund, but if it
DEPOSITOR OR SERVICER    does not, they will be payable solely from their
                         associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired. The return of your principal may be impaired, and you will not have recourse to any other entity. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                         You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Unless otherwise specified in the applicable prospectus supplement, you also will not have recourse against the assets of the trust fund of any other series of certificates.

                         The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. IndyMac MBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                             o funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

                             o funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

                         The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase some of the loans. However, the master servicer may not have the financial ability to make the required repurchase.

                         The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

CREDIT ENHANCEMENT MAY   Credit enhancement is intended to reduce the effect of
NOT BE SUFFICIENT TO     loan losses.  Credit enhancements, however, may
PROTECT YOU FROM         benefit only some classes of a series of certificates
LOSSES                   and the amount of any credit enhancement will be
                         limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties.
                         Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the certificates at the request of the depositor indicate that that would not cause them to adversely change their rating of the certificates.
                         Consequently, certificateholders may suffer losses even though a credit enhancement exists and its provider does not default.

LOSSES ON BALLOON        Some of the underlying loans may not be fully
PAYMENT MORTGAGES ARE    amortizing over their terms to maturity and, thus,
BORNE BY YOU             will require substantial principal payments (that is,
                         balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.
                         Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

NATURE OF MORTGAGES      The value of the properties underlying the loans held
 Declines In Property    in the trust fund may decline over time.  Among the
 Values   May Adversely  factors that could adversely affect the value of the
 Affect You              properties are:

                             o an overall decline in the residential real estate market in the areas in which they are located,

                             o a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                             o  natural  disasters  that   are  not  covered  by
                                insurance, such as earthquakes and floods.

                         If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

 Delays in Liquidation   Even if the properties underlying the loans held in
 May   Adversely Affect  the trust fund provide adequate security for the
 You                     loans, substantial delays could occur before defaulted
                         loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete.
                         Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

 Disproportionate        Liquidation expenses of defaulted loans generally do
 Effect of Liquidation   not vary directly with the outstanding principal
 Expenses May            balance of the loan at the time of default. Therefore,
 Adversely Affect You    if a servicer takes the same steps for a defaulted
                         loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

 Consumer Protection     Federal, state and local laws extensively regulate
 Laws May Adversely      various aspects of brokering, originating, servicing
 Affect You              and collecting mortgage loans. Among other things,
                         these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans.

                         Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

                         The federal laws that may apply to loans held in the trust include the following:

                             o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

                             o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

                             o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                             o  the  Equal   Credit  Opportunity  Act   and  its
                                regulations, which (among other things)
                                generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

                             o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                         The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                         Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

YOU COULD BE ADVERSELY   Federal, state, and local laws and regulations impose
AFFECTED BY VIOLATIONS   a wide range of requirements on activities that may
OF ENVIRONMENTAL LAWS    affect the environment, health, and safety. In certain
                         circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                         In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, under certain circumstances, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum or hazardous substances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE           Any class of certificates offered under this
CERTIFICATES DO NOT      prospectus and the accompanying prospectus supplement
ASSURE THEIR PAYMENT     will be rated in one of the four highest rating
                         categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                         A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating in the future. For example, the rating agency could lower or withdraw its rating due to:

                             o a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                             o an adverse change in the financial or other condition of a credit enhancement provider, or

                             o  a   change  in   the   rating   of  the   credit
                                enhancement provider's long-term debt.

                         The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

BOOK-ENTRY               Certificates issued in book-entry form may have only
REGISTRATION             limited liquidity in the resale market, since
 Limit on Liquidity      investors may be unwilling to purchase certificates
                         for which they cannot obtain physical instruments.

 Limit on Ability to     Transactions in book-entry certificates can be
 Transfer or Pledge      effected only through The Depository Trust Company,
                         its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

 Delays in               You may experience some delay in the receipt of
Distributions            distributions on book-entry certificates since the
                         distributions will be forwarded by the trustee to The
                         Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR            The seller and the depositor will treat the transfer
INSOLVENCY MAY AFFECT    of the loans held in the trust fund by the seller to
THE TIMING AND AMOUNT    the depositor as a sale for accounting purposes. The
OF DISTRIBUTIONS ON      depositor and the trust fund will treat the transfer
THE CERTIFICATES         of the loans from the depositor to the trust fund as a
                         sale for accounting purposes. If these
                         characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.
                         Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                         If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates. Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                         Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Terms" beginning on page 93.

                                THE TRUST FUND(1)

    This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "MORTGAGE ASSETS") consisting of

       o a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

       o mortgage pass-through securities (the "AGENCY SECURITIES") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

       o other mortgage pass-through certificates or collateralized mortgage obligations (the "PRIVATE MORTGAGE-BACKED SECURITIES") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

    The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement-Certain Matters Regarding the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

    The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program-Underwriting Standards" or as otherwise described in a related prospectus supplement.

    The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of

----------
1 Whenever  the   terms  mortgage  pool  and  certificates   are  used  in  this
  prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term trust fund will refer to one specific trust fund.

Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS---GENERAL

    The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

    The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

       o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

       o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

       o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

       o The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

    A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

    Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

       o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

       o the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

       o     the original terms to maturity of the mortgage loans,

       o the largest principal balance and the smallest principal balance of any of the mortgage loans,

       o the earliest origination date and latest maturity date of any of the mortgage loans,

       o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

       o     the maximum and minimum per annum mortgage rates and

       o     the geographical distribution of the mortgage loans.

    If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

    The "LOAN-TO-VALUE RATIO" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

    No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

    The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

    The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement-Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program-Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates-Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

    The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.


AGENCY SECURITIES

    Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

    Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under
Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

    Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

    The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

    If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

    All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

    Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

    Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

    Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans.
No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

    The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

    Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

    Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

    Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

    Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

    Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie
Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

    Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

    Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

    Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

    Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

    Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

    Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

    Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

    Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

    The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

    Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

    Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.


PRIVATE MORTGAGE-BACKED SECURITIES

    Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

    The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

    The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

    The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

       o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

       o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

             o   the payment features of the mortgage loans,

             o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

             o the servicing fee or range of servicing fees with respect to the mortgage loans and

             o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

       o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

       o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

       o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

       o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

       o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

       o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

       o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

       o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

    Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.


SUBSTITUTION OF MORTGAGE ASSETS

    Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.


AVAILABLE INFORMATION

    The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, proxy and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

    This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

    The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

    IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of IndyMac Bank, F.S.B., a Delaware corporation. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

    Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                             MORTGAGE LOAN PROGRAM

    The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.


UNDERWRITING PROCESS

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

    In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

    In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

    Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

    In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

    Certain of the types of mortgage loans that may be included in a trust fund may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

    Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

    Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

       o that title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

       o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

       o that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

       o that there were no delinquent tax or assessment liens against the mortgaged property; and

       o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

    The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates- General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

    Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement-Assignment of Mortgage Assets."


                         DESCRIPTION OF THE CERTIFICATES

    The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

       o a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

       o the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

       o information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

       o the circumstances, if any, under which the trust fund may be subject to early termination;

       o the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

       o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

       o     the distribution dates with respect to the series;

       o additional information with respect to the plan of distribution of the certificates;

       o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

       o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

       o information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

       o     information as to the seller, the master servicer and the trustee.

    Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

    The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.


GENERAL

    The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

       o the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

       o the assets required to be deposited in the related Certificate Account from time to time;

       o property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

       o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

    If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

    Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

    Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

    The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

    Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

    As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.


DISTRIBUTIONS ON CERTIFICATES

    General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

    Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

    Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

    Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "CLASS CERTIFICATE BALANCE") entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

    With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

    Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

    A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement-Subordination" and "Credit Enhancement-Subordination of the Subordinated Certificates" in the related prospectus supplement.

    Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.


ADVANCES

    To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

    In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses.

    If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the distribution date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.


REPORTS TO CERTIFICATEHOLDERS

    The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

       o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

       o     the amount of the distribution allocable to interest;

       o     the amount of any advance;

       o the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

       o the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

       o the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

       o the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

       o the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

       o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

       o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

       o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

       o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

       o the pass-through rate as of the day before the preceding distribution date; and

       o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

    Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

    In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.


CATEGORIES OF CLASSES OF CERTIFICATES

    In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES              DEFINITION
                                 PRINCIPAL TYPES

Accretion Directed ....... A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Component Certificates ... A class consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount            A class having no principal balance and bearing
Certificates ............. interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class    A class that is designed to receive principal
or PACs .................. payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay ........... Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip .................... A class that receives a constant proportion, or
                           "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Support Class (also        A class that receives principal payments on any
  sometimes referred to    distribution date only if scheduled payments have
  as "companion            been made on specified planned principal classes,
  classes"). ............. targeted principal classes or scheduled principal classes.

Targeted Principal Class   A class that is designed to receive principal
or TACs .................. payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                 INTEREST TYPES

Fixed Rate ............... A class with an interest rate that is fixed throughout the life of the class.

Floating Rate ............ A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate .... A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate ............ A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only ............ A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only ........... A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual .......... A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual .................. A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.


INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

    The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

    If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

    Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

        (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

        (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

           o     LIBOR as determined on the previous LIBOR determination date or

           o     the reserve interest rate.

    The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

           o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

           o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

        (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

    Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

    If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

    If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

    The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

    The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

    A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

    The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

    The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

    The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period).

Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

    The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

    The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

    Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

    The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

    If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

    Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

    The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

    In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

    Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

    Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

    Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

    Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

    The applicable prospectus supplement may describe when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; the depositor, at its sole option, elects to terminate the book-entry system through the depository; or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

    Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.


                               CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.


SUBORDINATION

    If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

    If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

    As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.


MORTGAGE POOL INSURANCE POLICIES

    If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

    In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

       o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

       o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

       o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

       o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

    Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

    The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

    The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.


SPECIAL HAZARD INSURANCE POLICIES

    If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement-Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

    The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

    To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.


BANKRUPTCY BONDS

    If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans---Anti-Deficiency Legislation and Other Limitations on Lenders."

    To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.


RESERVE FUND

    If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

    The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

    Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

    Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

    If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

    If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.


INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

    If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.


OVER-COLLATERALIZATION

    If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.


FINANCIAL INSTRUMENTS

    If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

       o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating or fixed, or from floating based on a particular index to floating based on another index;

       o to provide payments in the event that any index rises above or falls below specified levels; or

       o to provide protection against interest rate changes, certain type of losses, including reduced market value, or the payment shortfalls to one or more classes of related series.

    If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.


                      YIELD AND PREPAYMENT CONSIDERATIONS

    The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

    A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

    The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement---Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

    The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

    When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

    Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

    Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement---Termination; Optional Termination."

    Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

    The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                      THE POOLING AND SERVICING AGREEMENT

    The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.


ASSIGNMENT OF MORTGAGE ASSETS

    Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

    In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

       o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

       o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

       o     an assignment of the mortgage to the trustee in recordable form and

       o any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

    With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

       o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

       o     the original security agreement,

       o     the proprietary lease or occupancy agreement,

       o     the recognition agreement,

       o     an executed financing agreement and

       o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

    The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

    The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice and such omission or defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program--- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

    The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

    Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

    Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

    Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage---Backed Security. See "The Trust Fund-Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.


PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

    The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "CERTIFICATE ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be one of the following:

       o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

       o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

       o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

       o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

    The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

    The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

       o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

       o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

       o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

       o all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program---Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement--- Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement---Termination; Optional Termination";

       o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "---Hazard Insurance";

       o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

       o all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

    The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

       o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

       o to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

       o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

       o to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

       o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

       o to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

       o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

       o to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

       o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

    In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.


COLLECTION PROCEDURES

    The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

    Consistent with the above and pursuant to the authority granted to the master in the pooling and servicing agreement, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the certificateholders (taking into account any estimated loss that might result absent such action).

    The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans---Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

    Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

    In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.


HAZARD INSURANCE

    The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

       o the maximum insurable value of the improvements securing the mortgage loan or

       o     the greater of

             o   the outstanding principal balance of the mortgage loan and

             o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

    The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement---Special Hazard Insurance Policies" and "Credit Enhancements---Insurance---Special Hazard Insurance Policy" in the related prospectus supplement.

    The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

    Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

    Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

    Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

       o     advance or discharge

             o   all hazard insurance policy premiums and

             o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

       o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

       o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

    The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

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

    If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

    If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

    If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

    FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

    The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of
1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

    The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

    The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

    Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

      first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

      second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

      third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

      fourth, as a recovery of principal of the mortgage loan.

    If a final liquidation of a mortgage loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each such class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each such class of certificates. Holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero. Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

    The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "LIQUIDATED MORTGAGE"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).


EVIDENCE AS TO COMPLIANCE

    Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for

Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

    Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.


LIST OF CERTIFICATEHOLDERS

    Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

    Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except

       o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates of the related series, or

       o upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

    Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets

(except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

    Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.


EVENTS OF DEFAULT

    The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

       o any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

       o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

       o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"VOTING RIGHTS" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

    If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

    So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

    No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.


AMENDMENT

    The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

             (a) to cure any ambiguity or mistake;

             (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

             (c) to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the certificates;

             (d) to add to the duties of the depositor, the seller or the master servicer;

             (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

             (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

             (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

    In addition, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

    The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

             (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

             (b) amend, modify, add to, rescind or alter in any respect the provisions of the pooling and servicing agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of certificates evidencing percentage interests aggregating 66 2/3% (provided however that no certificates held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

             (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.


TERMINATION; OPTIONAL TERMINATION

    Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

       o the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

       o the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

    Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series.
The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).


THE TRUSTEE

    The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.


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


                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the trust fund for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.


GENERAL

    The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

    Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

    The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or


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occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.


FORECLOSURE AND REPOSSESSION

    Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

    In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

    Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.


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    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

    Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

    In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.


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RIGHTS OF REDEMPTION

    In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

    The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award


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unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

    Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("ASSET CONSERVATION ACT"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of either the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include `merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

    If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

    CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law,


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which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

    Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.


DUE-ON-SALE CLAUSES

    Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.


PREPAYMENT CHARGES

    Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.


APPLICABILITY OF USURY LAWS

    Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.


SERVICEMEMBERS CIVIL RELIEF ACT

    Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active


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duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.



                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is the opinion of Sidley Austin Brown & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended (the "CODE"). Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.


GENERAL

    The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.


NON-REMIC CERTIFICATES

    If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin Brown & Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.


 A. SINGLE CLASS OF CERTIFICATES

    Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.


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    Generally, as to each series of certificates:

       o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

       o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

       o a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

    Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

    Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

    If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    Regulations dealing with amortizable bond premium (the "Amortizable Bond Premium Regulations") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

    Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "---Multiple Classes of Certificates--- Certificates Representing Interests in Loans Other Than ARM Loans."

    Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will


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be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are advised to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

    A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

    Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--- Single Class of Certificates---Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.


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 B. MULTIPLE CLASSES OF CERTIFICATES

    1. Stripped Bonds and Stripped Coupons

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "STRIPPED BOND CERTIFICATES"), while the second class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

    Servicing fees in excess of reasonable servicing fees ("EXCESS SERVICING") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Senior Certificates-Stripped Bonds and Stripped Coupons."

    Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Certificates-Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

    The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

    Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan.

    Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

    2.Certificates Representing Interests in Loans Other Than ARM Loans

    The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than

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

individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

    OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

    Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

    Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly


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
accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

    3. Certificates Representing Interests in ARM Loans

    The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on certificates attributable to ARM
Loans ("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described under the heading "--Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

    Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.


 C. SALE OR EXCHANGE OF A CERTIFICATE

    Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

    The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.


 D. NON-U.S. PERSONS

    Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a

U.S. Person and providing the name and address of the certificateholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

    As used in this prospectus, a "U.S. Person" means

       o     a citizen or resident of the United States,

       o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

       o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

       o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

    Except where specifically discussed, the discussion below deals with a Non-U.S. Person who is not holding the certificates as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a Residual Certificate, this summary does not address the consequences of a Non-U.S. Person holding the Residual Certificates. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and (iii) provides the beneficial owner's name and address.

    A "WITHHOLDING AGENT" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

    A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.


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


    Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

    Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

    The certificates will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

    Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.


 E. BACKUP WITHHOLDING

    Backup withholding of United States federal income tax may apply to payments made in respect of the certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

    In addition, upon the sale of a certificate to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

    Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

    Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

    Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.


REMIC CERTIFICATES

    The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below.
While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

    In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Certificates-Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

    A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

    Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "SUBSIDIARY REMIC" or "REMICS" and the "MASTER REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

    Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Code Section 856(c)(4)(A); "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and whether the income on the certificates is interest described in Code Section 856(c)(3)(B).


 A. REGULAR CERTIFICATES

    General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.



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

    Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

    Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

    Regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

    In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

    Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below.
The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans.
That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.


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

    Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "SUPER-PREMIUM CERTIFICATES"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Regular Certificates-Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

    Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under "--Regular Certificates-Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

    Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

       o     adding

             o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment


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

                 Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

             o any payments included in the stated redemption price at maturity received during the same accrual period, and

       o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

    A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

       o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less

       o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

    Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

    The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

    Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be


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

the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

    Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates. If such an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Regular Certificates-Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

    Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

    Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a



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

fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

    A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

    Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

    Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

    Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.



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

    Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes "Market Discount," and (b) to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income. In addition, the Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

    The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

    Accrued Interest Certificates. Certain of the Regular Certificates ("PAYMENT LAG CERTIFICATES") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

    Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

    Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

    Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable


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year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

    Subsequent Recoveries. Class Certificate Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Pooling and Servicing Agreement-Realization Upon Defaulted Mortgage Loans-Application of Liquidation Proceeds." An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

    Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences-Non-REMIC Certificates-d. Non-U.S. Persons" above.

    Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from back-up withholding, the certificateholder must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences-Non-REMIC Certificates-d. Non-U.S. Persons" above.


 B. RESIDUAL CERTIFICATES

    Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

    A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular


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interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

    Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under "-- Regular Certificates-Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

    The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

    A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

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

    Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

    For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption "Subsequent Recoveries."

    Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

    In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

    Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "---Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "---Non-U.S. Persons."

    Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the

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

Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

    In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

    Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

    Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

    Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

    Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences --- REMIC Certificates --- b. Residual Certificates." Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences --- Tax Restrictions on Transfer of Residual Certificates --- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences --- b. Residual Certificates --- Mark to Market Rules," "--- Excess Inclusions" and "Material Federal Income Tax Consequences --- Tax Related Restrictions on Transfers of Residual Certificates --- Foreign Investors."

    Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences --- Prohibited Transactions and Other Taxes" and "--- REMIC Certificates --- a. Regular Certificates --- Treatment of Realized Losses" in the prospectus.

    As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless

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

they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.


PROHIBITED TRANSACTIONS AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

    In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

    Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

       o a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or

       o seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.


ADMINISTRATIVE MATTERS

    Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

    Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

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TAX-EXEMPT INVESTORS

    Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "---Residual Certificates-Excess Inclusions."


TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

    Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "DISQUALIFIED ORGANIZATION." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

    A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity.
The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

    To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

    Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences---Non-REMIC Certificates---Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational

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

documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

    Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "offshore location"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

    Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and (c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate,
(b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

    The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

    As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the

2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the Certificates.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

    The following describes certain considerations under ERISA and the Code, which apply to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

    ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") including fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to the described ERISA considerations, subject to the provisions of applicable state law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code
Section 503.

    On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101) (the "Plan Assets Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer, or providing services with respect to those assets, could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Certificates issued by a trust are treated as equity interests under the Plan Assets Regulation.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be or result in a prohibited transaction under ERISA Sections 406 and 407 subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

    The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

    While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

       o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

       o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a "Designated Transaction");

       o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings ("Fitch");

       o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

       o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

       o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933 as amended.

    The issuer must also meet the following requirements:

       o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

       o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

       o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

    Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

       o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

       o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

       o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

       o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

    The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

    The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

    The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

    Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

    The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

    All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

    Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

       o by negotiated firm commitment underwriting and public reoffering by underwriters;

       o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

       o by placement directly by the depositor with institutional investors.

    A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

    If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                 LEGAL MATTERS

    The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

                             FINANCIAL INFORMATION

    A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

    It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

    Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                        PAGE
                                      ------

1986 Act............................      69
2001 Act............................      83
2003 Act............................      83
Agency Securities...................      14
Amortizable Bond Premium Regulations      66
Applicable Amount...................      82
ARM Loans...........................      69
Asset Conservation Act..............      63
CERCLA..............................      63
Certificate Account.................      46
Class Certificate Balance...........      30
Code................................  26, 65
Contingent Regulations..............      74
Contributions Tax...................      84
Deferred Interest...................      70
Designated Transaction..............      88
DOL.................................      87
Eleventh District...................      36
excess inclusion....................      82
excess servicing....................      68
FHLBSF..............................      36
Fitch...............................      88
Garn-St Germain Act.................      64
Insured Expenses....................      47
Legislative History.................      69
Liquidated Mortgage.................      54
Loan-to-Value Ratio.................      16
Master REMIC........................      73
Moody's.............................      88
Mortgage Assets.....................      14
National Cost of Funds Index........      36
Non-U.S. Person.....................      71
offshore location...................      86
OID.................................      65
OID Regulations.....................      69
OTS.................................      36
Parties in Interest.................      87
Payment Lag Certificates............      79
phantom income......................      81
Plan Assets Regulation..............      87
Plans...............................      87
pre-issuance accrued interest.......      79
Prepayment Assumption...............      69
Private Mortgage-Backed Securities..      14
Prohibited Transactions Tax.........      84
RCRA................................      63
Regular Certificateholders..........      74
Regular Certificates................      73
Relief Act..........................      64
REMIC Certificates..................      72
REMICs..............................      73
Residual Certificates...............      73
Restricted Group....................      89
S&P.................................      88
SMMEA...............................      89
Stripped ARM Obligations............      70
Stripped Bond Certificates..........      68
STRIPPED COUPON CERTIFICATES........      68
Subsidiary REMIC....................      73
Super-Premium Certificates..........      75
Title V.............................      64
U.S. Person.........................  71, 85
Underwriter Exemptions..............      88
W-8BEN..............................      71


                   INDYMAC INDX MORTGAGE LOAN TRUST 2005-AR18
                                     ISSUER


                                INDYMAC MBS, INC.
                                    DEPOSITOR


                           [IndyMac Bank, F.S.B. LOGO]
                           SELLER AND MASTER SERVICER

                                 $2,363,543,100
                                  (APPROXIMATE)



              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-AR18


                              --------------------
                              PROSPECTUS SUPPLEMENT
                              --------------------



                              GOLDMAN, SACHS & CO.


   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Mortgage Pass-Through Certificates, Series 2005-AR18 in any state where the offer is not permitted.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2005-AR18 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2005-AR18 will be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.


                               SEPTEMBER 2, 2005